CONFIDENTIAL TREATMENT Exhibit 10.1
Execution Version
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

AMENDED AND RESTATED
RESEARCH COLLABORATION, PRODUCT DEVELOPMENT
AND LICENSE AGREEMENT

by and between

NGM BIOPHARMACEUTICALS, INC.
and
MERCK SHARP & DOHME CORP.

AMENDED AND RESTATED RESEARCH COLLABORATION, PRODUCT DEVELOPMENT AND LICENSE AGREEMENT
This Amended and Restated Research Collaboration, Product Development and License Agreement (this “Agreement”) is effective as of June 30, 2021 (the “A&R Effective Date”), and is entered into by and between NGM BIOPHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware (“NGM”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of Delaware (“Merck”). Each of Merck and NGM may be referred to herein individually as a “Party” and collectively as “Parties.”
RECITALS:
WHEREAS, NGM is a drug discovery company with a unique research platform for the identification of drug targets and expertise in the discovery and development of transformational biologics;
WHEREAS, as of the Original Execution Date (as hereinafter defined), NGM had a research and development program with respect to its proprietary NP201 Compounds (as hereinafter defined) and controlled certain intellectual property and technology in connection therewith;
WHEREAS, Merck and its Affiliates possess expertise in the research, development and commercialization of pharmaceutical products;
WHEREAS, the Parties executed that certain Research Collaboration, Product Development and License Agreement on February 18, 2015 (such date, the “Original Execution Date” and such agreement, as amended by the First Amendment to Research Collaboration, Product Development and License Agreement effective as of January 1, 2016, the letter agreement entered into by the Parties dated March 15, 2019, the letter agreement entered into by the Parties dated October 2, 2019 and the letter agreement entered into by the Parties dated March 12, 2021, the “Original Agreement”), pursuant to which (a) the Parties established a broad research and development collaboration across NGM’s then present and future portfolio of unpartnered drug candidates, (b) Merck obtained a license to NP201 Compounds, (c) NGM pursued compelling and therapeutically-useful biology that was disease area agnostic, and further innovated in antibody and protein engineering to discover, develop and deliver especially inventive, novel therapies that could improve the lives of patients around the world and that had unambiguous, promotable advantages with respect to existing treatments, and (d) Merck (i) pursuant to the Original Agreement had the option and (ii) pursuant to this Agreement, has the option, in each case, to develop and commercialize such therapies upon reaching milestones designated therein and herein, as applicable;

WHEREAS, pursuant to a letter dated March 1, 2019, Merck terminated the NP201 Program for convenience pursuant to Section 13.2.2 of the Original Agreement, and the effective date of such termination was May 31, 2019;
WHEREAS, pursuant to an email between [***] dated [***], Merck was permitted to continue certain research activities using the NP201 Compounds;
WHEREAS, the Parties desire to amend and restate the Original Agreement to (a) focus the research and development collaboration going forward from and after the A&R Effective Date to certain drug candidates and targets specified herein in the field of ophthalmology, the field of cardiovascular and metabolic diseases and, with respect to [***] only, the field of [***], (b) specify the options granted to Merck to develop and commercialize such therapies upon reaching milestones designated herein, (c) allow NGM to continue researching and developing all Other Collaboration Compounds (as defined herein) and all Selected Oncology Collaboration Compounds (as defined herein), which are outside of this revised collaboration scope, as Non-Qualifying Compounds pursuant to the terms and conditions of this Agreement, and (d) grant Merck certain rights of negotiation over the research programs related to such Other Collaboration Compounds and Selected Oncology Collaboration Compounds, in each case (a) – (d), pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Merck and NGM hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.
1.1    “A&R Effective Date” shall have the meaning set forth in the preamble to this Agreement.
1.2    “AAA” shall have the meaning set forth in Section 16.7.1.
1.3    “Acquiror” shall have the meaning set forth in Section 14.3.
1.4    “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

1.5    “Additional CVM Collaboration Target” shall mean any human DNA sequence, RNA sequence, protein or peptide recommended by NGM for inclusion in the CVM Research Program and for which Merck provides notice of its inclusion decision in accordance with Section 4.1.10.
1.6    “Adjusted Net Sales” or “ANS” shall have the meaning set forth in Schedule 1.6.
1.7    “Advanced Amounts” shall have the meaning set forth in Section 7.5.2.
1.8    “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses the power to direct or cause the direction of the management, business and policies of such Person, whether through the ownership of more than fifty percent (50%) of the voting securities of such Person, by contract or otherwise.
1.9    “Agreement” shall have the meaning set forth in the preamble to this document.
1.10    “Agreement Payments” shall have the meaning set forth in Section 9.11.1.
1.11    “Alliance Manager” shall have the meaning set forth in Section 2.12.
1.12    “Allowable Expenses” shall have the meaning set forth in Schedule 1.6.
1.13    “Alternative Ophthalmology Merck Option” shall have the meaning set forth in Section 5.2.1(b).
1.14    “Anti-[***] Collaboration Compound” shall mean any Collaboration Compound (which may be an antibody drug conjugate) that Modulates [***], alone or together with its co-receptors, as an inhibitor or antagonist in a manner that satisfies the applicable Physiologically Relevant Threshold.
1.15    “Anti-C3 Collaboration Compounds” shall have the meaning set forth in Section 1.73.
1.16    “Anti-[***] Collaboration Compounds” shall have the meaning set forth in Section 1.73.
1.17    “Anti-[***] Collaboration Compounds” shall have the meaning set forth in Section 1.73.
1.18    “Antitrust Approvals” shall have the meaning set forth in Section 16.18.2.
1.19    “Auditee” shall have the meaning set forth in Section 9.9.1.

1.20    “Auditing Party” shall have the meaning set forth in Section 9.9.1.
1.21    “[***]” shall mean [***].
1.22    “[***] Merck Option” shall have the meaning set forth in Section 5.2.1(d).
1.23    “[***] Research Program” shall have the meaning set forth in Section 2.1.2(c).
1.24    “[***] Research Program Tail Compounds” shall have the meaning set forth in Section 4.4.1(a)(ii).
1.25    “[***] Research Program Tail Compounds/Targets” shall mean the [***] Research Program Tail Compounds and [***] Research Program Tail Targets.
1.26    “[***] Research Program Tail Period” shall mean a Tail Period that Merck elects with respect to the [***] Research Program pursuant to Section 4.4.1(a)(ii).
1.27    “[***] Research Program Tail Target” shall have the meaning set forth in Section 4.4.1(a)(ii).
1.28    “[***] Research Program Term” shall have the meaning set forth in Section 4.1.3(c).
1.29    “Back-up Product/Compound” shall have the meaning set forth in Section 9.5.1(b).
1.30    “Back-up Research Program Development Candidate” shall have the meaning set forth in Section 9.5.1(a).
1.31    “Bankrupt Party” shall have the meaning set forth in Section 16.3.
1.32    “Baseline Budget Overage” shall have the meaning set forth in Section 7.5.3(a).
1.33    “Baseline Projected Plans and Budgets” shall have the meaning set forth in Section 7.5.3(a).
1.34    “Business Day” shall mean a day other than a Saturday, Sunday or a day that is a bank holiday in the US.
1.35    “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter of the Term shall begin on the Original Effective Date and end on the last day of the then current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.

1.36    “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the first Calendar Year of the Term shall begin on the Original Effective Date and end on December 31 of the then current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.
1.37    “CATALINA Clinical Study” shall mean the clinical trial titled “A Proof-of-Concept, Phase 2 Multicenter, Randomized, Double-Masked, Sham-Controlled Study of the Safety and Efficacy of Intravitreal Injections of NGM621 in Subjects with Geographic Atrophy (GA) Secondary to Age-Related Macular Degeneration (AMD)”.
1.38    “Change of Control” shall mean, with respect to a Party, and in the case of NGM, any Affiliate of NGM that Controls any of the NGM IP or other assets required for the Collaboration (including Collaboration Technology): (1) the sale of all or substantially all of such Party’s (or Affiliate’s, as applicable) assets or business relating to this Agreement; or (2) (a) the acquisition, directly or indirectly, by a Person or “group” (whether in a single transaction or multiple transactions) of more than fifty percent (50%) of the voting power of such Party (or Affiliate, as applicable) or of beneficial ownership (or the right to acquire such beneficial ownership) of more than fifty percent (50%) of the outstanding equity or convertible securities of such Party (or Affiliate, as applicable) (including by tender offer or exchange offer); (b) any merger, consolidation, share exchange, business combination, recapitalization, sale of a majority of assets (i.e., having a fair market value (as determined by the Board of Directors of such Party (or Affiliate, as applicable) in good faith) in excess of fifty percent (50%) of the fair market value of all the assets of such Party (or Affiliate, as applicable) and its subsidiaries immediately prior to such sale) or similar corporate transaction involving, directly or indirectly, such Party (or Affiliate, as applicable) (whether or not including one or more wholly owned subsidiaries of such Party (or Affiliate, as applicable)), other than: (i) transactions involving solely such Party (or Affiliate, as applicable) and/or one or more Affiliates, on the one hand, and one or more of such Party’s (or Affiliate’s, as applicable) Affiliates, on the other hand, and/or (ii) transactions in which the stockholders of such Party (or Affiliate, as applicable) immediately prior to such transaction hold at least fifty percent (50%) of the voting power of the surviving company or ultimate parent company of the surviving company; or (c) as a result of a single or multiple transaction(s) by a Person or group the occupation of, or the power to vote, a majority of the seats (other than vacant seats) on the board of directors (or similar governing body of such Party (or Affiliate, as applicable)) by any directors or Persons who were not: (i) members of such body on the Original Execution Date of this Agreement; (ii) appointed by members of such body on the Original Execution Date of this Agreement or by members of such body so appointed; or (iii) nominated for election to such body by any Persons described in preceding clauses (i) or (ii). For purposes of this definition, the terms

“group” and “beneficial ownership” shall have the meaning accorded in the Exchange Act.
1.39    “Clinical Study or Studies” shall mean human studies designed to measure the safety, efficacy, tolerability and appropriate dosage of a Program Compound, Research Program Development Candidate, Small Molecule Collaboration Compound, Product or Small Molecule Product, as the context requires, including Phase 1 Clinical Trials, any POC Trial, Phase 2 Clinical Trials, or Phase 3 Clinical Trials. “Clinical Studies” shall include: (a) any clinical studies that the JEDDC determines are necessary or useful to conduct in the Territory for Research Program Development Candidates, or (b) any clinical studies that the JLDDC determines are necessary or useful to conduct in the Territory for Program Compounds, Products or NGM Optioned Products to achieve or maintain Marketing Authorizations.
1.40    “CMC” shall mean chemistry, manufacturing and control.
1.41    “Code” shall have the meaning set forth in Section 16.3.
1.42    “Co-Detailing” shall mean, with respect to an NGM Optioned Product, the joint detailing of such Product by Merck and NGM through their respective sales forces to a prescriber target audience under the same trademark in the Co-Detailing Territory using a coordinated field sales force consisting of representatives of both Merck and NGM, all in accordance with ARTICLE 7 and the Co-Detailing Agreement.
1.43    “Co-Detailing Agreement” shall have the meaning set forth in Section 7.8.4.
1.44    “Co-Detailing Option” shall have the meaning set forth in Section 7.8.2.
1.45    “Co-Detailing Territory” shall mean the US.
1.46    “Collaboration” shall mean (a) prior to the A&R Effective Date, the research or Development activities undertaken by the Parties pursuant to the NP201 Research Collaboration and/or the Research Program, as the context requires and (b) on and after the A&R Effective Date, the research or Development activities undertaken by the Parties pursuant to the Research Program, including during any applicable Tail Period.
1.47    “Collaboration Compound” shall mean any antibody, peptide or other large molecule, or small molecule, that satisfies all the following criteria: (a) [***]; (b) [***]; and (c) [***]. For clarity, antagonists or inhibitors of NP319 or NP201 are included within the scope of Collaboration Compounds if they satisfy the criteria set forth in the preceding sentence and are not NP201 Compounds. Notwithstanding the foregoing, Collaboration Compound shall also include (x) [***] and (y) [***].

1.48    “Collaboration Compound Patents” shall have the meaning set forth in Section 12.4.1.
1.49    “Collaboration Invention” shall mean any discovery, improvement, process, method, composition of matter, article of manufacture or Know-How that is conceived, reduced to practice, and/or, with respect to Know-How, generated by or on behalf of either or both Parties or their respective Affiliates, subcontractors, licensees or sublicensees, as a result of activities undertaken as part of the Collaboration or as a result of research or Development activities undertaken under this Agreement, in each case, during the Research Program Term or any Tail Period.
1.50    “Collaboration Patent” shall mean a Patent Right that: (i) is Controlled by either or both Parties or their respective Affiliates at any time during the Term; and (ii) claims or covers a Collaboration Invention.
1.51    “Collaboration Target” shall mean any human DNA sequence, RNA sequence, protein or peptide that (a) [***], (b) [***]; provided, however, [***]. Schedule 1.51(b) will be updated by the Parties from time-to-time to reflect Additional CVM Collaboration Targets.
1.52    “Collaboration Technology” shall mean all Collaboration Inventions and Collaboration Patents.
1.53    “Combination Product” shall mean a pharmaceutical preparation in final form containing a Program Compound (or Small Molecule Collaboration Compound, as applicable) in combination with one or more additional active ingredients that: (i) are not Program Compounds (or Small Molecule Collaboration Compounds, as applicable); and (ii) are not proprietary to NGM; provided, however, that such additional active ingredients exclude fusion proteins and conjugate molecules of the Program Compound. For clarity, [***]. All references to Product and Small Molecule Product in this Agreement shall be deemed to include Combination Product, unless otherwise noted.
1.54    “Commercialization” or “Commercialize” shall mean any and all activities directed to the offering for sale and sale of a Product or Small Molecule Product, as applicable, both before and after Marketing Authorization has been obtained, including activities related to marketing, promoting, distributing, importing, exporting, selling and offering to sell Product or Small Molecule Product, as applicable. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.55    “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, the reasonable, diligent, good faith efforts to accomplish such objective in a timely manner as such Party would normally use to accomplish a similar objective under similar circumstances. [***] and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of the Collaboration Compound, Small Molecule Collaboration Compound, Product, Small Molecule Product, Optioned Compound, NGM Optioned Product or Tail Compound, as applicable, and the market(s) involved.
1.56    “Competing Pharma Change of Control” shall mean a Change of Control of NGM (or any Affiliate of NGM that Controls any of the NGM IP or other assets required for the Collaboration (including Collaboration Technology)) in which a company or group of companies acting in concert, for whom collective worldwide sales of [***] in the Calendar Year that preceded the Change of Control were [***], is the Acquiror as part of such Change of Control.
1.57    “Competing Program” shall have the meaning set forth in Section 4.7.2.
1.58    “Content” shall have the meaning set forth in Section 10.7.2(b).
1.59    “Control”, “Controls” or “Controlled by” shall mean with respect to any item of or right under any Patent Rights, Know-How or other intellectual property or technology, the possession (whether by ownership or license, other than pursuant to this Agreement) or ability of a Party or its Affiliate to grant access to, or a license or sublicense of, such items or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.
1.60    “Cost of Goods Sold” shall have the meaning set forth in Schedule 1.6.
1.61    “CVM Collaboration Compound” shall mean (a) any Collaboration Compound that, during the Research Program Term prior to the A&R Effective Date, NGM [***], (b) any Collaboration Compound discovered or identified after the A&R Effective Date pursuant to the CVM Research Program that Modulates a CVM Collaboration Target in a manner that satisfies the applicable Physiologically Relevant Threshold or (c) any Collaboration Compound discovered by NGM during the Research Program Term prior to the A&R Effective Date and then determined by NGM after the A&R Effective Date pursuant to the CVM Research Program to Modulate a CVM Collaboration Target in a manner that satisfies the applicable Physiologically Relevant Threshold. A CVM Collaboration Compound may be a bi-functional or multi-functional molecule, and such bi-functional or multi-functional CVM Collaboration Compound will become an Optioned Compound at the time Merck exercises the appropriate Merck Option pursuant to Section 5.3 and pays the applicable Option Fee pursuant to Section 9.4.

1.62    “CVM Collaboration Target” shall mean (a) [***] or (b) [***].
1.63    “CVM Merck Option” shall have the meaning set forth in Section 5.2.1(c).
1.64    “CVM Research Program” shall have the meaning set forth in Section 2.1.2(b).
1.65    “CVM Research Program Development Candidate” shall have the meaning set forth in Section 2.1.2(d).
1.66    “CVM Research Program Development Candidate Data Package” shall have the meaning set forth in Section 5.1.2.
1.67    “CVM Research Program Tail Compounds” shall have the meaning set forth in Section 4.4.1(a)(i).
1.68    “CVM Research Program Tail Compounds/Targets” shall mean the CVM Research Program Tail Compounds and CVM Research Program Tail Targets.
1.69    “CVM Research Program Tail Period” shall mean a Tail Period that Merck elects with respect to the CVM Research Program pursuant to Section 4.4.1(a)(i).
1.70    “CVM Research Program Tail Target” shall have the meaning set forth in Section 4.4.1(a)(i).
1.71    “CVM Research Program Term” shall have the meaning set forth in Section 4.1.3(b).
1.72    “Data Package” shall mean any POC Data Package or CVM Research Program Development Candidate Data Package.
1.73    “Designated Ophthalmology Collaboration Compound” shall mean (a) the compound designated by NGM as of the A&R Effective Date as NGM621, as further described on Schedule 1.73 (“NGM621”) or any other Collaboration Compound that Modulates C3, alone or together with its co-receptors, as an antagonist or inhibitor in a manner that satisfies the applicable Physiologically Relevant Threshold (collectively with NGM621, “Anti-C3 Collaboration Compounds”), (b) any Collaboration Compound that Modulates [***], alone or together with its co-receptors, as an antagonist or inhibitor in a manner that satisfies the applicable Physiologically Relevant Threshold (collectively, “Anti-[***] Collaboration Compounds”) and (c) any Collaboration Compound that Modulates[***], alone or together with its co-receptors, as an antagonist or inhibitor in a manner that satisfies the applicable Physiologically Relevant Threshold (collectively, “Anti-[***] Collaboration Compounds”). A Designated Ophthalmology Collaboration Compound may be a bi-functional or multi-functional molecule, and such bi-functional or multi-functional Designated Ophthalmology Collaboration Compound will become an Optioned Compound at the time Merck exercises the appropriate Merck Option pursuant to Section 5.3 and pays the applicable Option Fee pursuant to Section 9.4; provided, however, that with respect to [***].
1.74    “Designated Ophthalmology Collaboration Target” shall mean (a) complement C3 with [***] (“C3”), (b) [***] or (c) [***].
1.75    “Develop” shall mean all non-clinical activities and clinical activities designed to obtain any Marketing Authorization of a Collaboration Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product, as applicable, in accordance with this Agreement or to be used in the Commercialization of the Product or Small Molecule Product (except for Phase 4 Clinical Trials), including the toxicology studies, pharmacokinetic, pharmacodynamic and other non-clinical studies, statistical analysis and report writing, Clinical Study design, pre-Marketing Authorization medical affairs activities and operations, preparing and filing regulatory filings and all regulatory affairs related to the foregoing, as well as any and all activities pertaining to manufacturing and formulation development and lifecycle management, including new indications, new formulations and all other activities related to securing Marketing Authorization for such Collaboration Compound, Product, Small Molecule Collaboration Compound and/or Small Molecule Product. “Developing” and “Development” shall have correlative meanings.
1.76    “Development Costs” shall mean, with respect to an NGM Optioned Product, all costs, including:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***];

(i)    [***]; and
(j)    [***].
1.77    “Development Costs Report” shall have the meaning set forth in Section 7.5.4.
1.78    “Direct Marketing Expenses” shall have the meaning set forth in Schedule 1.6.
1.79    “Distribution Expenses” shall have the meaning set forth in Schedule 1.6.
1.80    “Early Development” shall mean, with respect to each Research Program Development Candidate, the Development of such Research Program Development Candidate (including conducting pre-clinical studies, pre-POC CMC and other process development for such Research Program Development Candidate) and any Clinical Studies of such Research Program Development Candidate through and including the first POC Trial of such Research Program Development Candidate. For clarity, “Early Development” will not include any Development activities undertaken following completion of the first POC Trial for the applicable Research Program Development Candidate.
1.81    “EMA” shall mean the European Medicines Agency or any successor thereto.
1.82    “End Year” shall have the meaning set forth in Section 4.4.1(c).
1.83    “EU” or “European Union” shall mean the European Union and its then-current member states. As of the A&R Effective Date, such member states are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czechia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden. Notwithstanding the foregoing, EU shall at all times include the United Kingdom.
1.84    “Exchange Act” shall have the meaning set forth in Section 16.21.2.
1.85    “Excluded Claim” shall have the meaning set forth in Section 16.7.6.
1.86    “Excluded Compound” shall mean any and all Retained Compounds and Partnered Compounds.
1.87    “Excluded Target” shall mean any and all Retained Targets and Partnered Targets.
1.88    “Existing Collaboration Agreements” shall mean: (i) the Collaboration Agreement dated as of June 14, 2013 by and between MedImmune Limited and NGM, as amended by that certain Amendment to Collaboration Agreement dated February 14, 2014; (ii) the

Research Collaboration and License Agreement dated as of March 26, 2012 by and between Daiichi Sankyo Company Limited and NGM; and (iii) the Research, Development and Commercialization Agreement dated as of September 7, 2011 by and between Juvenile Diabetes Research Foundation International and NGM, as amended by that certain First Amendment to the Research, Development and Commercialization Agreement dated as of August 14, 2013; in each case, as any such agreement may subsequently be amended from time to time following the Original Execution Date by such parties, in accordance with, and subject to, Section 4.9.
1.89    “External Costs” shall have the meaning set forth in Section 4.2.2(a).
1.90    “External Costs True Up Report” shall have the meaning set forth in Section 4.2.2(e).
1.91    “Field” shall mean any and all uses in humans and animals.
1.92    “Filing” of an NDA shall mean the acceptance by a Regulatory Authority of an NDA for filing.
1.93    “Finance Working Group” shall have the meaning set forth in Section 2.11.
1.94    “Firewall Procedures” shall have the meaning set forth in Section 4.7.3.
1.95    “First Commercial Sale” shall mean, with respect to any Product or Small Molecule Product in any country, the first sale for end use or consumption of such Product or Small Molecule Product, as the case may be, in such country by Merck or its Affiliates or sublicensees, excluding, however, any sale or other distribution for use in a Clinical Study.
1.96    “First Extension Period” shall have the meaning set forth in the Original Agreement.
1.97    “FTE” or “Full Time Equivalent” shall mean [***] hours of work devoted to or in support of Collaboration or Development activities under this Agreement that is carried out by one or more qualified employees of NGM or Merck, as applicable. In no event shall a single individual account for more than one FTE in any Calendar Year.
1.98    “FTE Rate” shall mean, as of the A&R Effective Date, a rate of [***] for one Full Time Equivalent. The FTE Rate will be adjusted for the second and each additional (if any) Calendar Year of the Research Program Term and the Tail Period, if any, beginning for the 2022 Calendar Year, based on the percentage change in the All Items Consumer Price Index (“CPI”) for the San Francisco-Oakland-San Jose, California area from one Calendar Year to the next.

1.99    “FTE True Up Report” shall have the meaning set forth in Section 4.2.2(e).
1.100    “Generic Bioequivalent Product” shall mean, with respect to a Product or Program Compound in a particular country, any pharmaceutical product or compound that: (i) contains the same active pharmaceutical ingredients as such Product or Program Compound; (ii) is bioequivalent, biosimilar or interchangeable to such Product or Program Compound, as applicable; and (iii) is sold in such country by a Person that is not a sublicensee of Merck or its Affiliates with respect to such Product or Program Compound, as applicable, and did not purchase such product or compound in a chain of distribution that included any of Merck, its Affiliates or sublicensees.
1.101    “Generic Small Molecule Product” shall mean, with respect to a Small Molecule Product or Small Molecule Collaboration Compound in a particular country, any pharmaceutical product or compound that: (i) contains the same active pharmaceutical ingredients as such Small Molecule Product or Small Molecule Collaboration Compound; (ii) is bioequivalent or interchangeable to such Small Molecule Product or Small Molecule Collaboration Compound, as applicable; and (iii) is sold in such country by a Person that is not a sublicensee of Merck or its Affiliates with respect to such Small Molecule Product or Small Molecule Collaboration Compound, as applicable, and did not purchase such product or compound in a chain of distribution that included any of Merck, its Affiliates or sublicensees.
1.102    “Global Commercialization Plan” shall mean, with respect to an NGM Optioned Product, a written plan that describes Merck’s plans for anticipated launch date, the pre-launch, launch and subsequent promotion and commercialization of such Product in the Territory ([***] (subject to compliance with, and consideration of, Law)), any Phase 4 Clinical Trials and medical affairs strategies, and the anticipated associated budget for such activities. For clarity, and notwithstanding Section 7.6, each Global Commercialization Plan will be updated by Merck from time-to-time as determined reasonably necessary by Merck, but in no event more than once per Calendar Year.
1.103    “GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together, with respect to work performed in a country other than the United States, with any similar standards of good laboratory practice as are required by any Regulatory Authority in such country.
1.104    “GMP” or “Good Manufacturing Practice” shall mean the applicable then-current standards for conducting manufacturing activities for pharmaceutical products (or active pharmaceutical ingredients) as are required by any applicable Regulatory Authority in the Territory.
1.105    “Heart Failure” shall mean the condition consisting of symptoms of heart failure in humans in which [***], i.e., heart failure with preserved ejection fraction (HFpEF).
1.106    “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.
1.107    “HSR Conditions” shall mean the following conditions, collectively: (a) the waiting period under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transaction contemplated by this Agreement or any material portion hereof shall be in effect; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending; and (d) no requirements or conditions shall have been imposed by the United States Department of Justice or Federal Trade Commission (as applicable) in connection with the filings by the Parties under the HSR Act, other than requirements or conditions that are satisfactory to the Party on whom such requirements or conditions are imposed.
1.108    “Human Materials” shall have the meaning set forth in Section 8.3.
1.109    “IND” shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.110    “Indemnified Party” shall have the meaning set forth in Section 15.3.
1.111    “Indemnifying Party” shall have the meaning set forth in Section 15.3.
1.112    “Indication” shall mean a separate and distinct disease or medical condition in humans for which a Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound that is in Clinical Studies, or for which an IND has been filed, is intended to treat, prevent and/or diagnose, and/or for which a Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, has received Marketing Authorization. For purposes of this Agreement, each of [***] shall be considered separate disease/medical conditions and thus form separate Indications for a particular Product, Program Compound, Small Molecule Product or Small Molecule Collaboration Compound, as applicable.
1.113    “Indirect Marketing Expenses” shall have the meaning set forth in Schedule 1.6.

1.114    “Initial Research Program Term” shall mean the period starting after the Original Effective Date and ending five (5) years thereafter.
1.115    “Information” shall mean any and all information and data, including all scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.
1.116    “IP Working Group” shall have the meaning set forth in Section 2.11.
1.117    “Joint Collaboration Patents” shall have the meaning set forth in Section 12.2.3.
1.118    “Joint Commercialization Committee” or “JCC” shall have the meaning set forth in Section 2.9.1.
1.119    “Joint Early Discovery & Development Committee” or “JEDDC” shall have the meaning set forth in Section 2.5.
1.120    “Joint Executive Committee” or “JEC” shall have the meaning set forth in Section 2.4.
1.121    “Joint Late Discovery & Development Committee” or “JLDDC” shall have the meaning set forth in Section 2.6.
1.122    “Joint Research Committee” or “JRC” shall have the meaning set forth in Section 2.5.
1.123    “Know-How” shall mean any and all proprietary and confidential data, information, trade secrets and materials (whether patentable or not) including: (a) discoveries, improvements or technology; (b) tests, assays, techniques, data (including non-clinical and clinical data), methods, procedures, formulas or processes; (c) technical and non-technical data and other information relating to any of the foregoing; and (d) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials.
1.124    “Law” shall mean, to the extent applicable: (i) any United States federal, state or local or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation (including the Act); (ii) any federal, state or local or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation in any country in the Territory outside the United States; (iii) any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority in the Territory, or (iv) any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.125    “License Fees” shall have the meaning set forth in Schedule 1.6.
1.126    “Licensed Infringement” shall have the meaning set forth in Section 12.4.1.
1.127    “[***]” shall have the meaning set forth in Section [***].
1.128    “Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Product, Program Compound, NGM Optioned Product, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, in any country (including all applicable governmental pricing and reimbursement approvals even if not legally required to sell Product, Program Compound, NGM Optioned Product, Small Molecule Product or Small Molecule Collaboration Compound, as applicable, in a country).
1.129    “Merck” shall have the meaning given such term in the preamble to this Agreement.
1.130    “Merck Collaboration Prosecuted Patents” shall have the meaning set forth in Section 12.2.2.
1.131    “Merck Indemnified Parties” shall have the meaning set forth in Section 15.2.
1.132    “Merck IP” shall mean the Merck Patent Rights and Merck Know-How.
1.133    “Merck Know-How” shall mean any and all Know-How, patentable or otherwise, that: (i) is Controlled by Merck or its Affiliates (subject to Section 14.3) as of the Original Execution Date or during the Original Research Program Term, the New Research Program Term or Tail Period, if any; (ii) is not generally known; and (iii) is or was contributed by Merck for use in the Collaboration, including prior to the A&R Effective Date; provided that, for purposes of Section 5.7.1, any Know-How first contributed by Merck after the A&R Effective Date shall not constitute “Merck Know-How” for purposes of the license with respect to any Non-Qualifying Compound or Refused Candidate that has been deemed as such as of the A&R Effective Date.
1.134    “Merck Option” shall mean any Ophthalmology Merck Option, Alternative Ophthalmology Merck Option, CVM Merck Option or [***] Merck Option.
1.135    “Merck Patent Rights” shall mean Patent Rights that: (i) are Controlled by Merck or its Affiliates (subject to Section 14.3) as of the Original Execution Date or during the Original Research Program Term, the New Research Program Term or Tail Period, if any; and (ii) claim Merck Know-How; provided that, [***].

1.136    “Merck Product Patents” shall mean Patent Rights that: (i) are Controlled by Merck or its Affiliates (subject to Section 14.3); (ii) claim or cover the composition of matter or method of manufacture or use of a Program Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product; and (iii) are filed as of or after the Original Execution Date.
1.137    “Merck Proprietary Compound” shall have the meaning set forth in Section 1.247.
1.138    [***] shall mean [***].
1.139    “Milestone Product” shall have the meaning set forth in Section 9.5.1(b).
1.140    “Modulates” shall mean interacts directly with a target and activates, agonizes, antagonizes or inhibits such target, alone or together with its signaling partners or co-factors.
1.141    “Modulation Category” shall mean one of the following forms of interaction between a particular Collaboration Compound and its applicable Collaboration Target: (a) such Collaboration Compound activates or agonizes such Collaboration Target when tested in an in vitro activity assay expressing such Collaboration Target (alone or together with its co-receptors, if any), unless such Collaboration Compound, when tested in an applicable animal model, causes a physiologic outcome that is characteristic, in such animal model, of molecules that antagonize or inhibit such Collaboration Target, in which case such Collaboration Compound shall be deemed to be included in clause (b) below; or (b) such Collaboration Compound antagonizes or inhibits such Collaboration Target when tested in an in vitro activity assay expressing such Collaboration Target (alone or together with its co-receptors, if any) unless such Collaboration Compound, when tested in an applicable animal model, causes a physiologic outcome that is characteristic, in such animal model, of molecules that activate or agonize such Collaboration Target, in which case such Collaboration Compound shall be deemed to be included in clause (a) above.
1.142    “NDA” shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act or similar application or submission for Marketing Authorization of a Product, Program Compound, Small Molecule Product, or Small Molecule Collaboration Compound filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.
1.143    “Net Sales” shall mean, subject to Section 9.6.1(f), the gross invoice price (not including value added taxes, sales taxes or similar taxes) of Product, Program Compound (pursuant to Section 9.6.1(f), NGM Optioned Product, Small Molecule Product, or Small Molecule Collaboration Compound (pursuant to Section 9.6.1(f)), as applicable, sold by Merck or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***]; and
(f)    [***].
With respect to sales of Combination Products, Net Sales for any such Combination Product in a particular country in the applicable Calendar Quarter shall be calculated as follows:
    (1)    Where all active ingredients in such Combination Product are sold separately in such country, Net Sales shall be calculated by [***] (the “Other Actives”).
    (2)    If the Product, NGM Optioned Product or Small Molecule Product, as applicable, component of the Combination Product is sold separately in such country, but none of the Other Actives is sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated [***].
    (3)    If the Product, NGM Optioned Product or Small Molecule Product, as applicable, component of the Combination Product is not sold separately in such country, but the Other Active(s) are sold separately in such country, Net Sales for the purpose of determining royalties due hereunder for the Combination Product will be calculated by [***].
    (4)    If neither the Product, NGM Optioned Product or Small Molecule Product, component nor the Other Actives are sold separately in such country, Net Sales for the purposes of determining royalties due hereunder for the Combination Product will be [***].

In applying the foregoing formulas for purposes of calculating the Net Sales of a Combination Product, Merck shall act in good faith and make determinations in accordance with Merck’s standard methods, consistently applied. [***].
1.144    “New Research Program” shall mean the Ophthalmology Research Program, the CVM Research Program, and the [***] Research Program.
1.145    “New Research Program Term” shall mean the period commencing on the A&R Effective Date and ending on the expiration pursuant to Section 4.1.3 or termination of (a) the Ophthalmology Research Program Term, (b) the CVM Research Program Term, and (c) the [***] Research Program Term, whichever expires or terminates last.
1.146    “New Research Program Year” shall mean the period from April 1 of a Calendar Year until March 31 of the following Calendar Year during the New Research Program Term, if any; provided, however, that the New Research Program Year 1 began on the A&R Effective Date and shall end on March 31, 2022, unless the commencement date for New Research Program Year 1 is otherwise described in a particular context.
1.147    “NGM” shall have the meaning given such term in the preamble to this Agreement.
1.148    “NGM Adjusted Net Sales Allocation” or “NGM ANS Allocation” shall have the meaning set forth in Section 7.5.1.
1.149    “NGM Adjusted Net Sales Share Option” or “NGM ANS Option” shall have the meaning set forth in Section 7.5.1.
1.150    “NGM ANS Option Cap” shall have the meaning set forth in Section 7.5.6.
1.151    “NGM Indemnified Parties” shall have the meaning set forth in Section 15.1.
1.152    “NGM IP” shall mean the NGM Know-How and NGM Patents.
1.153    “NGM Know-How” shall mean any and all Know-How, patentable or otherwise, including animal models, manufacturing technology and in vivo and in vitro screening assays and methods for optimization and characterization of compounds, that is: (i) Controlled by NGM or any of its Affiliates (subject to Section 14.3) as of the Original Execution Date or during the Term; and (ii) (a) to the extent Controlled during the Research Program Term and applicable Tail Period, if any, is reasonably necessary or useful, or (b) to the extent only Controlled after the expiration of the Research Program Term or applicable Tail Period, if any, is reasonably necessary, in each case of (ii) (a) and (b), for the research, Development, manufacture, use or Commercialization of Optioned Compounds, Optioned Products, Small Molecule Collaboration Compounds or Small

Molecule Products; provided, however, that “NGM Know-How” shall not include (A) any of NGM’s proprietary gene or peptide delivery technologies that are used solely for research purposes, including discovery of antibodies, peptides or other large molecule or small molecule compounds or (B) any Know-How that becomes Controlled by NGM or its Affiliates after the date of the [***] Data Package and [***].
1.154    “NGM Optioned Compound” shall mean an Optioned Compound as to which NGM has exercised the NGM ANS Option.
1.155    “NGM Optioned Product” shall mean any Product that incorporates or contains an NGM Optioned Compound.
1.156    “NGM Patents” shall mean Patent Rights that: (i) are Controlled by NGM or any of its Affiliates (subject to Section 14.3); (ii) claim or cover: (a) the composition of matter or method of manufacture or use of an Optioned Compound, Optioned Product, Small Molecule Collaboration Compound or Small Molecule Product; (b) NGM Know-How; or (c) (1) the Optioned Target Modulated by such Optioned Compound or Optioned Product; or (2) the Collaboration Target Modulated by such Small Molecule Collaboration Compound or Small Molecule Product; and (iii) are filed as of or after the Original Execution Date; provided, however, that the NGM Patents shall not include any Patent Rights that become Controlled by NGM or its Affiliates after the date of the [***] Data Package and [***]. The NGM Patents, as of the Original Execution Date, are set forth on Exhibit B-1 and the NGM Patents, as of the A&R Effective Date, are set forth on Exhibit B-2.
1.157    “NGM Prosecuted Patents” shall have the meaning set forth in Section 12.2.1.
1.158    “NGM621” shall have the meaning set forth in Section 1.73.
1.159    “Non-Identifiable Data” shall have the meaning set forth in Section 8.2.6.
1.160    “Non-Qualifying Compounds” shall mean any Collaboration Compound that is deemed a “Non-Qualifying Compound” pursuant to Section 4.5 or otherwise in accordance with this Agreement.
1.161    “Non-Qualifying Targets” shall mean any Collaboration Target that is deemed a “Non-Qualifying Target” pursuant to Section 4.5 or otherwise in accordance with this Agreement.
1.162    “NP201” shall mean: (a) growth and differentiation factor 15 (GDF15), with ACCESSION # Q99988 (Uniprot), a hormone identified by NGM as of the Original

Execution Date as potentially useful for the treatment of metabolic diseases, including diabetes and obesity; and (b) naturally occurring variants thereof.
1.163    “NP201 Compound” shall mean any antibody, peptide, or other large molecule, or small molecule, that: (a) [***]; and (b) is: (i) discovered or identified by NGM as of the Original Execution Date (including those molecules internally designated by NGM as of the Original Execution Date as NGM395, NGM386 and NGM160); (ii) [***]; (iii) any modified form, variants or derivatives of an antibody, peptide, or other large molecule, or small molecule, described in foregoing clause (i) or (ii); or (iv) [***]. For clarity, “NP201 Compound” expressly excludes any antibody, peptide, or other large molecule, or small molecule, [***], unless such antibody, peptide, or other large molecule, or small molecule, [***], in which case it will be deemed to be an NP201 Compound. For purposes of this definition, “NP201 Patent Rights” means Patent Rights that: (A) are Controlled by NGM or any of its Affiliates (subject to Section 14.3); (B) claim or cover: (1) the composition of matter or method of manufacture or use of a NP201 Compound or NP201 Product; (2) NP201 Know-How; or (3) NP319, including the use or modulation thereof; and (C) are filed as of or after the Original Execution Date. For purposes of this definition, “NP201 Know-How” means any and all Know-How (whether patentable or otherwise), including animal models, manufacturing technology and in vivo and in vitro screening assays and methods for optimization and characterization of compounds that is: (X) Controlled by NGM or any of its Affiliates (subject to Section 14.3) as of the Original Execution Date or during the Term; and (Y) to the extent Controlled during the period from the Original Effective Date through the NP201 Research Program Termination Date, is reasonably necessary or useful, or, to the extent only Controlled after the NP201 Research Program Termination Date, is reasonably necessary, in each case for the research, Development, manufacture, use or Commercialization of NP201 Compounds or NP201 Products; provided, however, that “NP201 Know-How” shall not include any of NGM’s proprietary gene or peptide delivery technologies that are used solely for research purposes, including discovery of antibodies, peptides or other large molecule or small molecule compounds.
1.164    “NP201 Know-How” shall have the meaning set forth in Section 1.163.
1.165    “NP201 Patent Rights” shall have the meaning set forth in Section 1.163.
1.166    “NP201 Product” shall mean any pharmaceutical preparation or Combination Product that incorporates or contains an NP201 Compound. For the sake of clarity, “NP201 Product” includes any formulation or dosage strength of such a pharmaceutical preparation.

1.167    “NP201 Program” shall mean all activities, rights and obligations of each Party under this Agreement relating to NP201 Compounds, including under the NP201 Research Collaboration.
1.168    “NP201 Program Termination” shall have the meaning set forth in Section 3.1.
1.169    “NP201 Program Termination Date” shall have the meaning set forth in Section 3.1.
1.170    “NP201 Research Collaboration” shall mean the research and Early Development program on NP201 that was conducted by NGM and Merck under the Original Agreement and terminated pursuant to the NP201 Program Termination.
1.171    “NP201 Reversion Compounds” shall have the meaning set forth in Section 3.2.2.
1.172    “NP201 Reversion Products” shall have the meaning set forth in Section 3.2.2.
1.173    “NP319” shall mean: (a) the cognate receptor for NP201, identified by NGM as of the Original Execution Date, [***]; and (b) naturally occurring variants thereof.
1.174    “Officials” shall have the meaning set forth in Section 8.2.3.
1.175    “Ophthalmology Merck Option” shall have the meaning set forth in Section 5.2.1(a).
1.176    “Ophthalmology Research Program” shall have the meaning set forth in Section 2.1.2(a).
1.177    “Ophthalmology Research Program Development Candidate” shall mean a Research Program Development Candidate that is a Designated Ophthalmology Collaboration Compound.
1.178    “Ophthalmology Research Program Tail Compounds” shall have the meaning set forth in Section 4.4.1(a)(i).
1.179    “Ophthalmology Research Program Tail Compounds/Targets” shall mean the Ophthalmology Research Program Tail Compounds and Ophthalmology Research Program Tail Targets.
1.180    “Ophthalmology Research Program Tail Period” shall mean a Tail Period that Merck elects with respect to the Ophthalmology Research Program pursuant to Section 4.4.1(a)(i).
1.181    “Ophthalmology Research Program Tail Target” shall have the meaning set forth in Section 4.4.1(a)(i).

1.182    “Ophthalmology Research Program Term” shall have the meaning set forth in Section 4.1.3(a).
1.183    “Option Fee” shall have the meaning set forth in Section 9.4.
1.184    “Option Period” shall have the meaning set forth in Section 5.3.1.
1.185    “Option Subject Compound” shall mean any (a) POC Compound that is the subject of an Ophthalmology Merck Option (i.e., a POC Compound that has been the subject of a completed POC Trial), which option has not expired unexercised, and any Related Compound (whether identified before or after exercise of such Merck Option) of such POC Compound, (b) Designated Ophthalmology Collaboration Compound that is the subject of an Alternative Ophthalmology Merck Option, which option has not expired unexercised, and any Related Compound (whether identified before or after exercise of such Merck Option) of such Designated Ophthalmology Collaboration Compound, (c) CVM Research Program Development Candidate that is the subject of a Merck Option (i.e., a CVM Collaboration Candidate that has been designated as a Research Program Development Candidate), which option has not expired unexercised, and any Related Compound (whether identified before or after exercise of such Merck Option) of such CVM Research Program Development Candidate or (d) [***] Research Program Development Candidate that is the subject of a Merck Option, which Merck Option has not expired unexercised, and any Related Compound (whether identified before or after exercise of such Merck Option) of such [***] Research Program Development Candidate.
1.186    “Optioned Compound” shall mean (a) NGM313 (MK-3655) and its Related Compounds and (b) any other Option Subject Compound as to which Merck has exercised the Merck Option pursuant to Section 5.3. An Option Subject Compound [***].
1.187    “Optioned Product” shall mean any pharmaceutical preparation that incorporates or contains any Optioned Compound, in any formulation, whether as the sole active ingredient or in combination with one or more other active agents.
1.188    “Optioned Target” shall mean (a) β-Klotho/FGFR1c and (b) with respect to a particular Optioned Compound, the Collaboration Target Modulated by such Optioned Compound.
1.189    “Original Agreement” shall have the meaning given such term in the preamble to this Agreement.

1.190    “Original Effective Date” shall mean March 17, 2015, the date that the Original Agreement became effective as determined in accordance with Section 16.17.1(b) of the Original Agreement.
1.191    “Original Execution Date” shall mean February 18, 2015.
1.192    “Original Research Program” shall have the meaning set forth in Section 2.1.1.
1.193    “Original Research Program Term” shall have the meaning set forth in Section 4.1.2(a).
1.194    “Other Actives” shall have the meaning set forth in Section 1.143.
1.195    “Other Collaboration Compound” shall mean (a) any Collaboration Compound other than (i) Designated Ophthalmology Collaboration Compounds, (ii) Selected Oncology Collaboration Compounds, (iii) Anti-[***] Collaboration Compounds, and (iv) CVM Collaboration Compounds and (b) any Related Compound with respect to any such Collaboration Compound (excluding items (i) – (iv), inclusive) in the foregoing clause (a).
1.196    “Other Collaboration Targets” shall mean all Collaboration Targets other than (a) Designated Ophthalmology Collaboration Targets, (b) Selected Oncology Collaboration Targets, (c) [***], (d) CVM Collaboration Targets and (e) [***]. For clarity, [***] is an Other Collaboration Target, but [***] is deemed to be a Selected Oncology Collaboration Target.
1.197    “Other Income” shall have the meaning set forth in Schedule 1.6.
1.198    “Outstanding Development Payments” shall have the meaning set forth in Section 7.5.5(a).
1.199    “Partnered Compound” shall mean any antibody, peptide, or other large molecule, or small molecule, that is Within 3rd Party Rights as a result of the rights of a Third Party Partner pursuant to the applicable Existing Collaboration Agreement; provided, however, that the applicable compound shall cease being a “Partnered Compound” as and to the extent set forth in Section 4.9. For clarity, “Partnered Compounds” do not include any antibody, peptide or other large molecule or small molecule that was discovered, identified or reduced to practice, or was otherwise researched or developed by, NGM or an Affiliate of NGM prior to the Original Effective Date or during the Research Program Term and applicable Tail Period, if any, and either: (a) [***]; or (b) [***].

1.200    “Partnered Target” shall mean any DNA sequence, RNA sequence, protein or peptide that is Within 3rd Party Rights as a result of the rights of a Third Party Partner with respect thereto pursuant to the applicable Existing Collaboration Agreement, subject to Section 4.9.3. For clarity, “Partnered Targets” do not include: (i) any DNA sequence, RNA sequence, protein or peptide that was discovered, identified or reduced to practice, or was otherwise researched or developed, and/or validated, by NGM or an Affiliate of NGM (subject to Section 14.3) during the conduct of the Collaboration; or (ii) any of those targets set forth on Schedule 1.51(b).
1.201    “Party” and “Parties” shall have the meaning given such terms in the preamble to this Agreement.
1.202    “Patent and Trademark Expenses” shall have the meaning set forth in Schedule 1.6.
1.203    “Patent Rights” shall mean any and all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and foreign equivalents of the foregoing.
1.204    “Payee” shall have the meaning set forth in Section 9.11.1.
1.205    “Payer” shall have the meaning set forth in Section 9.11.1.
1.206    “Payment” shall have the meaning set forth in Section 8.2.3.
1.207    “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.
1.208    “Personal Data” shall have the meaning set forth in Section 8.2.6.
1.209    “Phase 1 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).
1.210    “Phase 2 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).
1.211    “Phase 3 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).

1.212    “Phase 4 Clinical Trial” shall mean: (i) any human clinical trial (other than a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial) in any country which is conducted on a product for an Indication after Marketing Authorization for such product has been obtained from an appropriate Regulatory Authority in such country for such Indication, and includes: (a) clinical trials conducted voluntarily after Marketing Authorization for enhancing marketing or scientific knowledge of an approved Indication; or (b) trials conducted after Marketing Authorization due to request or requirement of a Regulatory Authority or as a condition of a previously granted Marketing Authorization; or (ii) any REMS/RMP related study of a product for an Indication after Marketing Authorization for such product has been obtained from an appropriate Regulatory Authority in such country for such Indication.
1.213    “Physiologically Relevant Threshold” means, unless the Parties agree upon different criteria for the applicable Collaboration Target, Non-Qualifying Target, Retained Target or Optioned Target, [***]: (a) for an antibody, peptide or large molecule, [***] or less with respect to such Collaboration Target, Non-Qualifying Target, Retained Target or Optioned Target, [***]; or (b) for small molecules, [***] or less with respect to such Collaboration Target, Non-Qualifying Target, Retained Target or Optioned Target, [***].
1.214    “POC Compound” shall mean a given Research Program Development Candidate or Tail Compound, as applicable, which is the subject of a POC Trial.
1.215    “POC Data Package” shall have the meaning set forth in Section 5.1.1.
1.216    “Post-Approval Product Development Expenses” shall have the meaning set forth in Schedule 1.6.
1.217    “Principal Investigator” shall mean Jin-Long Chen, Ph.D., Chief Scientific Officer of NGM as of the A&R Effective Date.
1.218    “Prior CDA” shall have the meaning set forth in Section 16.9.
1.219    “Product” shall mean any Optioned Product, in any formulation or dosage strength (and, for clarity, all formulations and dosage strengths of a given Product shall be considered the same Product for purposes of this Agreement).
1.220    “Product Development Plan and Budget” shall mean, with respect to a particular NGM Optioned Product, a development plan setting forth in reasonable detail specific Clinical Studies and related Development activities to be performed with respect to such NGM Optioned Product, through Marketing Authorization in the Territory, and in particular in each of the US, EU and Japan, and the budget for such Development activities.

1.221    “Product Liability Losses” shall have the meaning set forth in Schedule 1.6.
1.222    “Product Specific Manufacturing Variances” shall have the meaning set forth in Schedule 1.6.
1.223    “Program Compound” shall mean any Optioned Compound.
1.224    [Reserved.]
1.225    “Proof of Concept” or “POC” shall mean the demonstration of either: (a) [***]; or (b) [***].
1.226    “Proof of Concept Trial” or “POC Trial” shall mean with respect to any Research Program Development Candidate, Tail Compound or Optioned Compound, as applicable, the first human clinical trial that either: (i) is reasonably designed to; and/or (ii) actually does, establish POC in humans. For clarity, the concept of a “Proof of Concept Trial” is intended only to identify the time point at which the POC of a particular Research Program Development Candidate, Tail Compound or Optioned Compound has been demonstrated, and a “Proof of Concept Trial” is not [***].
1.227    “Protocol Amendment Costs” shall have the meaning set forth in Section 4.2.7(a).
1.228    “Providers” shall have the meaning set forth in Section 8.3.
1.229    “[***] Research Funding” shall have the meaning set forth in Section 4.2.2(c).
1.230    “[***]” shall have the meaning set forth in Section 9.5.1(b).
1.231    “Reference Product Sponsor” shall have the meaning set forth in Section 12.6.
1.232    “Refused Candidates” shall have the meaning set forth in Section 5.3.2.
1.233    “Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Program Compound, Small Molecule Collaboration Compound, Product or Small Molecule Product in the Territory, including, in the US, the FDA and any successor governmental authority having substantially the same function.
1.234    “Related Compound” shall mean, with respect to a POC Compound (which, notwithstanding Section 1.214, shall include NGM313 (MK-3655) as of the A&R Effective Date), a Designated Ophthalmology Collaboration Compound that is the subject of an Alternative Ophthalmology Merck Option that has not expired unexercised, a CVM

Research Program Development Candidate, a Selected Oncology Collaboration Compound, a [***] Research Program Development Candidate or an Other Collaboration Compound and the Collaboration Target that it Modulates, all: (i) other Collaboration Compounds that: (a) [***]; and (b) [***]; and (ii) [***] that: (a) [***]; (b) [***]; and (c) [***]. A Related Compound to a POC Compound, Designated Ophthalmology Collaboration Compound, CVM Research Program Development Candidate or [***] Research Program Development Candidate may be comprised of bi-functional or multi-functional molecules, and each such bi-functional or multi-functional Related Compound will become an Optioned Compound at the time Merck exercises the appropriate Merck Option for a POC Compound, Designated Ophthalmology Collaboration Compound, CVM Research Program Development Candidate or [***] Research Program Development Candidate, in each case, pursuant to Section 5.3 and pays the applicable Option Fee pursuant to Section 9.4; provided, however, [***]; provided, further, that if [***].
1.235    “Related Party” shall mean each of Merck, its Affiliates and their respective sublicensees (which term does not include distributors), as applicable.
1.236    “Requesting Party” shall have the meaning set forth in Section 10.7.2(b).
1.237    “Required Disclosure” shall have the meaning set forth in Section 10.7.2(a).
1.238    “Research Data Sets” shall have the meaning set forth in Section 8.2.6.
1.239    “Research Funding” shall have the meaning set forth in Section 4.2.2(c).
1.240    “Research Funding Budget” shall have the meaning set forth in Section 4.2.2(a).
1.241    “Research Funding Cap” shall have the meaning set forth in Section 4.2.2(a).
1.242    “Research Program” shall have the meaning set forth in Section 2.1.2(c).
1.243    “Research Program Development Candidate” shall mean (a) with respect to any determination made prior to the A&R Effective Date, any Collaboration Compound that has been determined by NGM, after reasonable discussion at the JRC (as defined in the Original Agreement), as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies and (b) with respect to any determination made after the A&R Effective Date, (i) with respect to the Ophthalmology Research Program, (A) any Ophthalmology Research Program Collaboration Compound (1) for which Merck has provided the notice described in Section 4.1.13(a)(i) or Section 4.1.13(c)(i) or (2) that is deemed to be a Research Program Development Candidate pursuant to Section 4.4.3(a)(iv), or (B) any Anti-[***] Collaboration Compound that has been determined by NGM as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies pursuant to and to the extent set forth in Section 4.1.13, (ii) with respect to the CVM Research Program, any CVM Research Program Collaboration Compound (A) for which Merck has provided the notice described in Section 4.1.13(a)(i) or Section 4.1.13(c)(i) or (B) that is deemed to be a Research Program Development Candidate pursuant to Section 4.4.3(b)(iv) and (iii) with respect to the [***] Research Program, any [***] Research Program Collaboration Compound that is deemed to be a Research Program Development Candidate pursuant to Section 4.4.3(c)(iv).
1.244    “Research Program Term” shall mean the Original Research Program Term together with the New Research Program Term.
1.245    “Retained Compounds” shall mean: (a) any antibody, peptide, or other large molecule, or small molecule, that activates or agonizes FGFR4 and thereby inhibits liver Cyp7A1 expression, including NGM282, variants or derivatives of FGF19, and fusion molecules of any such variants or derivatives; (b) any antibody, peptide, large molecule or small molecule compound that [***]; or (c) any antibody, peptide, or other large molecule, or small molecule, licensed by NGM from a Third Party after the Original Effective Date, provided that such antibody, peptide or other large molecule or small molecule: (i) does not Modulate a Collaboration Target (including any Optioned Target) in a manner that satisfies the applicable Physiologically Relevant Threshold; and (ii) was first licensed by NGM after such antibody, peptide or other large molecule, or small molecule, had been [***]. In no event will Retained Compounds include any antibody, peptide, or other large molecule, or small molecule that is identified, discovered or reduced to practice, or otherwise researched or developed, in the course of performing the Collaboration.
1.246    “Retained Target” shall mean any target that Merck and NGM mutually agreed in writing will not be researched in the course of the Research Program Term.
1.247    “Reversion Compound” shall mean, subject to Section 13.7, solely: (a) in the case of termination of one or more Optioned Compounds or Optioned Products, all Optioned Compound(s) associated with the relevant Merck Option [***]; or (b) in the case of termination of the NP201 Program, all NP201 Compound(s), as applicable, in each case of clauses (a) and (b), existing (i.e., identified or generated) as of the time of delivery of a notice of termination with respect thereto (by Merck under Section 13.2.4 or 13.2.5 (or Section 13.2.2 of the Original Agreement) or by NGM under Section 13.5); provided, however, that in all cases Reversion Compounds shall exclude any Merck proprietary compound that is not a Program Compound including any and all Small Molecule Collaboration Compounds (“Merck Proprietary Compound”).

1.248    “Reversion Product” shall mean, subject to Section 13.7, any Product that contains a Reversion Compound [***]; provided, however, that in all cases Reversion Products shall exclude any active ingredient in such Reversion Product that is a Merck Proprietary Compound or which active ingredient is not Controlled by Merck. For clarity, if a Combination Product includes a Reversion Compound together with another active ingredient that is a Merck Proprietary Compound or which active ingredient is not Controlled by Merck, such other active ingredient shall be excluded from the relevant Reversion Product (and from the Parties’ obligations under this Agreement with respect to Reversion Compounds and Reversion Products) and the remainder of such Combination Product shall be a Reversion Product.
1.249    “Reversion Trademarks” shall have the meaning set forth in Section 13.6.2(l).
1.250    “Reviewing Party” shall have the meaning set forth in Section 10.7.2(b).
1.251    “Revised Baseline Projected Plans and Budgets” shall have the meaning set forth in Section 7.5.3(a).
1.252    “Royalty Product” shall have the meaning set forth in Section 9.6.1.
1.253    “Royalty Term” shall have the meaning set forth in Section 9.6.1(d).
1.254    “Safety Issue” shall mean, with respect to a given Program Compound or Product: (a) an effect that is considered to be generally related to either the mechanism of action or the basic chemical structure of such Program Compound or Product which has led or is reasonably expected to lead to (i) the issuance by the FDA or the EMA of a non-approvable letter or non-approval letter to a Third Party for such Third Party’s compound with the same mechanism of action or the basic chemical structure of such Program Compound or Product or (ii) the required withdrawal from the market of any compound with the same mechanism of action or the basic chemical structure of such Program Compound or Product; (b) a Regulatory Authority or safety data review board for a Clinical Study or Studies of such Program Compound or Product has required termination or suspension of a Clinical Study or Studies of such Program Compound or Product; or (c) Merck or its Affiliate reasonably believes in good faith, after due inquiry and in a manner consistent with Merck’s then-current decision-making policies and procedures with respect to such a determination, that termination of the further Development of such Program Compound or Product is warranted because there is an unacceptable risk for harm in humans either based upon the observation of serious adverse effects in humans after such Program Compound or Product has been administered to or taken by humans or based upon pre-clinical in vitro or animal data that is predictive of serious adverse effects in humans.

1.255    “Second Extension Period” shall have the meaning set forth in the Original Agreement.
1.256    “Selected Oncology Collaboration Compound” shall mean (a) the compound designated by NGM as of the A&R Effective Date as NGM707, (b) the compound designated by NGM as of the A&R Effective Date as NGM120, (c) the compound designated by NGM as of the A&R Effective Date as [***] and (d) the compound designated by NGM as of the A&R Effective Date as NGM438, in each case of (a), (b), (c) and (d), as further described on Schedule 1.256.
1.257    “Selected Oncology Collaboration Target” shall mean (a) the combination of (i) immunoglobulin-like transcript 2 [***] (“ILT2”) and (ii) immunoglobulin-like transcript 4 [***] (“ILT4”, together with ILT2, “ILT2/ILT4”), (b) glial cell-derived neurotrophic factor receptor alpha-like with [***] (“GFRAL”), (c) [***] and (d) leukocyte associated immunoglobulin like receptor 1 [***] (“LAIR1”).
1.258    “Self-Funded Allocation Amount” shall have the meaning set forth in Section 7.5.2.
1.259    “Selling Expenses” shall have the meaning set forth in Schedule 1.6.
1.260    “Senior Executives” shall mean (a) with respect to Merck, [***]; and (b) with respect to NGM, the Chief Scientific Officer or the Chief Executive Officer, as the case may be and depending on the nature of the dispute at issue.
1.261    “Sensitive Information” shall have the meaning set forth in Section 14.2.3.
1.262    “Significant Event” shall have the meaning set forth in the Original Agreement.
1.263    “Small Molecule Collaboration Compound” shall mean any small molecule that: (a) (i) with respect to any and all Collaboration Targets (including any Non-Qualifying Target), is identified, discovered, researched or developed by Merck during the Research Program Term and applicable Tail Period, if any, and that, but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM hereunder relating to such Collaboration Target would not have been so identified, discovered, researched or developed, or (ii) with respect to an Optioned Target, is identified, discovered, researched or developed by Merck during the Term and that, but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM hereunder relating to such Optioned Target, would not have been so identified, discovered, researched or developed; and (b) Modulates such Collaboration Target (whether a Non-Qualifying Target or an Optioned Target) in a manner that satisfies the applicable Physiologically Relevant Threshold. For clarity, “Small Molecule Collaboration Compounds” exclude any small molecule that Modulates a target that either: (i) is the same target as a Collaboration

Target, but that is identified, discovered, researched or developed by Merck or any Third Party partner of Merck independently from the Collaboration and that is not identified, discovered, researched or developed but for the use of confidential and proprietary NGM Know-How or other confidential and proprietary information provided by NGM or relating to the applicable Collaboration Target; or (ii) is an Excluded Target. For clarity, Small Molecule Collaboration Compounds do not include any NP201 Compounds. In addition, a small molecule that Modulates the same target as the Collaboration Target that is Modulated by a Collaboration Compound for which the POC Data Package is delivered will not automatically be considered a Small Molecule Collaboration Compound unless it meets the criteria described in clauses (a) and (b) above.
1.264    “Small Molecule Product” shall mean any pharmaceutical preparation that incorporates or contains a Small Molecule Collaboration Compound in any dosage strength or formulation, whether as the sole active ingredient or in combination with one or more other active agents. For clarity, a Small Molecule Product may be a Combination Product.
1.265    “Standstill Period” shall have the meaning set forth in Section 16.21.
1.266    “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement entered into between NGM and Merck contemporaneously with the Original Agreement.
1.267    “Study” shall mean the [***].
1.268    “T1D” shall mean type 1 diabetes.
1.269    “T2D” shall mean type 2 diabetes.
1.270    “Tail Compounds” shall mean the CVM Research Program Tail Compounds, the Ophthalmology Research Program Tail Compounds and the [***] Research Program Tail Compounds, as and to the extent applicable.
1.271    “Tail Compounds/Targets” shall mean the Tail Compounds and Tail Targets.
1.272    “Tail Period” shall mean, with respect to each New Research Program, the period commencing upon Merck’s first exercise, if any, of its right pursuant to Section 4.4.1(a) for such Research Program and ending as set forth in Section 4.4.1(c).
1.273    “Tail Targets” shall mean the CVM Research Program Tail Targets, the Ophthalmology Research Program Tail Targets and the [***] Research Program Tail Target, as and to the extent applicable.

1.274    “Tail Year” shall have the meaning set forth in Section 4.4.1(c).
1.275    “Taxes” shall have the meaning set forth in Section 9.11.1.
1.276    “Technical Issues” shall have the meaning set forth in the Original Agreement.
1.277    “Term” shall have the meaning set forth in Section 13.1.
1.278    “Territory” shall mean all of the countries in the world, and their territories and possessions.
1.279    “Testing Costs” shall have the meaning set forth in Schedule 1.6.
1.280    “Third Party” shall mean an entity other than Merck and its Affiliates, and NGM and its Affiliates.
1.281    “Third Party Partner” shall mean, for an Existing Collaboration Agreement, the Third Party that is the counterparty (to NGM) in such agreement.
1.282    “Third Party Patent Licenses” shall have the meaning set forth in Section 9.6.1(h).
1.283    “Total Deferred Costs” shall have the meaning set forth in Section 7.5.5(c).
1.284    “Transferred Compounds” shall have the meaning set forth in Section 14.4.1(a).
1.285    “Transferred Products” shall have the meaning set forth in Section 14.4.1(b)(i).
1.286    “Unpaid Costs” shall have the meaning set forth in Section 7.5.3(a).
1.287    “US” shall mean the United States of America, including its territories and possessions.
1.288    “US GAAP Standard Cost” shall have the meaning set forth in Schedule 1.6.
1.289    “Valid Patent Claim” shall mean any claim of an issued and unexpired patent within the Merck Product Patents, NGM Patents or Collaboration Patents that claims or covers [***], in each case which claim has not been revoked or held unenforceable, invalid or unpatentable by a court or other governmental body having competent jurisdiction in a decision for which no appeal can or has been taken, and which has not been rendered unenforceable through disclaimer denial or admission of invalidity or unenforceable through reissue, re-examination or otherwise.
1.290    “Violation” shall mean that either NGM, or any of its Affiliates, or its or their, officers or directors has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the US Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (https://oig.hhs.gov/exclusions/index.asp); and/or (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (https://oig.hhs.gov/exclusions/exclusions_list.asp) or the US General Services Administration's list of Parties Excluded from Federal Programs (https://sam.gov/SAM/pages/Public/searchRecords/advancedPIRSearch.jsf) (each of (a) and (b), singly and collectively, the “Exclusions Lists”).
1.291    “Withholding Tax Action” shall have the meaning set forth in Section 9.11.3.
1.292    “Within 3rd Party Rights” shall mean, with respect to a particular antibody, peptide, or other large molecule, or small molecule, DNA sequence or RNA sequence, that such antibody, peptide, or other large molecule, or small molecule, DNA sequence, or RNA sequence is covered by or within the scope of unexpired license rights or option rights granted by NGM to a Third Party Partner pursuant to the applicable Existing Collaboration Agreement, as of the applicable time.
1.293    “Working Group” shall have the meaning set forth in Section 2.11.
ARTICLE 2
COLLABORATION OVERVIEW; GOVERNANCE
2.1    Overview of Collaboration.
2.1.1    Original Agreement. Under the Original Agreement, the Parties undertook a broad collaboration that consisted, in general, of a broad research and early development program that was conducted by NGM (the “Original Research Program”), pursuant to which: (i) NGM conducted research, discovery and pre-clinical development efforts with respect to targets, other than Excluded Targets, and including targets that NGM identified through activities under the Collaboration whether intentionally directed at identification of targets or otherwise, in an effort to identify and develop Collaboration Compounds that Modulate such targets in a manner that satisfies the applicable Physiologically Relevant Threshold, without limitation with respect to a disease area of focus, as well as NGM’s innovation efforts in antibody and protein engineering, that was funded by Merck pursuant to the Original Agreement; and (ii) NGM conducted certain early stage clinical studies of certain Research Program Development Candidates arising from such research efforts through POC Trial and delivery of the Data Package associated with a POC Compound, that was funded by Merck pursuant to the Original Agreement;

2.1.2    Collaboration. Under this Agreement, the Parties are undertaking a Collaboration consisting, in general, of the following components:
(a)    a research and early development program to be conducted by NGM (or Merck, to the extent set forth in ARTICLE 4) during the Ophthalmology Research Program Term and the applicable Tail Period, if any, pursuant to which: (1) NGM (or Merck, to the extent set forth in ARTICLE 4) will conduct research and discovery efforts with respect to Designated Ophthalmology Collaboration Targets in an effort to identify and conduct research and pre-clinical development on Designated Ophthalmology Collaboration Compounds that Modulate such Designated Ophthalmology Collaboration Targets in a manner that satisfies the applicable Physiologically Relevant Threshold; and (2) NGM (or Merck, to the extent set forth in ARTICLE 4) will conduct certain early stage clinical studies of such Designated Ophthalmology Collaboration Compounds through each POC Trial and delivery of the Data Package associated with such POC Compound, in each case (1) and (2), with funding provided by Merck pursuant to ARTICLE 4 (collectively, the “Ophthalmology Research Program”);
(b)    a discovery and research program to be conducted by NGM (or Merck, to the extent set forth in ARTICLE 4) during the CVM Research Program Term and applicable Tail Period, if any, pursuant to which NGM (or Merck, to the extent set forth in ARTICLE 4) will conduct target validation research with respect to potential new CVM Collaboration Targets and conduct research and discovery efforts with respect to CVM Collaboration Targets (including any Additional CVM Collaboration Targets agreed upon by the Parties in accordance with Section 4.1.10), in an effort to identify and conduct research on CVM Collaboration Compounds that Modulate such CVM Collaboration Targets in a manner that satisfies the applicable Physiologically Relevant Threshold through Research Program Development Candidate determination pursuant to Section 4.1.13(a)(i) or Section 4.1.13(c)(i) or Section 4.4.3(b)(iii), as applicable, with funding provided by Merck pursuant to ARTICLE 4 (collectively, the “CVM Research Program”);
(c)    a research program to be conducted by NGM during the [***] Research Program Term and by Merck during the [***] Research Program Tail Period, pursuant to which NGM and Merck will conduct antibody-drug conjugate-related research on Anti-[***] Collaboration Compounds, with funding provided by Merck pursuant to ARTICLE 4 (collectively, the

“[***] Research Program” and together with the Original Research Program, the Ophthalmology Research Program and the CVM Research Program, the “Research Program”);
(d)    the grant to Merck of (i) an exclusive option,  with respect to Designated Ophthalmology Collaboration Compounds, exercisable no later than following review of the Data Package following the POC Trial for any Designated Ophthalmology Collaboration Compound that becomes a POC Compound or to the extent Merck is performing activities during the Ophthalmology Research Program Tail Period, in accordance with Section 4.4.2(b)(iii) and Section 4.4.3(a)(iii), to obtain an exclusive, worldwide license to such POC Compound and its Related Compounds, as further detailed in ARTICLE 5, (ii) the Alternative Ophthalmology Merck Option, as described in Section 5.2.1(b), (iii) an exclusive option, with respect to CVM Collaboration Compounds, exercisable no later than following the designation of any CVM Collaboration Compound as a Research Program Development Candidate (each, a “CVM Research Program Development Candidate”), to obtain an exclusive, worldwide license to such CVM Research Program Development Candidate and its Related Compounds, as further detailed in ARTICLE 5; and (iv) an exclusive option, with respect to Anti-[***] Collaboration Compounds, exercisable no later than following the designation of any [***] Collaboration Compound as a Research Program Development Candidate (each, a “[***] Research Program Development Candidate”), to obtain an exclusive, worldwide license to such [***] Research Program Development Candidate and its Related Compounds, as further detailed in ARTICLE 5;
(e)    in the event of exercise (in Merck’s sole discretion) of (A) the Merck Option with respect to a given POC Compound, CVM Research Program Development Candidate or [***] Research Program Development Candidate, as applicable, or (B) the Alternative Ophthalmology Merck Option with respect to Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, NGM will have an option to either: (i) receive milestones and royalties associated with such POC Compound, CVM Research Program Development Candidate, [***] Research Program Development Candidate, Anti-[***] Collaboration Compound or Anti-[***] Collaboration Compound, as applicable; or (ii) participate in the Adjusted Net Sales associated with such POC Compound, CVM Research Program Development Candidate, [***] Research Program Development Candidate, Anti-[***] Collaboration Compound or Anti-

[***] Collaboration Compound, as applicable, in exchange for co-funding a share of the Development Costs and Allowable Expenses associated with such POC Compound, CVM Research Program Development Candidate, [***] Research Program Development Candidate, Anti-[***] Collaboration Compound or Anti-[***] Collaboration Compound, as applicable, and an option to Co-Detail such POC Compound, CVM Research Program Development Candidate, [***] Research Program Development Candidate, Anti-[***] Collaboration Compound or Anti-[***] Collaboration Compound, as applicable, in the US, all as detailed and pursuant to ARTICLE 7, Schedule 7.8.4, and the related provisions of this Agreement; and
(f)    the grant to Merck of a worldwide, exclusive license by NGM, as of the A&R Effective Date, to pursue, at its sole option, the research and development and, if successful, commercialization of Small Molecule Collaboration Compounds that potentially Modulate one or more Collaboration Targets, as further set forth in ARTICLE 6.
2.2    General Roles of the Parties. In general, the Parties shall have the following roles, except as expressly set forth in this Agreement:
(a)    NGM shall have the sole right, in its sole discretion, to conduct all research, development and commercialization of all Non-Qualifying Targets, Non-Qualifying Compounds, Refused Candidates, Reversion Compounds and Reversion Products, subject to any royalty due to Merck as set forth in Section 9.7 (subject to Section 4.9.3) or Section 13.6.2(c), as applicable, and subject to NGM’s obligations to Merck pursuant to Section 4.7 and Section 5.8 and, as set forth in Section 4.5.5, Section 5.3.2 or Section 13.6.2(b), as applicable, all of Merck’s exclusivity pursuant to Section 4.6, option, license, exploitation, use, research, development, commercialization and manufacturing rights under this Agreement with respect to such Non-Qualifying Targets, Non-Qualifying Compounds, Refused Candidates, Reversion Compounds and Reversion Products shall automatically terminate effective as of the date, as applicable (i) each applicable Collaboration Compound or Related Compound is deemed a Non-Qualifying Compound or Refused Candidate, (ii) of termination of each applicable Optioned Product, or (iii) as of the date each applicable Collaboration Target is deemed a Non-Qualifying Target;
(b)    NGM shall be primarily responsible for all research and discovery of CVM Collaboration Targets and CVM Collaboration Compounds prior to the earlier of exercise by Merck of the Merck Option with respect thereto or the CVM Research Program Tail Period (and prior to any such Collaboration Compound being deemed a Non-Qualifying Compound pursuant to this Agreement), and Merck may contribute to such activities as further detailed in Section 4.1.1 and Section 4.1.8, and Merck shall be primarily responsible for all research and development of CVM Research Program Tail Targets/Compounds;
(c)    NGM shall be primarily responsible for all research and discovery of Designated Ophthalmology Collaboration Targets and Designated Ophthalmology Collaboration Compounds and Early Development activities, including pre-POC process development and pre-POC CMC activities, with respect to Research Program Development Candidates in the Ophthalmology Research Program prior to exercise by Merck of the Merck Option with respect thereto (and prior to any such Designated Ophthalmology Collaboration Compound being deemed a Non-Qualifying Compound pursuant to this Agreement), and Merck may contribute to such IND-enabling and pre-POC activities as further detailed in Section 4.1.1 and Section 4.1.8 or may assume responsibility for such activities in accordance with in Section 4.4.2(b)(i) or Section 4.4.3(a)(ii);
(d)    NGM will be solely responsible for all research of Anti-[***] Collaboration Compounds prior to completion of [***] and Merck will be solely responsible for all subsequent research and development of Anti-[***] Collaboration Compounds prior to the exercise by Merck of the [***] Merck Option with respect thereto, unless and until such Anti-[***] Collaboration Compounds are deemed to be Non-Qualifying Compounds pursuant to this Agreement;
(e)    Merck will be solely responsible for all Clinical Studies and other Development activities (including post-POC CMC) for Optioned Compounds after exercise of such Merck Option, and all manufacture and Commercialization of Optioned Compounds and associated Products in and for the Territory, subject to the NGM ANS Option and Co-Detailing Option; and
(f)    Merck will be solely responsible for all research, Development and Commercialization of Small Molecule Collaboration Compounds and Small Molecule Products.

2.3    General Guidelines. The Parties intend for the following guidelines to apply generally to their activities hereunder: (a) NGM will have the authority to direct research strategy for research activities NGM is performing and shall use Commercially Reasonable Efforts to conduct New Research Program activities for which NGM is responsible to the extent set forth in Section 4.1.5 independently during the New Research Program Term and applicable Tail Period, if any, and subject to the terms and conditions of this Agreement; (b) the Parties desire to engender an atmosphere of robust scientific inquiry and freedom to pursue biological insights, and pursue Collaboration Compounds that meet activity thresholds, preclinical candidate and/or target product profiles conceived of by NGM; and (c) the Parties intend, through their activities hereunder, to discover and develop especially inventive, novel therapies that can improve the lives of patients around the world and that have unambiguous, promotable advantages with respect to existing treatments.
2.4    Joint Executive Committee. As of the A&R Effective Date, the Parties have established a committee to provide a forum to discuss high level issues regarding the status of the New Research Program, any Collaboration Compounds, any Research Program Development Candidate and any Optioned Compound the (“Joint Executive Committee” or “JEC”).
2.4.1    Composition of the Joint Executive Committee. The JEC is comprised of an equal number of Merck representatives and NGM representatives. Each Party may change its representatives to the JEC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with this Agreement and the New Research Program. Additional representative(s) or consultant(s) may, from time to time, by mutual consent of the Parties, be invited to attend JEC meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 10.1.
2.4.2    JEC Meetings. The JEC shall meet twice per Calendar Year, or more frequently as the Parties may agree, in accordance with a schedule established by mutual written agreement of the Parties, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JEC members). Alternatively, the JEC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.4.3    JEC Agendas. The Alliance Managers shall be responsible for distributing an agenda for each JEC meeting at least ten (10) days in advance of such meeting. Each Party shall have the right to request the Alliance Managers to include any appropriate matter on the agenda, which requests shall be accommodated by the Alliance Managers. The Alliance Managers shall be responsible for generating and issuing minutes, in accordance with Section 2.4.4, of each JEC meeting, which shall include a summary of any actions agreed at the meeting.
2.4.4    JEC Minutes. The JEC shall keep minutes with respect to matters before it, which minutes will be issued in draft form and provided to the JEC representatives of each Party for review. Any corrections or comments must be provided to the Alliance Managers within [***] days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such [***]-day period, deemed approved) minutes in final form to the JEC representatives of each Party.
2.4.5    Discontinuation of Participation on the JEC. The JEC shall disband with respect to the Research Program upon the earlier of: (a) the end of the Research Program Term and Tail Period, if any, (b) the termination of this Agreement with respect to the Research Program; and (c) NGM providing written notice to Merck of its intention to disband and no longer participate in the JEC. In the event that the JEC is disbanded, any discussions originally before the JEC shall be handled directly between the Parties, without any change to decision-making authority.
2.5    Joint Early Discovery & Development Committee or JEDDC. During the Original Research Program Term, the Parties established a committee that provided a forum to review the scientific research under the Original Research Program (the “Joint Research Committee” or “JRC”). Upon the nomination of the first Collaboration Compound to reach the stage of nomination by NGM as a Research Program Development Candidate, the Parties established a joint early development committee. On the A&R Effective Date, the Parties determined that the authority of such committee shall be revised to reflect the scope of the New Research Program and combined with the authority previously granted to the Joint Research Committee (from and after the A&R Effective Date, the “Joint Early Discovery & Development Committee” or “JEDDC”).
2.5.1    Composition of the JEDDC. The JEDDC is comprised of three (3) representatives of Merck and three (3) representatives of NGM. Each Party may change its representatives to the JEDDC from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have expertise in preclinical development and early stage clinical development. The JEDDC shall be chaired by a representative of NGM. The chair shall have the responsibilities set forth in Section 2.7.2, but shall have no additional powers or rights beyond those held by the other JEDDC representatives.
2.5.2    Function and Powers of the JEDDC.
(a)    With respect to each New Research Program, the JEDDC shall oversee the Development of all Collaboration Compounds prior to exercise of the applicable Merck Option. Without limiting the foregoing, the JEDDC shall serve as a forum to, if and as applicable: (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***]. The JEDDC shall act solely as an advisory, and not a decision-making, body with respect to the Research Program, Additional CVM Collaboration Targets and Small Molecule Collaboration Compounds, except to the extent expressly stated otherwise herein. Without limiting the foregoing, the JEDDC shall also be a forum for NGM to advise Merck regarding: (a) any freedom to operate issues involving Collaboration Targets and Collaboration Compounds, (b) any adverse events regarding Collaboration Compounds, and (c) target product profiles for Collaboration Compounds, if applicable.
(b)    Subject to NGM’s and Merck’s final decision-making rights in accordance with Section 2.8.2, the JEDDC shall oversee and facilitate the conduct of Early Development of the Ophthalmology Research Program Development Candidates through the POC Trial, including:
(i)    [***];
(ii)    [***];
(iii)    [***];
(iv)    [***];
(v)    [***];
(vi)    [***];
(vii)    [***];
(viii)    [***];
(ix)    [***]; and

(x)    [***].
2.6    Joint Late Discovery and Development Committee or JLDDC. During the Original Research Program and following exercise of the first Merck Option with respect to an Optioned Compound, the Parties established a joint development committee to oversee the conduct of the Development of Optioned Compounds and Products. As of the A&R Effective Date, the Parties have determined that the authority of such committee shall be revised to reflect the scope of the New Research Program (the “Joint Late Discovery and Development Committee” or “JLDDC”) as follows:
2.6.1    Composition of the JLDDC. The JLDDC shall comprise three (3) representatives of Merck and three (3) representatives of NGM. Each Party may change its representatives to the JLDDC from time to time in its sole discretion, effective upon notice to the other Party of such change. Individuals who are members of the JEDDC may also be members of the JLDDC. These representatives shall have expertise and operational responsibilities for Development and/or registration of pharmaceutical products in the therapeutic area(s) relevant to the Optioned Compounds and Products, and sufficient seniority within the applicable Party consistent with the scope of the JLDDC’s responsibilities. The JLDDC shall be chaired by a representative of Merck. The chair shall have the responsibilities set forth in Section 2.7.2, but shall have no additional powers or rights beyond those held by the other JLDDC representatives.
2.6.2    Function and Powers of the JLDDC. Subject to Merck’s final decision-making rights in accordance with Section 2.8.3, the JLDDC shall oversee the Development of all Optioned Compounds and Products after exercise of the Merck Option, including:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***];
(f)    [***]; and
(g)    [***].

2.7    Meetings, Minutes and Agendas of the JEDDC and JLDDC.
2.7.1    Meetings. The JEDDC and JLDDC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JEC members); provided, however, that the JEDDC shall only discuss matters pertaining to research (i.e., before nomination as a Research Program Development Candidate) at [***] JEDDC meetings and not more than [***] per Calendar Year. Alternatively, the JEDDC and JLDDC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.
2.7.2    Agendas. The chair of the JEDDC and JLDDC shall be responsible for distributing an agenda for each committee meeting at least [***] days in advance of such meeting. Each Party shall have the right to request the chair to include any matter on the agenda, which requests shall be accommodated by the chair. The chair shall be responsible for generating and issuing, in accordance with Section 2.7.3, minutes of each JEDDC and JLDDC meeting, which shall include a summary of any actions, agreed at the meeting.
2.7.3    Minutes. The JEDDC and JLDDC shall keep minutes with respect to decisions taken by it, which minutes will be issued in draft form and provided to the JEDDC and JLDDC representatives of each Party for review. Any corrections or comments must be provided to the chair within [***] days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such [***]-day period, deemed approved) minutes in final form to the JEDDC and JLDDC representatives of each Party.
2.7.4    Discontinuation of Participation. The JEDDC shall disband upon the earlier of: (a) the end of the Research Program Term and Tail Periods, if any; (b) NGM providing written notice to Merck of its intention to disband and no longer participate in the JEDDC; and (c) the termination of this Agreement with respect to the Research Program. The JLDDC shall disband upon the earlier of: (i) NGM providing written notice to Merck of its intention to disband and no longer participate in the JLDDC; and (ii) termination of this Agreement with respect to all NGM Optioned Products. In the event that either the JEDDC or JLDDC is disbanded, any decisions and discussions originally before the JEDDC or JLDDC, as applicable, shall be handled directly between the Parties, without any change to decision-making authority.

2.8    Decision-Making within the Joint Development Committees; Final Decision-Making Rights.
2.8.1    Decisions. The JEDDC and JLDDC shall each act by consensus to the extent that each committee has decision-making authority under this Agreement. The representatives from each Party on the JEDDC and JLDDC will have, collectively, one (1) vote on behalf of that Party.
2.8.2    Disputes within the JEDDC. In the event an issue arises at the JEDDC on which such committee, after a good faith effort, cannot reach consensus within a period of [***] days, then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve such issue after a period of [***] Business Days, then:
(a)    NGM shall have the final say with respect to issues related to:
(i)    [***]; and
(ii)    [***];
provided that NGM shall have no decision-making authority with respect to any Small Molecule Collaboration Compound.
(b)    Merck shall have the final say with respect to issues related to:
(i)    [***]; and
(ii)    [***].
For clarity, “[***]” shall include (a) for the Ophthalmology Research Program, [***], (b) for the CVM Research Program, [***] and (c) for the [***] Research Program, [***], in each case (x) [***] and (y) [***].
2.8.3    Disputes within the JLDDC. In the event an issue arises at the JLDDC on which such committee, after a good faith effort, cannot reach consensus within a period of [***], then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve such issue after a period of [***] Business Days, then Merck shall have the final say with respect to such issue, subject to further modification of Merck’s final decision as a result of feedback from internal Merck committees within a reasonable time frame; provided, however, that Merck may not unilaterally decide to [***] or [***] except [***].

2.9    The Joint Commercialization Committee or JCC.
2.9.1    Composition of the JCC. Following the first exercise of the NGM ANS Option and upon positive read-out from the first Phase 3 Clinical Trial with respect to which such option was exercised, the Parties agree to establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”) with respect to such NGM Optioned Product and any subsequent NGM Optioned Products. The JCC shall comprise an equal number of representatives of Merck and representatives of NGM (but in no event more than two (2) representatives from each Party). Each Party may change its representatives to the JCC from time to time in its sole discretion, effective upon notice to the other Party of such change. The JCC shall be chaired by a representative of Merck.
2.9.2    Function and Powers of the JCC. Subject to Merck’s final decision-making rights, the JCC shall oversee and manage the Commercialization of each NGM Optioned Product, including:
(a)    [***];
(b)    [***]; and
(c)    [***].
2.9.3    JCC Meetings. The JCC shall meet twice per Calendar Year (except in the Calendar Year immediately preceding the anticipated First Commercial Sale of an NGM Optioned Product that NGM is Co-Detailing and during the Calendar Year of such First Commercial Sale, during which Calendar Years the JCC shall meet once per Calendar Quarter), or more frequently as the Parties may agree, in accordance with a schedule established by mutual written agreement of the Parties, with the location for such meetings alternating between NGM and Merck facilities (or such other location as may be determined unanimously by the JCC members). Alternatively, the JCC may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.
2.9.4    JCC Agendas. The chair of the JCC shall be responsible for distributing an agenda for each JCC meeting at least [***] days in advance of such meeting. Each Party shall have the right to request the chair to include any matter on the agenda, which requests shall be accommodated by the chair. The chair shall be responsible for generating and issuing minutes of each JCC meeting, which shall include a summary of any actions agreed at the meeting.
2.9.5    JCC Minutes. The JCC shall keep minutes with respect to decisions taken by it, which minutes will be issued in draft form and provided to the JCC representatives of each Party for review. Any corrections or comments must be provided to the chair within [***] days after the draft minutes are issued, who shall then issue the approved (or, if no comments are provided within such [***]-day period, deemed approved) minutes in final form to the JCC representatives of each Party.
2.9.6    Discontinuation of Participation on the JCC. The JCC shall disband upon the earlier of: (a) NGM providing written notice to Merck of its intention to disband and no longer participate in the JCC; (b) Merck providing written notice to NGM of its intention to disband and no longer participate in the JCC; and (c) termination of this Agreement with respect to all NGM Optioned Products. In the event that the JCC is disbanded, any decisions and discussions originally before the JCC shall be handled directly between the Parties, without any change to decision-making authority (i.e., subject to Merck’s final decision-making rights).
2.9.7    Decisions. The JCC shall act by consensus to the extent that it has decision-making authority under this Agreement.
2.9.8    Disputes within the JCC. In the event an issue arises at the JCC involving an NGM Optioned Product with respect to which the NGM ANS Allocation is equal to or greater than [***] on which such committee, after a good faith effort, cannot reach consensus within a period of [***], then either Party shall have the right to refer such issue for resolution to the Senior Executives, and if such Senior Executives are unable to resolve such issue after a period of [***] Business Days, then Merck shall have the final say with respect to such issue. In the event that the NGM ANS Allocation is less than [***] with respect to a given NGM Optioned Product then Merck shall have final say with respect to any issue before the JCC regarding such NGM Optioned Product and without any minimum discussion time at the JCC or need to escalate such matter.
2.10    Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and each committee under this ARTICLE 2 shall have solely the powers expressly assigned to it in this Article and elsewhere in this Agreement, and no committee shall have any power to amend, modify or waive compliance with this Agreement.

2.11    Working Groups. From time to time, the Parties or any committee may establish a working group (each, a “Working Group”) to oversee particular projects or activities, which Working Groups may include: (a) an intellectual property Working Group (the “IP Working Group”); and/or (b) a finance Working Group (the “Finance Working Group”), which shall report to the Parties collectively. Any Working Group may be assigned upon approval of the Parties to report instead to a specific committee or more than one committee. Each Working Group shall undertake the activities allocated to it herein or delegated to it by the Parties, or the committee to which it reports. During the process of establishing each Working Group, such Working Group and the Parties or the committee to which it reports shall agree regarding which matters such Working Group will resolve on its own and which matters such Working Group will advise the Parties or the committee regarding (and with respect to which such advice-specific matters the Parties or committee will resolve); provided, however, that no Party or committee or any other Person designated with authority hereunder may delegate to a Working Group any decision-making authority over any matter that has been expressly allocated to a committee or such Person in this Agreement; and provided, further, that the Parties acknowledge and agree that each Working Group is intended to function primarily in a supporting role providing advice or information to the Parties or committee to which it reports, but that each Working Group will be best positioned to provide expedited guidance regarding certain operational matters as determined by and subject to the jurisdiction of the committee to which such Working Group reports or to the Parties. Any dispute arising within a Working Group shall be referred to the Parties directly or to the committee to which it reports for resolution, as applicable.
2.12    Alliance Managers. Each Party shall appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement and any related agreements between the Parties or their Affiliates (each an “Alliance Manager”). Such persons shall endeavor to assure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all committee and Working Group meetings as non-voting participants and may bring to the attention of the committee and Working Group any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.
ARTICLE 3
TERMINATED NP201 PROGRAM
3.1    Termination of NP201 Program; Continued Use.

3.1.1    The Parties engaged in the NP201 Research Collaboration on the terms and conditions set forth in the Original Agreement from the Original Execution Date through May 31, 2019. In a letter dated March 1, 2019, Merck terminated the NP201 Program for convenience pursuant to Section 13.2.2 of the Original Agreement (“NP201 Program Termination”), with a termination effective date of May 31, 2019 (“NP201 Program Termination Date”). The Parties acknowledge and agree that (a) Merck had the right to terminate the NP201 Program pursuant to Section 13.2.2 of the Original Agreement as of the date the NP201 Program Termination letter was delivered, and (b) the NP201 Program was not terminated by Merck as a result of a Safety Issue.
3.1.2    As of the NP201 Program Termination Date, [***] had progressed to [***]. Pursuant to Section 13.6.2(m), Sections 13.6.2(d) – (i), inclusive, were applicable only to such [***].
3.1.3    As of the NP201 Program Termination Date, NGM paid to Merck an amount equal to the then-outstanding advanced Research Funding that was not used as of the NP201 Program Termination Date.
3.2    Effect of Termination of NP201 Program.
3.2.1    As of the NP201 Program Termination Date, all licenses and rights granted by NGM to Merck under the Original Agreement with respect to NP201 Compounds or NP201 Products terminated and such licenses and rights reverted to NGM (except for those licenses and rights that expressly survive any termination of the NP201 Program as set forth below).
3.2.2    As of the NP201 Program Termination Date, all NP201 Compound(s) existing (i.e., identified or generated) as of March 1, 2019 (but expressly excluding any Merck proprietary compound that is not an NP201 Compound) became Reversion Compounds (the “NP201 Reversion Compounds”) and all NP201 Products containing such NP201 Compounds became Reversion Products (the “NP201 Reversion Products”).
3.2.3    Effective as of the NP201 Program Termination Date, Merck granted to NGM the following license in the Territory: an exclusive royalty-bearing, license, under the Merck NP201 Reversion IP, for the sole purpose of developing, using, manufacturing (including making and having made) and commercializing (including selling, offering for sale, importing and exporting) such NP201 Reversion Compounds and NP201 Reversion Products in the Territory for use in the Field, it being agreed and understood that Merck retained all rights under such

Merck NP201 Reversion IP for use in all products other than the NP201 Reversion Compounds and NP201 Reversion Products in the Territory in any field. In partial consideration for having granted the foregoing license and because [***], NGM shall pay to Merck a royalty on worldwide Net Sales (applied mutatis mutandis) for such NP201 Reversion Compound or NP201 Reversion Products at a rate of [***]. For clarity, the terms of the Original Agreement will apply to activities of the Parties with respect to the NP201 Program, NP201 Compounds and NP201 Products occurring prior to the A&R Effective Date.
3.3    Permitted Use of NP201 Reversion Compound.
3.3.1    Pursuant to the [***] email between [***], NGM granted Merck (upon Merck’s discretion) the ability to use NGM386, which is an NP201 Reversion Compound, for the sole purpose of running the Study. Consistent with the agreement of the Parties pursuant to such email, all Know-How (including data/information, process intellectual property) and Patent Rights arising from the Study as well as the process development to date was owned by Merck and was deemed to constitute [***] to the extent such Know-How and Patents otherwise satisfy the definition of “[***].”
3.3.2    Merck agreed to provide NGM with copies of such Know-How promptly after completion of the Study.
ARTICLE 4
RESEARCH PROGRAM AND CONDUCT OF EARLY DEVELOPMENT
4.1    Conduct of New Research Program.
4.1.1    Purpose.
(a)    Ophthalmology Research Program. Subject to the Research Funding Budget and the terms of Section 4.1.5, Section 4.2 and Section 4.4, NGM shall conduct the Ophthalmology Research Program with the objective of (a) during the Ophthalmology Research Program Term (i) researching and developing NGM621 through a POC Trial, (ii) identifying Designated Ophthalmology Collaboration Compound(s) that Modulate any Designated Ophthalmology Collaboration Target, (iii) researching and developing Designated Ophthalmology Collaboration Compound(s) that Modulate any Designated Ophthalmology Collaboration Target and (b) to the extent any of the compounds described in subsections (a)(ii) –

(iii) above become Ophthalmology Research Program Tail Compound(s), researching and developing, during the Ophthalmology Research Program Tail Period, such Ophthalmology Research Program Tail Compound(s) for which Merck has not assumed responsibility in accordance with Section 4.4.3(a)(ii), through a POC Trial.
(b)    CVM Research Program. Subject to the Research Funding Budget and the terms of Section 4.1.5, Section 4.2 and Section 4.4, NGM shall conduct the CVM Research Program with the objective of (i) identifying CVM Collaboration Compounds that Modulate any CVM Collaboration Target (including any Additional CVM Collaboration Target) and (ii) identifying, researching and developing at least [***] through Research Program Development Candidate designation pursuant to Section 4.1.13.
(c)    [***] Research Program. Subject to the Research Funding Budget and the terms of Section 4.1.5, Section 4.2, and Section 4.4, NGM shall conduct the [***] Research Program with the objective of [***] by an Anti-[***] Collaboration Compound that is [***]. The Parties anticipate that, subject to Section 4.1.7, [***].
(d)    General. Except as otherwise provided in this Agreement, NGM shall have primary responsibility for the conduct of the New Research Programs during the applicable New Research Program Term, which in the case of the Ophthalmology Research Program includes scientific, pre-clinical, pre-POC CMC, clinical and regulatory activities. At NGM’s request or as provided in Section 4.1.8, Merck may contribute to IND-enabling and pre-POC activities performed pursuant to the Ophthalmology Research Program upon agreement by the JEDDC. The activities to be undertaken in the course of the New Research Program Term shall be reported to the JEDDC, at each meeting of the same and each Party shall otherwise provide updates from time-to-time between such meetings as the other Party may reasonably request. Each Party shall consider in good faith all inputs from the other Party, including from the other Party’s members on the JEDDC, as applicable, with respect to such activities. The Research Program will be undertaken and performed solely during the Research Program Term and applicable Tail Periods.
4.1.2    Original Research Program.
(a)    Original Research Program Term. The Original Research Program commenced immediately after the Original Effective Date and automatically expired as of the A&R Effective Date (the “Original Research Program Term”).
(b)    Selected Oncology Collaboration Compounds and Other Collaboration Compounds. The Parties acknowledge and agree that, as of the A&R Effective Date: (i) the Research Program (and the Research Program Term) shall automatically expire with respect to Selected Oncology Collaboration Compounds, Selected Oncology Collaboration Targets, Other Collaboration Compounds, and Other Collaboration Targets; (ii) all Selected Oncology Collaboration Compounds (including, for clarity, all Related Compounds) and Other Collaboration Compounds (including, for clarity, all Related Compounds) shall be deemed Non-Qualifying Compounds; (iii) all Selected Oncology Collaboration Targets and Other Collaboration Targets shall be deemed Non-Qualifying Targets; and (iv) the terms of Section 4.5 shall apply.
4.1.3    New Research Program Term.
(a)    Ophthalmology Research Program Term. The “Ophthalmology Research Program Term” shall mean the period starting on the A&R Effective Date and continuing until the earliest of (a) [***] following receipt by Merck of the Data Package associated with completion of the first POC Trial for a Designated Ophthalmology Collaboration Compound, (b) exercise by Merck of a Merck Option with respect to any or all of the Designated Ophthalmology Collaboration Compounds in accordance with Section 5.3 and (c) March 31, 2024. The Parties acknowledge that the CATALINA Clinical Study shall be deemed the [***]. For clarity, the Ophthalmology Research Program activities shall begin on the A&R Effective Date.
(b)    CVM Research Program Term. The “CVM Research Program Term” shall mean the period starting on the A&R Effective Date and continuing until March 31, 2024 (the “Initial CVM Research Program Term”), provided that the Initial CVM Research Program Term may be extended upon mutual agreement of the Parties for an additional period of two (2) years until March 31, 2026 (such additional period, if any, the “Renewal CVM Research Program Term”), in which case the period shall continue until March 31, 2026. For clarity, the CVM Research Program activities shall begin on the A&R Effective Date.

(c)    [***] Research Program Term. The “[***] Research Program Term” shall mean the period starting on the A&R Effective Date and continuing until the earliest of (i) [***], (ii) December 31, 2022 and (iii) the Parties’ agreement that [***]. For clarity, the [***] Research Program activities shall begin on the A&R Effective Date.
(d)    New Research Program Term Extension. In the event that any of the CVM Research Program, the Ophthalmology Research Program or the [***] Research Program is significantly delayed due to consequences of the COVID-19 pandemic, then the Parties shall agree to a reasonable extension of the applicable New Research Program Term.
4.1.4    Expiration of New Research Program. Unless the New Research Program is terminated early in accordance with Section 13.4, (a) the Ophthalmology Research Program will expire at the end of the Ophthalmology Research Program Term or at the end of the Ophthalmology Research Program Tail Period, if applicable, (b) the CVM Research Program will expire at the end of the CVM Research Program Term or at the end of the CVM Research Program Tail Period, if applicable, (c) the [***] Research Program will expire at the end of the [***] Research Program Term or at the end of the [***] Research Program Tail Period, if applicable, and (d) the New Research Program will expire in its entirety upon the latest of (i) the expiration of the Ophthalmology Research Program Term or Ophthalmology Research Program Tail Period, if applicable, (ii) the CVM Research Program Term or CVM Research Program Tail Period, as applicable, and (iii) the [***] Research Program Term or [***] Research Program Tail Period, as applicable.
4.1.5    Performance.
(a)    NGM shall act in good faith and use its Commercially Reasonable Efforts to perform the activities under the Ophthalmology Research Program, CVM Research Program, and [***] Research Program that are set forth in Section 4.1.5(b), Section 4.1.5(c) and Section 4.1.5(d), respectively, during the Research Program Term and Ophthalmology Research Program Tail Period, if any, using the funding provided by Merck hereunder, as set forth in Section 4.2.
(b)    With respect to the Ophthalmology Research Program, NGM shall use its Commercially Reasonable Efforts, subject to Sections 4.1.5(f) and 4.1.5(g), to (i) during the Ophthalmology Research Program Term, (A) research and develop NGM621 through a POC Trial, subject to

Section 4.1.12, to enable Merck to exercise the Ophthalmology Merck Option therefor, in its sole discretion, (B) identify Designated Ophthalmology Collaboration Compounds that Modulate any Designated Ophthalmology Collaboration Target, (C) if sufficient funding remains from Merck after NGM’s activities pursuant to Sections 4.1.5(c) and 4.1.5(d) and the immediately preceding clause (B), research and advance [***] towards a Research Program Development Candidate designation, (D) progress [***], (E) develop [***] and (F) research and develop [***], by March 31, 2023 and (ii) to the extent there are any Ophthalmology Research Program Tail Compound(s), research and develop such Ophthalmology Research Program Tail Compound(s) over the course of the Ophthalmology Research Program Tail Period through a POC Trial, to enable Merck to exercise the Merck Option therefor, in its sole discretion, except to the extent that Merck has assumed responsibility for such activities in accordance with Section 4.4.3(a)(ii); provided that NGM’s obligations pursuant to subsections (i)(D) - (i)(F) above shall terminate upon the earliest of (1) the [***] or (2) the expiration or termination of the Ophthalmology Research Program Term.
(c)    With respect to the CVM Research Program, NGM shall use its Commercially Reasonable Efforts, subject to Section 4.1.5(g), during the CVM Research Program Term to identify, research and develop [***] through a Research Program Development Candidate designation pursuant to Section 4.1.13, to enable Merck to exercise the Merck Option therefor, in its sole discretion. NGM shall not have any obligation to research and develop any CVM Research Program Tail Compound(s) over the course of the CVM Research Program Tail Period, if any.
(d)    With respect to the [***] Research Program, NGM shall use its Commercially Reasonable Efforts, subject to Section 4.1.5(g), to conduct research concerning Anti-[***] Collaboration Compounds that are [***] described in Section 4.1.1(c).
(e)    NGM shall dedicate to the Research Program appropriate resources and allocate personnel with an appropriate level of education, experience and training in identifying, researching and developing Collaboration Targets and Collaboration Compounds in order to achieve the objectives of the Research Program efficiently and expeditiously, which resources and funding shall be consistent with the Research Funding and, except as provided in Section 4.1.5(f), NGM shall not be obligated to provide resources and personnel that exceed such funding.
(f)    Notwithstanding Section 4.1.5(e), starting as of April 1, 2022, NGM shall use its own investment of resources and funding in fulfilling its obligations to use Commercially Reasonable Efforts to achieve the objectives specified in subsection (b)(i)(D) - (b)(i)(F), inclusive; provided that the funding requirement of this Section 4.1.5(f) shall terminate upon the earlier of (i) [***] and (ii) the expiration or termination of the Ophthalmology Research Program Term.
(g)    In no event shall NGM have an obligation to conduct any activity pursuant to the Research Program to the extent that such activity is not reimbursed in full by Merck pursuant to Section 4.2 unless such activity is (i) [***], or (ii) [***]. Starting in New Research Program Year 2, after presenting any forecasted budget issues at the JEDDC and subjecting such issues to reasonable discussion, NGM shall have the right, in its reasonable discretion after discussion at the JEDDC, subject to Merck stepping in to continue activities pursuant to Section 4.1.8, to make decisions to pause or slow certain activities under the Ophthalmology Research Program or the CVM Research Program, in each case, that are informed by the JEDDC discussions in order to address any reasonably forecasted budget constraints.
(h)    Merck shall keep NGM reasonably informed during the New Research Program Term and the applicable Tail Period, if any, of all material progress being made by or on behalf of Merck with respect to CVM Collaboration Compounds and [***] Collaboration Compounds, at key junctures along the development path, including information with respect to those CVM Collaboration Compounds and [***] Collaboration Compounds that qualify for designation as a Research Program Development Candidate. Without limiting the foregoing or Section 4.1.6(e), until expiration of the CVM Research Program Term, representatives of the research teams for the Parties with respect to the CVM Research Program [***].
4.1.6    NGM’s Responsibilities. Without limiting the foregoing, during the New Research Program Term and applicable Tail Period, if and to the extent applicable, and in service of Ophthalmology Research Program, the CVM

Research Program and the [***] Research Program, NGM shall, subject to Section 4.1.5(g) and Section 4.1.8:
(a)    conduct research activities leading to the nomination of potential Additional CVM Collaboration Targets, including identification, characterization and validation;
(b)    optimize proteins, peptides or antibodies against their respective Collaboration Targets to ensure that resulting Collaboration Compounds are viable candidates for future pre-clinical activities and Clinical Studies;
(c)    conduct activities related to engineering, modification, expression, production, and purification of Collaboration Compounds, including peptides, recombinant proteins and antibodies;
(d)    conduct pre-clinical activities, including pharmacodynamics, pharmacokinetic and safety assessments, for CVM Collaboration Compounds up to Research Program Development Candidate designation, as deemed necessary or desirable by the Parties;
(e)    keep Merck reasonably informed at [***] regular JEDDC meetings during the New Research Program Term and Tail Period, if any, of all material progress being made by NGM with respect to CVM Collaboration Compounds, at key junctures along the development path, including presenting Merck and the JEDDC with information in accordance with Section 4.1.13 regarding the data collected by NGM with respect to any CVM Collaboration Compound that qualifies for designation as a Research Program Development Candidate pursuant to Section 4.1.13;
(f)    conduct pre-clinical activities, including pharmacodynamics, pharmacokinetic and safety assessments, and Clinical Studies, up to and including the first POC Trial for NGM621, and, to the extent there are any Ophthalmology Research Program Tail Compound(s), each such Ophthalmology Research Program Tail Compound, as deemed necessary or desirable by NGM with input from the JEDDC;
(g)    conduct process and formulation development of Ophthalmology Research Program Development Candidates as deemed appropriate by NGM with input from the JEDDC;
(h)    have the right and responsibility to manufacture, or have manufactured, Ophthalmology Research Program Development Candidates prior to

Merck’s exercise of the Merck Option with respect thereto, including all required bulk drug substance and clinical materials, consistent with NGM’s reasonable internal practices, industry standards and all Laws. NGM will conduct any POC Trial of a Ophthalmology Research Program Development Candidate with bulk drug substance the manufacture of which shall be in accordance with all Laws including GMP, it being understood, however that such drug substance will in most cases not be the commercial formulation of such Ophthalmology Research Program Development Candidate. Notwithstanding the foregoing, NGM shall not have any obligation to manufacture or have manufactured any quantities of any Ophthalmology Research Program Development Candidate for use in a Phase 3 Clinical Trial, and any contractors that NGM intends on using for the manufacture of GMP material must be audited and approved by Merck prior to performing any activities under the Ophthalmology Research Program;
(i)    develop biomarker and other assays it determines to be useful or desirable for the Ophthalmology Research Program Development Candidates and/or the related potential Products, as deemed appropriate by NGM with input from the JEDDC or JLDDC;
(j)    keep Merck informed, including through regular JEDDC and JLDDC meetings during the Research Program Term, of all progress being made by NGM with respect to Ophthalmology Research Program Development Candidates, at key junctures along the development path, including, but not limited to, Research Program Development Candidate designation, IND filing and the like, as well as general progress made for all other Collaboration Compounds;
(k)    consider in good faith all reasonable suggestions received from Merck, including through the JEDDC and JLDDC regarding the Research Program;
(l)    be responsible for preparing and filing all regulatory filings for Ophthalmology Research Program Development Candidates, including all INDs, up through conduct of the POC Trial, all of which shall be in the name of NGM; and
(m)    make available to Merck its reasonable requirements of Collaboration Targets and other reagents for use in its internal small molecule development activities under ARTICLE 6, if and to the extent available and in NGM’s possession.
4.1.7    Use of Subcontractors. NGM shall be entitled to utilize the services of any Affiliates and Third Parties to perform discrete elements of its Research Program activities; provided, however, that it shall: (i) remain at all times fully liable for its responsibilities under the Research Program and shall ensure that each Affiliate and subcontractor complies with the terms and conditions of this Agreement; and (ii) ensure that NGM is able to provide Merck with the same rights with respect to any intellectual property rights or materials (e.g., a cell line) arising from the subcontracted activities as it would have if NGM performed such activities under this Agreement. Notwithstanding the foregoing, any contractors that NGM intends on using for the manufacture of GMP material must be audited and approved by Merck prior to performing any Collaboration activities.
4.1.8    [***]. In the event that NGM has (a) [***] or (b) exceeded the Research Funding Cap for a given New Research Program Year (or combination of years if applicable), or it is reasonably anticipated that NGM will exceed the Research Funding Cap for a given New Research Program Year (or combination of years if applicable), except, in each of clauses (a) or (b) above, with respect to the [***] Research Program, NGM shall notify Merck through the JEDDC and/or JLDDC, as applicable, and where at least one CVM Research Program Compound or Ophthalmology Research Program Compound has been nominated to be a Research Program Development Candidate under the Research Program, [***], in accordance with this Section 4.1.8, [***]; provided, however, that [***], in accordance with [***] and [***]. To the extent that [***], and [***] or, [***], [***], [***], and [***].
4.1.9    Licenses.
(a)    By Merck.
(i)    As of the Original Effective Date, Merck granted to NGM a non-exclusive, royalty-free license, under the Merck IP, solely for NGM to conduct the Original Research Program. For the avoidance of doubt: (i) the license set forth in this Section 4.1.9(a)(i) did not include any right to manufacture or sell products to Third Parties; and (ii) NGM was not permitted to use the Merck IP as licensed under this Section 4.1.9(a)(i) other than to perform the Original Research Program during the Original

Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period.
(ii)    As of the A&R Effective Date, Merck hereby grants to NGM a non-exclusive, royalty-free license, under the Merck IP, solely for NGM to conduct the New Research Program during the New Research Program Term and to research, Develop and use Ophthalmology Research Program Tail Compounds/Targets during the Ophthalmology Research Program Tail Period (or after the Ophthalmology Research Program Tail Period to the extent set forth in Section 4.4.2(b)(ii)). NGM may, with Merck’s prior written consent, grant sublicenses of the license set forth in this Section 4.1.9(a)(ii) to Affiliates, and to Third Parties who are acting on NGM’s behalf in the conduct of activities under the Research Program or with respect to Ophthalmology Research Program Tail Compounds/Targets, but not a single sublicense of the entirety of such license to a single Third Party, which single sublicense would require the prior written consent of Merck; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the earlier of (x) the later of termination of the Ophthalmology Research Program Tail Period and termination of the New Research Program Term and (y) or termination of this Agreement; and (C) each sublicense solely permits the use of the sublicensed Merck IP within the scope of the license granted by Merck pursuant to this Section 4.1.9(a)(ii). For the avoidance of doubt: (i) the license set forth in this Section 4.1.9(a)(ii) does not include any right to manufacture or sell products to Third Parties; and (ii) NGM may not use the Merck IP as licensed under this Section 4.1.9(a)(ii) other than to perform the New Research Program during the New Research Program Term and to research, Develop and use Ophthalmology Research Program Tail Compounds/Targets during the Ophthalmology Research Program Tail Period.
(b)    By NGM.
(i)    As of the Original Effective Date, NGM granted to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck to conduct such activities as were permitted to be undertaken by it pursuant to Section 4.1.8 or otherwise as requested by NGM and agreed to by Merck for the Original Research Program under the Original Agreement. For the avoidance of doubt: (i) the license set forth in this Section 4.1.9(b)(i) did not include any right to manufacture or sell products to Third Parties; and (ii) Merck was not permitted to use the NGM intellectual property rights that were licensed other than to perform the Original Research Program during the Original Research Program Term and to research, Develop and use Tail Compounds/Targets during the Tail Period.
(ii)    As of the A&R Effective Date, NGM hereby grants to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck (x) to conduct such activities as may be undertaken by it pursuant to Section 4.1.8 or otherwise as requested by NGM and agreed to by Merck under the New Research Program during the New Research Program Term and (y) to research, Develop and use Tail Compounds/Targets during the applicable Tail Period (or after the applicable Tail Period to the extent set forth in Section 4.4.2(c)(i) or Section 4.4.3(a)(ii)), in each case as and to the extent specified in this ARTICLE 4. Merck may, with NGM’s prior written consent, grant sublicenses of the license set forth in this Section 4.1.9(b)(ii) to Third Parties who are acting on Merck’s behalf in the conduct of activities under the New Research Program or with respect to Tail Compounds/Targets; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the termination of this Agreement; and (C) each sublicense solely permits the use of such sublicensed Patent Rights and Know-How within the scope of the license granted by NGM pursuant to this Section 4.1.9(b)(ii). For the avoidance of doubt: (1) the license set forth in this Section 4.1.9(b)(ii) does not include any right to manufacture or sell products to Third Parties; and (2) Merck may not use the NGM intellectual property rights licensed under this Section 4.1.9(b)(ii) other than to perform the New Research Program during the New Research Program Term and to research, Develop and use Tail Compounds/Targets during the applicable Tail Period.

4.1.10    Additional CVM Collaboration Targets. Pursuant to the CVM Research Program, NGM shall evaluate human DNA sequences, RNA sequences, proteins or peptides related to cardiovascular or metabolic disease to determine if they are promising targets for the research and development of CVM Collaboration Compounds under the CVM Research Program. NGM shall present and recommend to the JEDDC, for review and discussion regarding designation as Additional CVM Collaboration Targets under this Agreement, all human DNA sequences, RNA sequences, proteins or peptides that [***] such human DNA sequences, RNA sequences, proteins or peptides for designation as Additional CVM Collaboration Targets under this Agreement. If Merck decides that it wants NGM to perform research on any such recommended human DNA sequence, RNA sequence, protein or peptide pursuant to the CVM Research Program with funding provided by Merck to the extent set forth herein, Merck shall notify NGM of such decision within [***] after the [***], and it shall become an Additional CVM Collaboration Target upon NGM’s receipt of such notice. If Merck does not provide such notice within such [***] period or delivers a notice that declines such target, then such recommended human DNA sequence, RNA sequence, protein or peptide shall not become an Additional CVM Collaboration Target, and NGM shall have the right to work on it without any further obligations to Merck other than as set forth in Section 4.7. NGM shall not be obligated to conduct any research activities or incur any expenses associated with any research activities under this Agreement with respect to such Additional CVM Collaboration Targets until the Parties agree in writing for certain activities to be funded by Merck.
4.1.11    Removal of CVM Collaboration Targets. Merck shall have the right to remove a CVM Collaboration Target from the CVM Research Program on [***] notice to NGM. Effective immediately upon the receipt of any such notice consistent with Section 16.5, NGM will use Commercially Reasonable Efforts to wind-down any ongoing activities under such CVM Research Program directed to such CVM Collaboration Target expeditiously (or, at NGM’s election, expeditiously transition such activities to be conducted by or on behalf of NGM or its licensees independently outside of the Collaboration in such case without further funding obligations by Merck). Merck shall be responsible for funding such wind down activities in accordance with the Research Funding Budget (subject to the applicable Research Funding Cap) and Section 4.2; provided that Merck is not obligated to fund activities that are conducted by or on behalf of NGM or its licensees independently outside the Collaboration, including any costs associated with any transition activities. NGM shall provide Merck with prompt written notice following the wind down or transition to NGM pursuant to this Section 4.1.11 of the date that such activities were wound down or transitioned to

NGM pursuant to this Section 4.1.11, and as of the effective date contained therein (a) such terminated CVM Collaboration Target shall be deemed a Non-Qualifying Target and all CVM Collaboration Compounds (including all Related Compounds thereto) that Modulate such terminated CVM Collaboration Target shall be deemed Non-Qualifying Compounds; and (b) the terms of Section 4.5 shall apply; provided that, notwithstanding anything to the contrary set forth in this Agreement, any such Non-Qualifying Compounds designated pursuant to this Section 4.1.11 shall only be subject to the royalty obligations due to Merck as set forth in Section 9.7 (subject to Section 4.9.3) if [***] as of the time of such notice provided pursuant to this Section 4.1.11.
4.1.12    Performance of Ophthalmology Research Program related to NGM621. Schedule 4.1.12 hereto sets forth the study costs, forecasted budget and [***], with reasonable specificity, of the CATALINA Clinical Study, in each case, as of the A&R Effective Date. In the furtherance of NGM’s performance of the Ophthalmology Research Program set forth in Section 4.1.5(b)(i)(A) (research and develop NGM621 through a POC Trial) and the CATALINA Clinical Study, [***], unless [***].
4.1.13    Nomination of Collaboration Compounds to Research Program Development Candidate. Consistent with NGM’s performance of the Research Program set forth in Section 4.1.5, NGM shall provide updates to Merck at [***] regularly scheduled JEDDC meetings regarding the status of CVM Collaboration Compounds and Designated Ophthalmology Collaboration Compounds. If NGM determines in its reasonable discretion during the period starting on the A&R Effective Date and ending as described in Section 4.1.5(f), that an Anti-[***] Collaboration Compound is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies, it shall notify Merck in writing. When NGM determines in its reasonable discretion that sufficient information is available for Merck to consider a CVM Collaboration Compound or a Designated Ophthalmology Collaboration Compound (other than any Anti-[***] Collaboration Compound for which NGM makes the determination set forth in the preceding sentence) as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies then, (a) with respect to CVM Collaboration Compounds, NGM shall provide the Data Package set forth in Section 5.1.2 and (b) with respect to such Designated Ophthalmology Collaboration Compounds, NGM shall provide information that is then in its possession or Control sufficient to evaluate such compounds, in each case ((a) and (b)), to the JEDDC to permit Merck to evaluate such Collaboration Compound in a manner consistent with Merck’s standards for comparable compounds and make a decision (in its sole discretion) regarding designation as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies (and therefore designation as a Research Program Development Candidate) in accordance with the remainder of this Section 4.1.13; provided that consistent with Section 4.1.13(b), the time period for Merck to evaluate its Merck Option shall not begin unless and until Merck determines that such CVM Collaboration Compound meets the criteria for a Research Program Development Candidate in accordance with this Section 4.1.13. After NGM delivers such Data Package or information as set forth above, the following shall apply:
(a)    Within [***] after Merck’s receipt of such Data Package or information, as applicable, Merck shall notify NGM that Merck has determined in good faith that (i) such Collaboration Compound is suitable to be a Research Program Development Candidate, (ii) more information is needed to evaluate any such Collaboration Compound as a Research Program Development Candidate or (iii) such Collaboration Compound is not suitable to be a Research Program Development Candidate, in which case such Collaboration Compound, together with its Related Compounds that are not Related Compounds to any other Collaboration Compound, shall be deemed to be Non-Qualified Compounds. If Merck does not provide such notice within such [***], then such Collaboration Compound that are not Related Compounds to any other Collaboration Compound, together with its Related Compounds, shall be deemed to be Non-Qualified Compounds.
(b)    If Merck’s notice states that it has determined that such Collaboration Compound is suitable to be a Research Program Development Candidate, then such Collaboration Compound shall be deemed to be a Research Program Development Candidate upon NGM’s receipt of such notice and, with respect to CVM Collaboration Compounds, the Option Period for the CVM Merck Option for such CVM Research Program Development Candidate shall commence as of such date.
(c)    If Merck’s notice states that it has determined that more information is needed to evaluate any such Collaboration Compound as a Research Program Development Candidate, then (1) such notice will include a description of such additional information and the activities necessary to generate it, with reasonable specificity, and the Parties will agree on a timeline for NGM to conduct such activities; provided that NGM shall have no obligation to perform any [***], and (2) subject to Section 4.1.5(g), NGM shall use Commercially Reasonable Efforts to conduct such activities and present the results of such activities to Merck for evaluation by Merck in accordance with this Section 4.1.13. Within [***] after NGM’s presentation of such results, Merck shall notify NGM that Merck has determined in good faith that either (i) such Collaboration Compound is suitable to be a Research Program Development Candidate, in which case such Collaboration Compound shall be deemed to be a Research Program Development Candidate upon NGM’s receipt of such notice and, with respect to CVM Collaboration Compounds, the Option Period for the CVM Merck Option for such CVM Research Program Development Candidate shall commence as of such date or (ii) such Collaboration Compound is not suitable to be a Research Program Development Candidate, in which case such Collaboration Compound, together with its Related Compounds that are not Related Compounds to any other Collaboration Compound, shall be deemed to be Non-Qualified Compounds. If Merck does not provide such notice within such [***] period, then such Collaboration Compound, together with its Related Compounds that are not Related Compounds to any other Collaboration Compound, shall be deemed to be Non-Qualified Compounds.
4.1.14    Presentation of [***] Research Program Data. Consistent with NGM’s performance of the Research Program set forth in Section 4.1.5, NGM shall provide updates to Merck at [***] regularly scheduled JEDDC meetings regarding the status of the [***] Research Program and Anti-[***] Collaboration Compounds. When the [***] have been completed, NGM shall provide Merck with the material results of the [***] Research Program and any other data and information in NGM’s or its Affiliates’ possession or Control that is relevant to the [***] Research Program and reasonably requested by Merck in order for Merck to evaluate whether to exercise its rights under this Section (provided that NGM shall not be required to perform additional research and development activities with respect thereto) (the “[***] Data Package”). Merck shall have [***] from receipt of the [***] Data Package to notify NGM that Merck has decided (in its sole discretion) to assume responsibility for all research and development activities with respect to all Anti-[***] Collaboration Compounds. If Merck provides such notice within such [***] period, then, in accordance with Section 4.4.1(a)(ii), (a) the Anti-[***] Collaboration Compounds shall be deemed to be [***] Research Program Tail Compounds, (b) [***] shall be deemed to be a Tail Target, (c) Merck shall be deemed to have exercised its right pursuant to Section 4.4.1(a)(ii) for the [***] Tail Period, (d) NGM shall not have any further obligations to conduct any research or development with respect thereto, and (e) Development of the [***] Research Program Tail Compounds shall be conducted in accordance with the applicable provisions of Section 4.4 until the earliest of (i)

Merck’s exercise (in its sole discretion) of, or the expiration without exercise of, the [***] Merck Option, (ii) such [***] Tail Period is terminated pursuant to Section 4.4.2 or (iii) such [***] Tail Period expires pursuant to Section 4.4.1(c). If Merck does not provide such notice within such [***] period, then upon the expiration of such period, all Anti-[***] Collaboration Compounds shall be deemed to be Non-Qualifying Compounds and [***] shall be deemed to be a Non-Qualifying Target.
4.1.15    Reservation of Rights and Process for [***]. Notwithstanding anything to the contrary in this Agreement: (a) as of the A&R Effective Date, [***] is a Collaboration Target and shall not be an Other Collaboration Target or Selected Oncology Collaboration Target, (b) if reasonably requested by Merck after discussion by the Parties or at the JEDDC and prior to Merck’s provision of notice, if any, pursuant to clause (d), NGM shall use Commercially Reasonable Efforts to perform research and development activities with respect to [***] during the New Research Program Term (with funding provided by Merck to the extent set forth in Section 4.2, subject to the applicable Research Funding Caps, or, if the Parties agree to exceed the applicable Research Funding Cap, such additional funding as Merck may in its discretion agree to provide) under the terms and conditions of the [***] Research Program, applied mutatis mutandis, except that Merck may, in its reasonable discretion after discussion by the Parties or at the JEDDC, (i) determine a reasonable alternative point in development (i.e., other than [***] but prior to the first designation of a Collaboration Compound that Modulates [***] as a Research Program Development Candidate) that triggers the time at which Merck must elect a Tail Period for [***] pursuant to clause (c) or provide notice pursuant to clause (d), and (ii) determine reasonable alternative development objectives, (c) Merck shall have the right, at any time after the A&R Effective Date that is prior to the earlier of (i) the end of the New Research Program Term and (ii) Merck’s provision of notice, if any, pursuant to clause (d), to designate [***] as a Tail Target (mutatis mutandis) and to designate Tail Compounds (mutatis mutandis) with respect thereto, with a Tail Period (mutatis mutandis) to be performed by Merck under the terms and conditions of the [***] Research Program Tail Period applied mutatis mutandis, and (d) if Merck is not interested in pursuing or continuing to pursue [***], it will notify NGM, and upon receipt of such notice, [***] will be deemed to be an Other Collaboration Target and a Non-Qualifying Target. For clarity, if Merck exercises its rights under clause (b) or (c), it shall have the right to exercise, in its sole discretion, a Merck Option under the terms and conditions of the [***] Merck Option applied mutatis mutandis.

4.2    NGM FTEs, Merck funding of NGM FTEs and NGM’s Out-of-Pocket Expenses.
4.2.1    NGM FTEs. During the Research Program Term and the Tail Period, if any, NGM shall, in its sole discretion, assign the appropriate number of FTEs to conduct NGM’s activities under the Research Program; provided, however, that if NGM chooses in its discretion to provide staffing that exceeds the Research Funding Budget, Merck will not be obligated to pay for those NGM FTEs that exceed such Research Funding Budget.
4.2.2    FTE and External Cost Funding; Annual Budgets; True Up.
(a)    NGM shall provide to Merck, (i) as of the A&R Effective Date for the New Research Program Year 1, and (ii) not later than [***] prior to the start of each of New Research Program Year 2 and New Research Program Year 3, a rolling annual budget, for the subsequent two (2) Research Program Years, of its projected FTE funding requirements and projected Third Party costs (including costs for consultants) and other out-of-pocket expenses incurred by it in the conduct of the Ophthalmology Research Program, CVM Research Program and [***] Research Program (and solely with respect to New Research Program Year 1, incurred in connection with the research and development of Non-Qualifying Compounds and Non-Qualifying Targets) (in each case, other than the [***]), subject to Section 4.2.4 (collectively, the “External Costs”) for each such year together with a proposed quarterly breakdown of such budget, with the first year’s budget of the rolling annual budget for such New Research Program Year constituting the fixed budget for such year (such year’s budget the “Research Funding Budget”); provided, however, that the budget for New Research Program Year 1 provided under Section 4.2.2(a)(i) shall cover the period from April 1, 2021 through the end of New Research Program Year 1, inclusive of any actuals known to NGM as of such date, and further provided that in no event shall the Research Funding Budget for any Research Program Year be in excess of the applicable cap set forth below (except with respect to the Post-Year 1 NGM621 Funding, which funding by Merck is not capped and not included in the Research Funding Cap set forth below), which such cap may only be revised upon mutual written agreement of the Parties (“Research Funding Cap”):

Funding Year(s)	Activities	Research Funding Cap
New Research Program Year 1 (provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021)
Ophthalmology Research Program, CVM Research Program, [***] Research Program, research and development of Non-Qualifying Compounds and Non-Qualifying Targets that exist as of the A&R Effective Date and research and development activities consistent with NGM’s performance of the Research Program prior to the A&R Effective Date
$86,000,000 [***]
New Research Program Years 2 and 3 combined	For Ophthalmology Research Program, CVM Research Program (other than research, development and manufacture of NGM621) and [***] Research Program	$20,000,000
Renewal CVM Research Program Term	CVM Research Program	$20,000,000
Ophthalmology Research Program Tail Period Year 1	[***]	[***]
Ophthalmology Research Program Tail Period Year 2	[***]	[***]
Ophthalmology Research Program Tail Period Year 3	[***]	[***]
Ophthalmology Research Program Tail Period Year 4	[***]	[***]

(b)    NGM will keep true, accurate and complete records of its FTE work and External Costs incurred under the Research Program (and solely with respect to New Research Program Year 1, incurred in connection with the research and development of Non-Qualifying Compounds and Non-Qualifying Targets). Upon the request of Merck, NGM will permit Merck or its independent certified accountants of nationally recognized standing, to have access during ordinary business hours to such of NGM’s records as may be necessary to reasonably substantiate the accuracy of NGM’s FTE efforts under the Research Program.
(c)    During the Research Program Term, Merck shall make payments to NGM on [***], no later than [***] after the beginning of the applicable [***], in an amount equal to [***] of the applicable Research Funding Budget (each such [***], the “[***] Research Funding” and all such amounts, as adjusted by Section 4.2.2(e), collectively, the “Research Funding”). For clarity, Research Funding shall (i) include funding for NGM FTEs conducting all elements of the Research Program (and solely with respect to New Research Program Year 1 (provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), incurred in connection with the research and development of Non-Qualifying Compounds and Non-Qualifying Targets), including Early Development activities, pre-POC CMC and regulatory activities and (ii) [***].
(d)    During New Research Program Year 1, NGM will use Commercially Reasonable Efforts to incur an amount equal to Thirty-Five Million United States Dollars ($35,000,000) for FTE work and External Costs related to the Ophthalmology Research Program ([***]), the CVM Research Program, and/or the [***] Research Program; provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021.
(e)    Within [***] of the end of a [***], NGM shall provide to Merck an accounting of the number of FTEs actually deployed in the conduct of the Research Program during such [***] (and solely with respect to New Research Program Year 1 (provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), actually deployed in the conduct of the research or development of Non-Qualifying Compounds and Non-Qualifying Targets), multiplied by the FTE Rate, and a determination of the variance of such actual FTE costs from the [***] Research Funding provided for such [***] by Merck

(the “FTE True Up Report”), and shall provide to Merck an accounting of the amount of actual External Costs incurred by NGM during such [***] minus any [***], including appropriate supporting evidence (e.g., copies of receipts) for amounts in excess of [***], and a determination of the variance of such actually incurred External Costs from the [***] Research Funding provided for such [***] by Merck (the “External Costs True Up Report”). Where such variance(s) is/are negative but remain beneath the Research Funding Cap for the applicable period (together with amounts already paid during such New Research Program Year), resulting in a shortfall of Research Funding for the [***], Merck shall promptly pay such shortfall amount to NGM in addition to the [***] Research Funding due for the current [***]. Where such variance(s) is/are positive, Merck shall have the right to deduct such positive variance amount from the next scheduled [***] Research Funding amount unless the Parties had previously agreed to such positive variance prior to NGM incurring such additional costs, or, where there is no such further [***] Research Funding amount owed to NGM, NGM shall repay to Merck such positive variance amount within [***] of the date of such True Up Report. Solely with respect to the [***] true-up mechanism during the New Research Program Term, NGM shall provide to Merck an accounting of the applicable costs that would have been payable as [***] Research Funding if the New Research Program Year 1 had begun on April 1, 2021 and Merck shall pay this additional amount at the same time it would pay NGM any funds pursuant to the true-up mechanisms contained herein.
(f)    In the event that the Parties agree to any Renewal CVM Research Program Term pursuant to Section 4.1.3(b), then NGM shall continue to submit Research Funding Budgets pursuant to Section 4.2.2(a) subject to the applicable Research Funding Cap. The Parties agree that the funding, reimbursement and true-up provisions of this Section 4.2.2 shall apply to any Renewal CVM Research Program Term.
(g)    NGM shall apply the Research Funding it receives under this Agreement solely to carry out its activities under, and in furtherance of the New Research Program (or solely with respect to New Research Program Year 1 (provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), in furtherance of the research and development of Non-Qualifying Compounds and Non-Qualifying Targets that exist as of the A&R Effective Date and research and development activities consistent with NGM’s performance of the Research Program prior to the A&R Effective Date), and, in each case, in accordance with the terms and conditions of this Agreement. NGM covenants that it shall not use any Research Funding obtained from Merck to fund any internal or external costs (i) associated with its activities under any of the Existing Collaboration Agreements, (ii) to research or develop any Retained Compounds or Retained Targets, and/or (iii) associated with its activities related to any Non-Qualifying Compounds and Non-Qualifying Targets following the end of New Research Program Year 1.
4.2.3    External Costs.
(a)    “External Costs” shall include [***] (e.g., any [***]: (i) [***]; or (ii) [***], in each case of (i) and (ii), to be used solely (or if applicable to other uses, then a fair allocation of such costs) in the conduct of the Research Program (or solely with respect to New Research Program Year 1 (provided, however, that for this purpose the New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), in the conduct of research or development of Non-Qualifying Compounds and Non-Qualifying Targets that exist as of the A&R Effective Date and research and development activities consistent with NGM’s performance of the Research Program prior to the A&R Effective Date); provided, however, that Merck’s approval shall be obtained in writing in advance for such External Costs that are in excess of [***] for any such [***]; provided, further, that Merck shall not be responsible for [***]. For clarity, any External Costs that are: (1) approved by Merck under this Section 4.2.3, shall be included in the Research Funding Budget and shall, accordingly, be subject to, and count against, the Research Funding Cap; or (2) not approved by Merck under this Section 4.2.3 (as and to the extent such approval is necessary), shall not be included in the Research Funding Budget, shall not count against the Research Funding Cap and NGM shall be solely responsible for any such costs.
4.2.4    Expense Reduction. The Parties agree to cooperate during the Research Program Term in identifying and implementing opportunities to reduce the costs incurred in the conduct of the Research Program, including costs of equipment, consumables such as laboratory supplies and Third Party services such as toxicology, clinical studies or manufacturing services, provided such cooperation does not unduly delay or hamper NGM in the performance of its activities thereunder. These attempts may include exploration of Merck’s preferred supply arrangements, and Merck’s procurement expertise.
4.2.5    Records; Audits. NGM will keep, and will cause each of its Affiliates and subcontractors, as applicable, to keep, adequate books and records of accounting of all FTEs, FTE spend and out-of-pocket expenses for the Collaboration for the purpose of ensuring its compliance hereunder. For the [***] following the end of the Calendar Year to which such books and records of accounting (including those of its Affiliates, as applicable) relate will be kept at its principal place of business. At the request of Merck, NGM will permit (and procure its Affiliates, to permit) an independent certified public accounting firm of internationally recognized standing selected by Merck and reasonably acceptable to NGM to have access during normal business hours to such of the records as may be reasonably necessary to verify the accuracy of the payments due hereunder from Merck in connection with FTEs and out-of-pocket expenses for any Calendar Year ending not more than [***] following the end of any Calendar Year. Such examinations may not be conducted more than [***] in any Calendar Year or [***]. The accounting firm shall disclose to Merck only whether the reports are correct or incorrect and the amount of any discrepancy. No other Confidential Information shall be provided. If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] of the date of delivery of such accounting firm’s written report so correctly concluding or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Merck; provided, however, that if the overcharge by NGM [***], then NGM shall pay the fees. Upon the expiration of [***] following the end of any Calendar Year, absent willful misconduct or fraud by NGM (or its Affiliates, as applicable) the calculation of amounts payable with respect to such Calendar Year shall be binding and conclusive upon Merck, and NGM shall be released from any liability or accountability with respect to amounts payable for such Calendar Year. Merck shall treat all financial information subject to review under this Section in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with NGM obligating it to retain all such Confidential Information in confidence pursuant to such confidentiality agreement.
4.2.6    Potential Increases to the Research Funding Cap. The Research Funding Cap applicable to each New Research Program Year or Years, as applicable, may only be increased by the mutual agreement of the Parties.
4.2.7    NGM621 Funding.
(a)    Research Funding.
(i)    During the New Research Program Term (provided that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), [***].
(ii)    During New Research Program Year 1 (provided, however, that for this purpose New Research Program Year 1 shall be deemed to have commenced as of April 1, 2021), Merck agrees to provide reimbursement for the research and Development of NGM621, except for [***], subject to the applicable Research Funding Cap pursuant to Section 4.2.2. After New Research Program Year 1, through the earlier of (1) the remainder of the Ophthalmology Research Program Term or (2) the exercise (in Merck’s sole discretion) of the Merck Option with respect to NGM621 or Merck’s waiver (in Merck’s sole discretion) of such Merck Option with respect to NGM621, Merck agrees to provide reimbursement for the research and Development of NGM621 in addition to the applicable Research Funding Cap; provided, [***]; provided, further, that, in addition to the budget information and [***] set forth on Schedule 4.1.12, [***]. Consistent with Section 4.1.12, Merck shall not have any obligation to provide (x) [***] or (y) [***], unless Merck consents in writing [***]; provided that, the Parties shall discuss [***].
(b)    Manufacturing. Unless Merck specifically agrees otherwise in writing, in no event shall Merck be obligated to reimburse NGM for any costs or funding related to the manufacture of NGM621 for Phase 3 Clinical Trials.
4.2.8    Reinvestment of a Portion of Ophthalmology Option Fees. In the event that Merck exercises (in its sole discretion), during the Ophthalmology Research Program Term, (a) its first Ophthalmology Merck Option with respect to an Anti-

C3 Collaboration Compound without exercising the Alternative Ophthalmology Merck Option and makes a corresponding payment pursuant to Section 9.4 or (b) its first Ophthalmology Merck Option with respect to an Anti-C3 Collaboration Compound and also exercises the Alternative Ophthalmology Merck Option and makes a corresponding payment pursuant to Section 9.4, in each case (a) and (b), then NGM will notify Merck if the then-remaining Research Funding for the Ophthalmology Research Program, the CVM Research Program and the [***] Research Program is less than the amount of the Research Funding Cap applicable to such programs over the then-remaining New Research Program Years and, if so, how much funding remains from the Research Funding for the then-remaining New Research Program Years. From and after the date of such exercise, notwithstanding anything herein to the contrary, NGM and Merck shall [***], consistent with the Research Program Budget, until the earlier of (x) [***].
4.3    Early Development Matters. The following shall pertain to NGM’s Early Development activities for Ophthalmology Research Program Development Candidates under the Ophthalmology Research Program:
4.3.1    Reports. NGM shall provide to the JEDDC reasonable progress and spending updates at each Calendar Quarter meeting of the JEDDC on the status of such Early Development activities, including summaries of data, summaries of the actual and anticipated areas of spending and expenses, and the likelihood of, and timetable for, completion of such Early Development activities and, with respect to the Ophthalmology Research Program, advancement of Ophthalmology Research Program Development Candidates to the next phase of Development.
4.3.2    Ownership of Regulatory Filings.
(a)    Until Merck exercises a Merck Option pursuant to Section 5.3, the Party primarily conducting Development activities for a Research Program shall own and maintain all regulatory filings for the applicable Research Program Development Candidates made by it and developed pursuant to this Agreement, including all INDs. Such Party shall provide the JEDDC with regular updates regarding the status of regulatory filings and correspondences for such Research Program Development Candidates, and such regulatory filings and correspondences shall be reviewed by the JEDDC or a working group established by such committee.
(b)    Without limiting Section 5.5, upon exercise of the Merck Option with respect to a Research Program Development Candidate, to the extent owned by NGM, NGM shall transfer ownership of such regulatory filings for such Research Program Development Candidate, including all relevant INDs to Merck, and provide Merck with copies of or access to such INDs and other regulatory filings, and all pre-clinical and clinical data and results (including pharmacology, toxicology, formulation and stability studies). In the event that primary responsibility for conducting Development activities for a Research Program transfers from one Party to another in accordance with this ARTICLE 4, without limiting any other transfer obligation herein, such Party shall transfer ownership of such regulatory filings for the applicable Research Program Development Candidates, including all relevant INDs to the other Party, and provide the other Party with copies of or access to such INDs and other regulatory filings, and all pre-clinical and clinical data and results (including pharmacology, toxicology, formulation and stability studies).
4.3.3    Adverse Event Reporting. Beginning on the Original Effective Date and continuing until such time, if any, that Merck exercises the Merck Option with respect to an Ophthalmology Research Program Development Candidate, NGM shall be responsible for reporting all adverse drug reaction experiences related to the clinical activities of NGM under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which the Ophthalmology Research Program Development Candidate is being developed, in accordance with the Laws of the relevant countries and Regulatory Authorities. Without limiting the foregoing, (a) upon Merck’s request, NGM shall provide copies of any adverse event reports with respect to an Ophthalmology Research Program Development Candidate and any details related thereto that Merck reasonably requests and (b) NGM shall promptly notify Merck of any serious adverse event with respect to an Ophthalmology Research Program Development Candidate if such serious adverse event is deemed related to such Ophthalmology Research Program Development Candidate.
4.4    Research and Development during the Tail Period.
4.4.1    Portfolio Review & Tail Period Determination.
(a)    Tail Periods.
(i)    With respect to each of the Ophthalmology Research Program and CVM Research Program, starting at the beginning of the three (3) month period immediately prior to the last day of the Ophthalmology Research Program Term or the CVM Research Program Term, as applicable, and extending until the later of (A)

the end of any applicable Option Period that will end within [***] after the applicable Research Program Term and (B) the last day of such three (3)-month period, Merck shall have the right to review with NGM the Ophthalmology Collaboration Compounds or CVM Collaboration Compounds applicable to such Research Program, and determine if there are (x) in the case of the Ophthalmology Research Program, Collaboration Compounds from the Ophthalmology Research Program for which Merck desires NGM to continue to conduct research and development, where successful, through POC (the “Ophthalmology Research Program Tail Compounds,” and the Collaboration Target(s) that are Modulated by such Collaboration Compounds, “Ophthalmology Research Program Tail Targets”) and (y) in the case of the CVM Research Program, Collaboration Compounds from the CVM Research Program for which Merck desires to conduct research and development through designation as a Research Program Development Candidate (the “CVM Research Program Tail Compound,” and the Collaboration Target(s) that are Modulated by such Collaboration Compounds, “CVM Research Program Tail Targets”) over the applicable Tail Period. Merck shall have the right to require NGM to conduct such additional research and development of such Ophthalmology Research Program Tail Compounds/Targets, subject to the limits set forth in Section 4.4.3, or to conduct such additional research and development of such Tail Compounds and Tail Targets on its own pursuant to Section 4.4.3(a)(ii). Merck shall not have any right to require NGM to conduct additional research and development of such CVM Research Program Tail Compounds/Targets, but Merck may conduct such additional research and development of such Tail Compounds and Tail Targets on its own pursuant to Section 4.4.3(b).
(ii)    With respect to the [***] Research Program, Merck shall have [***] from receipt of the [***] Data Package to notify NGM that Merck has decided (in its sole discretion) to assume responsibility for all research and development activities with respect to all Anti-[***] Collaboration Compounds, in which case (a) the Anti-[***] Collaboration Compounds shall be deemed to be “[***] Research Program Tail Compounds”, (b) [***] shall be deemed to be a “[***] Research Program Tail Target,” (c) Merck shall be deemed to have exercised its right pursuant to this Section 4.4.1(a)(ii) for a Tail Period for [***], and (d) the provisions of Section 4.1.14 shall apply.
(b)    For clarity, if Merck does not exercise any of its rights pursuant to Section 4.4.1(a), then there will not be any Tail Period.
(c)    Unless Merck earlier terminates a Tail Period in accordance with Section 4.4.2 (in which case, subject to the terms of Section 4.4.2, the applicable Research Program Tail Period and the applicable Tail Year shall end upon the effective date of such termination and there shall not be any new Tail Years after such effective date), a Tail Period shall consist of, and shall expire at the end of, the following four years (each a “Tail Year”): (i) Tail Year 1 shall begin on April 1 of the Calendar Year in which the applicable Research Program Term ends (such Calendar Year, the “End Year”) and shall end on December 31 of the End Year, (ii) Tail Year 2 shall begin on January 1 of the Calendar Year immediately following the End Year and end on December 31 of the same Calendar Year, (iii) Tail Year 3 shall begin on January 1 of the Calendar Year that is the second Calendar Year after the End Year and end on December 31 of the same Calendar Year, (iv) Tail Year 4 shall begin on January 1 of the Calendar Year that is the third Calendar Year after the End Year and end on March 31 of the same Calendar Year, and (v) solely in the event that (A) with respect to the Ophthalmology Research Program Tail Period, (1) if NGM is performing the Ophthalmology Research Program Tail Period, there is an ongoing POC Trial for an Ophthalmology Research Program Tail Compound at the end of Tail Year 4 and the Ophthalmology Research Program Tail Period is still ongoing, the final Tail Year(s) shall begin on January 1 of the Calendar Year that is the fourth Calendar Year after the End Year and end on the completion of such POC Trial and (2) if Merck is performing the Ophthalmology Research Program Tail Period, such Tail Period will extend for as long as Merck is using Commercially Reasonable Efforts in accordance with Section 4.4.3(a)(ii), and (B) with respect to the [***] Research Program Tail Period and CVM Research Program Tail Period, if Merck determines, consistent with Merck’s standards for comparable compounds, there is additional work to be completed before a Tail Compound in such Research Program can be nominated as a Research Program Development Candidate so long as Merck is using Commercially Reasonable Efforts in accordance with Section 4.4.3(b)(iii) or Section 4.4.3(c)(iii), as applicable, the applicable Tail Period shall extend through such nomination (or Merck’s reasonable determination, consistent with Merck’s standards for comparable compounds, that no Tail Compound in such Research Program can be nominated as a Research Program Development Candidate, in which case all of the Tail Compounds in such Research Program shall become Non-Qualifying Compounds and the Tail Targets in such Research Program shall become Non-Qualifying Targets).
4.4.2    Tail Period Termination.
(a)    Merck may terminate a Tail Period upon [***] prior written notice to NGM; provided that in the event there is an ongoing POC Trial for an Ophthalmology Research Program Tail Compound at the time of such termination and such POC Trial cannot be ethically terminated or wound down upon such termination, the termination of such Ophthalmology Research Program Tail Period shall not be effective until the completion of such POC Trial (or earlier ethical termination or winding down thereof); provided, further, that, for clarity, upon completion of the POC Trial, the Merck Option would remain in effect and be exercisable as set forth in ARTICLE 5.
(b)    Effects of Termination of Ophthalmology Research Program Tail Period.
(i)    Following the termination of the Ophthalmology Research Program Tail Period, (1) NGM shall be responsible, at Merck’s expense, upon Merck’s election in writing, for transitioning any Clinical Studies or development activities then-being conducted on any Ophthalmology Research Program Tail Compounds to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Ophthalmology Research Program Tail Compounds, mutatis mutandis, subject only to transfers and the like being provided by NGM to Merck (and not by Merck to NGM), and the provisions of Section 4.4.2(b)(iii) shall apply, or, (2) subject to the first proviso in Section 4.4.2(a), where Merck does not so elect to have transitioned to it any such Clinical Studies, including any such POC Trials, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense, and the applicable Collaboration Compounds shall become Non-Qualifying Compounds and the applicable Collaboration Target shall become a Non-Qualifying Target.
(ii)    In addition, following the termination of the Ophthalmology Research Program Tail Period, to the extent then-ongoing, all research activities that are not Clinical Studies under such Tail Period shall terminate, effective upon such effective date of termination, and in any event Merck shall have no obligation to pay for any External Costs or such work performed by the NGM FTEs after the effective date of such termination including the Research Funding after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a), except to the extent needed to conduct the activities set forth in Section 4.4.2(b)(i).
(iii)    Where Merck assumes the conduct of such Clinical Studies under Section 4.4.2(b)(i) but terminates Development of the applicable Collaboration Compounds prior to completion of the first POC Trial, such Collaboration Compounds shall become Non-Qualifying Compounds and, provided that no other Collaboration Compound that Modulates the applicable Collaboration Target is being developed as an Ophthalmology Research Program Tail Compound, the applicable Collaboration Target shall become a Non-Qualifying Target. Where Merck assumes the conduct of such Clinical Studies and completes a POC Trial, upon completion of the first POC Trial with respect to any Ophthalmology Research Program Tail Compound, the Merck Option would remain in effect and be exercisable as set forth in ARTICLE 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [***] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound.
(c)    Effects of Termination of CVM and [***] Research Program Tail Periods.
(i)    Effective upon the effective date of termination of the CVM Research Program Tail Period or the [***] Research Program Tail Period, as applicable, to the extent then-ongoing, all research and Development activities in the applicable Tail Period shall terminate, and the licenses and rights granted by NGM to Merck in Section 4.4.3(d) with respect to the applicable Tail Period will terminate and such licenses and rights shall revert to NGM and Merck and its Affiliates and sublicensees shall have no further rights under the license contemplated by Section 4.4.3(d) for the applicable Tail Period, except to the extent needed to conduct the transition activities set forth in Section 4.4.2(c)(ii).
(ii)    Following the termination of the CVM Research Program Tail Period or the [***] Research Program Tail Period, as applicable, (A) Merck shall be responsible, at NGM’s expense, upon NGM’s election in writing, for transitioning any development activities then-being conducted on any applicable Tail Compounds to NGM or its designee, in accordance with an agreed reasonable transition plan with respect to any such Tail Compounds/Targets (which plan will account for the Merck staffing at the relevant time(s)) or (B) where NGM does not so elect to have transitioned to it any such development activities, Merck shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such development activities at its own expense, and the applicable Tail Compounds shall become Non-Qualifying Compounds and the applicable Tail Targets shall become Non-Qualifying Targets.
4.4.3    Conduct of Research and Development During Tail Period; Merck Retained Options.
(a)    Ophthalmology Research Program Tail Period.
(i)    NGM shall conduct the additional research and development of Ophthalmology Research Program Tail Compounds/Targets as requested by Merck pursuant to Section 4.4.1 and in a manner consistent with this ARTICLE 4 and subject to Section 4.1.5(g); provided, however, that Merck shall fund all such activity in the manner consistent with the funding of FTEs and out of pocket costs (including External Costs, to the extent applicable) set forth in Section 4.2. If NGM’s performance of the Ophthalmology Research Program Tail Period will cause NGM to exceed the applicable Research Funding Cap, the Parties will discuss in good faith increasing the applicable Research Funding Cap pursuant to Section 4.2.6; provided that if following such discussions, the Parties are unable to reach a solution, then Merck shall assume responsibility for such Ophthalmology Research Program Tail Compounds pursuant to Section 4.4.3(a)(ii).
(ii)    Notwithstanding Section 4.4.3(a)(i), if, during any Tail Year or after the Tail Period, Merck desires to assume responsibility for research and development activities with respect to one or more Ophthalmology Research Program Tail Compounds/Targets that have yet to reach POC, Merck shall have the right to internally research and develop such Tail Compounds/Targets by providing NGM with written notice of such intent at the time of Merck’s request pursuant to Section 4.4.1 or at any time during the applicable Tail Period. Promptly following Merck’s provision of such notice, the Parties shall agree regarding a reasonable transition plan with respect to any such Tail Compounds/Targets (which plan will account for the NGM staffing at the relevant time(s)), and NGM shall be responsible, at Merck’s expense, for transitioning any Clinical Studies or other research and development activities then-being conducted on such Tail Compounds/Targets to Merck or its designee in accordance with such transition plan. Merck shall use Commercially Reasonable Efforts to complete a POC Trial for [***] for each Ophthalmology Research Program Tail Target for which it assumes responsibility pursuant to this Section 4.4.3(a)(ii).
(iii)    Any Ophthalmology Research Program Tail Compound that undergoes a POC Trial either during the Ophthalmology Research Program Tail Period or thereafter arising from Merck’s continued internal research and development of that Ophthalmology Research Program Tail Compound would be subject to a Merck Option to obtain an exclusive license to such POC Compound and its Related Compounds, all in accordance with the process outlined in ARTICLE 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [***] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound.
(iv)    When Merck determines that sufficient information is available for Merck to determine, in a manner consistent with Merck’s standards for comparable compounds, whether (A) an Ophthalmology Research Program Tail Compound that Modulates an Ophthalmology Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies, or (B) (x) no Ophthalmology Research Program Tail Compound that Modulates such Ophthalmology Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies or (y) all of the Ophthalmology Research Program Tail Compounds that Modulate such Ophthalmology Research Program Tail Target that Merck has tested for such suitability are not suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies and Merck does not have any good faith plans to test any additional such Ophthalmology Research Program Tail Compounds for such suitability, then in each case ((A) and (B)), Merck shall notify NGM in writing of its determination within [***], and (1) in the event of clause (A), such Ophthalmology Research Program Tail Compound shall be deemed an Ophthalmology Research Program Development Candidate as of the date of such notice, and (2) in the event of clause (B), such Ophthalmology Research Program Tail Compound, together with its Related Compounds, shall be deemed to be Non-Qualified Compounds and such Ophthalmology Research Program Tail Target shall become a Non-Qualifying Target.
(b)    CVM Research Program Tail Period.
(i)    Merck shall assume responsibility, as of the start of the CVM Research Program Tail Period, for all research and development activities with respect to all CVM Research Program Tail Compounds/Targets that have not been designated as Research

Program Development Candidates pursuant to Section 4.1.13. As of the start of the CVM Research Program Tail Period, Merck shall have no obligation to pay for any External Costs or any work performed by the NGM FTEs with respect to the CVM Research Program, and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) with respect to the CVM Research Program will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a) for the CVM Research Program, except to the extent needed to conduct the activities set forth below in Section 4.4.3(b)(ii).
(ii)    The Parties shall agree regarding a reasonable transition plan with respect to any such Tail Compounds/Targets (which plan will account for the NGM staffing at the relevant time(s) and be designed to transition all responsibilities to Merck by the start of the Tail Period or as soon as possible thereafter), and NGM shall be responsible, at Merck’s expense, for transitioning any such research or development activities then-being conducted on any such Tail Compounds/Targets to Merck or its designee in accordance with such transition plan.
(iii)    Merck shall use Commercially Reasonable Efforts to designate [***] for each CVM Research Program Tail Target as a Research Program Development Candidate.
(iv)    When Merck determines that sufficient information is available for Merck to determine, in a manner consistent with Merck’s standards for comparable compounds, whether (A) a CVM Research Program Tail Compound that Modulates a CVM Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies, or (B) (x) no CVM Research Program Tail Compound that Modulates such CVM Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies or (y) all of the CVM Research Program Tail Compounds that Modulate such CVM Research Program Tail Target that Merck has tested for such suitability are not suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies and Merck does not have any good faith plans to test any additional such CVM Research Program Tail Compounds for such suitability, then in each case ((A) and (B)), Merck shall notify NGM in writing of its determination within [***], and (1) in the event of clause (A), such CVM Research Program Tail Compound shall be deemed a CVM Research Program Development Candidate as of the date of such notice, and Merck shall have [***] in which to exercise (in its sole discretion) the CVM Merck Option for such CVM Research Program Development Candidate and its Related Compounds in accordance with Section 5.3.1, and (2) in the event of clause (B), such CVM Research Program Tail Compound, together with its Related Compounds, shall be deemed to be Non-Qualified Compounds and such CVM Research Program Tail Target shall become a Non-Qualifying Target.
(c)    [***] Research Program Tail Period.
(i)    Merck shall assume responsibility, as of the start of the [***] Research Program Tail Period, for all research and development activities with respect to all [***] Research Program Tail Compounds. As of the start of the [***] Research Program Tail Period, Merck shall have no obligation to pay for any External Costs or any work performed by the NGM FTEs with respect to the [***] Research Program, and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) with respect to the [***] Research Program will terminate with respect to the [***] Research Program and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a) for the [***] Research Program, except to the extent needed to conduct the activities set forth below in Section 4.4.3(c)(ii).
(ii)    The Parties shall agree regarding a reasonable transition plan with respect to any such Tail Compounds/Targets (which plan will account for the NGM staffing at the relevant time(s) and be designed to transition all responsibilities to Merck by the start of the Tail Period or as soon as possible thereafter), and NGM shall be responsible, at Merck’s expense, for transitioning any such research or development activities then-being conducted on any such Tail Compounds/Targets to Merck or its designee in accordance with such transition plan.
(iii)    Merck shall use Commercially Reasonable Efforts to designate [***] as a [***] Research Program Development Candidate.
(iv)    When Merck determines that sufficient information is available for Merck to determine, in a manner consistent with Merck’s standards for comparable compounds, whether (A) a [***] Research Program Tail Compound that Modulates a [***] Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies, or (B) (x) no [***] Research Program Tail Compound that Modulates such [***] Research Program Tail Target is suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies or (y) all of the [***] Research Program Tail Compounds that Modulate such [***] Research Program Tail Target that Merck has tested for such suitability are not suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies and Merck does not have any good faith plans to test any additional such [***] Research Program Tail Compounds for such suitability, then in each case ((A) and (B)), Merck shall notify NGM in writing of its determination within [***], and (1) in the event of clause (A), such [***] Research Program Tail Compound shall be deemed a [***] Research Program Development Candidate as of the date of such notice, and Merck shall have [***] in which to exercise (in its sole discretion) the [***] Merck Option for such [***] Research Program Development Candidate and its Related Compounds in accordance with Section 5.3.1, and (2) in the event of clause (B), such [***] Research Program Tail Compound, together with its Related Compounds, shall be deemed to be Non-Qualified Compounds and such [***] Research Program Tail Target shall become a Non-Qualifying Target.
(d)    Tail Period License. In furtherance of the foregoing, NGM hereby grants to Merck an exclusive (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) royalty-free, sublicenseable, license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3) to research, develop (through, with respect to

Ophthalmology Research Program Tail Compounds/Targets, completion of a POC Trial and, with respect to CVM Research Program Tail Compounds/Targets and [***] Research Program Tail Compounds/Targets, nomination to be a Research Program Development Candidate), make, have made and use those Ophthalmology Research Program Tail Compounds/Targets that Merck chooses to transfer the further research and development thereof to Merck in accordance with Section 4.4.3(a)(ii), all CVM Research Program Tail Compounds/Targets and all [***] Research Program Tail Compounds/Targets. For clarity, with respect to Ophthalmology Research Program Tail Compounds/Targets, no post-POC Trial development rights, and, with respect to CVM Research Program Tail Compounds/Targets and [***] Research Program Tail Compounds/Targets, no [***] or, in either case, any commercial rights would be granted to Merck with respect to any Tail Compounds or their associated Collaboration Targets (even if Merck is internally researching and developing such Tail Compounds/Targets) unless and until Merck exercises (in Merck’s sole discretion) the applicable Merck Option upon review of the data resulting therefrom.
(e)    Merck Performance. Merck has the ability, in its sole discretion, to discontinue, delay or de-prioritize the research or development of any Tail Compounds/Targets it has elected to pursue under this Section 4.4. Upon written notice of such discontinuance (that is, stopped with no intention or plan to re-start) of all activities with respect to any Tail Compound or Tail Target to NGM or upon the end of a [***], such Tail Compounds/Targets would thereafter be deemed to be Non-Qualifying Compounds and Non-Qualifying Targets, as applicable, and NGM would have such rights thereto as are set forth in Section 4.5.
4.5    Non-Qualifying Compounds/Targets.
4.5.1    Effective as of the A&R Effective Date, all Selected Oncology Collaboration Compounds (including, for clarity, all Related Compounds) and all Other Collaboration Compounds (including, for clarity, all Related Compounds) shall be deemed Non-Qualifying Compounds and all Selected Oncology Collaboration Targets and Other Collaboration Targets shall be deemed Non-Qualifying Targets. The Non-Qualifying Targets as of the A&R Effective Date are set forth on Schedule 4.5.1. All Collaboration Compounds set forth on Schedule 4.5.1 are

Non-Qualifying Compounds, although such schedule is not a complete list of all Non-Qualifying Compounds.
4.5.2    Upon the expiration of the CVM Research Program Term, all CVM Collaboration Compounds that are not, as of such time, (a) Optioned Compounds (including, for clarity, all Related Compounds), or (b) as applicable, selected by Merck as CVM Research Program Tail Compounds under Section 4.4.1, shall be deemed Non-Qualifying Compounds and all CVM Collaboration Targets (other than Optioned Targets and CVM Research Program Tail Targets) not Modulated by an Optioned Compound or CVM Research Program Tail Compound shall be deemed Non-Qualifying Targets (which Non-Qualifying Targets include Optioned Targets and CVM Research Program Tail Targets to the extent Modulated by a different Modulation Category from the Modulation Category of the applicable Optioned Compound or CVM Research Program Tail Compound).
4.5.3    Upon the earliest of (a) expiration of the Option Period for the first Ophthalmology Merck Option, (b) Merck’s exercise of the first Ophthalmology Merck Option or (c) expiration of the Ophthalmology Research Program Term, all Designated Ophthalmology Collaboration Compounds that are not, as of such time, (i) Optioned Compounds (including, for clarity, all Related Compounds), or (ii) as applicable, selected by Merck as Ophthalmology Research Program Tail Compounds (including Ophthalmology Research Program Development Candidates so selected) under Section 4.4.1, shall be deemed Non-Qualifying Compounds, and all Designated Ophthalmology Collaboration Targets (other than Optioned Targets or Ophthalmology Research Program Tail Targets) not Modulated by an Optioned Compound or Ophthalmology Research Program Tail Compound shall be deemed Non-Qualifying Targets (which Non-Qualifying Targets include Optioned Targets and Ophthalmology Research Program Tail Targets to the extent Modulated by a different Modulation Category from the Modulation Category of the applicable Optioned Compound or Ophthalmology Research Program Tail Compound). For clarity, if Merck does not exercise the first Ophthalmology Merck Option for a POC Compound, then effective upon the expiration of such Option Period, such POC Compound (and its Related Compounds) shall be deemed Refused Candidates and NGM shall have the rights and obligations set forth in Section 5.3.2 with respect thereto.
4.5.4    Upon expiration of a Tail Period, as applicable, any applicable Tail Compounds/Targets that (i) have not been optioned by Merck in accordance with ARTICLE 5 (including such Tail Compounds as would have been deemed to have been optioned by Merck by way of qualifying as a Related Compound to an Optioned Compound) or (ii) Merck is not using Commercially Reasonable Efforts to develop (other than through NGM) shall be deemed to be Non-Qualifying Compounds and Non-Qualifying Targets. Finally, if at any time after the expiration of a Tail Period, Merck stops using Commercially Reasonable Efforts to research and Develop any Tail Compound, such Tail Compound/Target shall become a Non-Qualifying Compound and Non-Qualifying Target.
4.5.5    If Merck does not assume control of research and Development of the [***] Research Program after expiration of the [***] Research Program Term, then upon such expiration, all Anti-[***] Collaboration Compounds shall be deemed Non-Qualifying Compounds and [***] shall be deemed a Non-Qualifying Target.
4.5.6    After the A&R Effective Date, upon each event in this Section 4.5.2 – 4.5.5, inclusive, pursuant to which a compound or target could become a Non-Qualifying Compound or Non-Qualifying Target, as the case may be, the Parties agree that such determination shall be documented in writing no later than [***] Business Days after the applicable event.
4.5.7    Effective as of the date each Collaboration Compound and each Related Compound is deemed a Non-Qualifying Compound and the date each Collaboration Target is deemed a Non-Qualifying Target, Merck’s rights under this Agreement with respect to such Non-Qualifying Compounds and Non-Qualifying Targets, including all right to develop and commercialize such Non-Qualifying Compounds and Non-Qualifying Targets, either itself or with or through a Third Party, shall terminate and NGM shall have the right to develop and commercialize, independently or with or through Affiliates or Third Parties, such Non-Qualifying Compounds and Non-Qualifying Targets in its sole discretion without further obligation to Merck, except for a royalty due to Merck as set forth in Section 9.7 (subject to Section 4.9.3) and subject to the rights expressly granted to Merck pursuant to Section 4.7 and Section 5.8.
4.5.8    At any time after the A&R Effective Date when a Collaboration Compound is deemed a Non-Qualifying Compound, if Merck had assumed responsibility for the research and development of such Collaboration Compound, then the Parties shall agree regarding a reasonable transition plan with respect to any such Collaboration Compound (which plan will account for the Merck staffing at the relevant time(s)), and Merck shall be responsible, at NGM’s expense, for transitioning any Clinical Studies or other research and development activities then-being conducted on such Collaboration Compounds to NGM or its designee in accordance with such transition plan.
4.6    Exclusivity During New Research Program Term and Tail Periods. Subject to Section 14.4.1,
4.6.1    Research Program Term. During the New Research Program Term, NGM and its Affiliates shall work exclusively with Merck on the research and development of antibodies, peptides, large molecule and small molecule compounds that Modulate Collaboration Targets in a manner that satisfies the applicable Physiologically Relevant Threshold as follows: (a) during the CVM Research Program, NGM and its Affiliates shall work exclusively with Merck on such research and development with respect to CVM Collaboration Targets, (b) during the Ophthalmology Research Program, NGM and its Affiliates shall work exclusively with Merck on such research and development with respect to Designated Ophthalmology Collaboration Targets, and (c) during the [***] Research Program, NGM and its Affiliates shall work exclusively with Merck on such research and development with respect to the Collaboration Target [***], in each case, (a)-(c), except, on a Collaboration Target-by-Collaboration Target basis, for those Collaboration Targets that are deemed to be Non-Qualifying Targets [***], and except, [***], and NGM and its Affiliates shall not during the New Research Program Term conduct any research, development or commercialization, whether independently or with or through an Affiliate or Third Party (including through granting a license or otherwise enabling any such activities), that is directed to any such antibody, peptide or other large molecule, or small molecule, that Modulates: (i) any CVM Collaboration Target during the CVM Research Program Term, (ii) any Designated Ophthalmology Collaboration Target during the Ophthalmology Research Program Term, or (iii) [***] during the [***] Research Program Term (in each case, (i)-(iii), except for [***], except pursuant to this Agreement.
4.6.2    Tail Period. During the Ophthalmology Research Program Tail Period, the CVM Research Program Tail Period and the [***] Research Program Tail Period, if any, NGM and its Affiliates will work exclusively with Merck on the Tail Compounds/Targets and on the research and development of antibodies, peptides, large molecule and small molecule compounds that Modulate Tail Targets, in a manner that satisfies the applicable Physiologically Relevant Threshold as follows: (a) during the Ophthalmology Research Program Tail Period, NGM and its Affiliates will work exclusively with Merck on such research and development with respect to Ophthalmology Research Program Tail Compounds/Targets, (b) during the CVM Research Program Tail Period, NGM and its Affiliates will work exclusively with Merck on such research and development with respect to CVM Research Program Tail Compounds/Targets, and (c) during the [***] Research Program Tail Period, NGM and its Affiliates will work exclusively with Merck on such research and development with respect to [***] Research Program Tail Compounds/Targets, in each case, (a)-(c), except for (1) [***] and (2) [***]. Except with respect to items (1) and (2) above, NGM and its Affiliates shall not conduct any research, development or commercialization, whether independently or with or through an Affiliate or Third Party (including through granting a license or otherwise enabling any such activities) during the applicable Ophthalmology Research Program Tail Period, CVM Research Program Tail Period or [***] Research Program Tail Period, if any, that is directed to any Tail Compounds/Targets or any such antibody, peptide or other large molecule, or small molecule compounds that Modulate Tail Targets, except pursuant to this Agreement.
4.7    Heart Failure Exclusivity.
4.7.1    Subject to Sections 4.7.2 and 4.7.3, during the CVM Research Program Term, NGM shall not, directly or indirectly, (a) research or develop any antibody, peptide, large molecule or small molecule compound intended for the purpose of treating Heart Failure or (b) commercialize any product that is approved for the treatment of Heart Failure, in each case ((a) and (b)), except pursuant to this Agreement; provided, however, that the foregoing shall not apply to any CVM Collaboration Targets that are removed by Merck pursuant to Section 4.1.11. If Merck does not provide the notice contemplated by Section 4.1.10 within the applicable [***] period with respect to a human DNA sequence, RNA sequence, protein or peptide that is recommended by NGM to become an Additional CVM Collaboration Target, then NGM shall have the right to work on it for indications other than Heart Failure during the remainder of the CVM Research Program Term and for all indications thereafter.
4.7.2    In the event that during the CVM Research Program Term a Third Party becomes an Affiliate of NGM, whether or not as a result of a Change of Control of NGM, and as of the closing date of such transaction, such Third Party is engaged in (a) [***] or (b) [***] ((a) and (b) collectively, a “Competing Program”), then, within [***], subject to Section 4.7.3 only with respect to Changes of Control of NGM, NGM and such Affiliate shall either: (i) [***], or (ii) [***]. Prior to such [***], such Affiliate may [***]; provided that NGM and such Affiliate [***].
4.7.3    In the event that during the CVM Research Program Term a Third Party becomes an Affiliate of NGM as a result of a Change of Control of NGM, and as of [***],

such Third Party is [***], then, without limiting Section 4.7.2, such Affiliate [***]; provided that NGM and such Affiliate (a) [***]; (b) [***] and (c) [***] (clauses (a), (b) and (c), “Firewall Procedures”).
4.7.4    In the event of a transaction described in Section 4.7.2 or Section 4.7.3, NGM shall notify Merck with [***] of the closing of such transaction of the existence of an acquired Competing Program and shall notify Merck within [***] of such transaction whether it intends to divest or discontinue the Competing Program in accordance with Section 4.7.2 or, in the case of a Change of Control, comply with Section 4.7.3 with respect to such Competing Program.
4.8    Exchange of Information. Upon the Original Effective Date, and on an ongoing basis during the Research Program Term and Tail Period, if any, each Party shall promptly disclose to the other any Collaboration Inventions, and NGM shall disclose to Merck in English and in writing or in an electronic format all NGM IP not previously disclosed, and Merck shall disclose to NGM in English and in writing or in an electronic format all Merck Know-How used in the Research Program and not previously disclosed.
4.9    Existing Collaboration Agreements; Partnered Compounds and Targets.
4.9.1    Except as set forth in Section 4.2 with respect to funding of research and development of Non-Qualifying Compounds and Non-Qualifying Targets during New Research Program Year 1, NGM shall not use any Research Funding obtained from Merck to fund any internal or external costs associated with its activities under any of the Existing Collaboration Agreements or any other non-Collaboration activities.
4.9.2    NGM shall not amend any Existing Collaboration Agreement, or grant its consent (where consent may be withheld by NGM) under any Existing Collaboration Agreement, in each case, in a manner that: (i) [***]; and/or (ii) [***]; provided, however, that nothing in the foregoing shall require that NGM breach the terms of any of such Existing Collaboration Agreements.
4.9.3    If during the Research Program Term the rights of the Third Party Partner cease to exist in their entirety under the terms of the Existing Collaboration Agreement with respect to a Partnered Compound (as a result, for example, of the expiration or termination of such agreement, or any license or option thereunder), and if as of such time [***] such Partnered Compound, then such Partnered Compound shall [***] and such compound shall [***] and [***]; provided, however, that notwithstanding [***]: (a) if such compound subsequently [***], then the [***]

on account of the [***] shall not [***]; and (b) if such compound subsequently [***], [***] on account of the [***].
4.9.4    If during the Research Program Term the rights of the Third Party Partner cease to exist in their entirety under the terms of the Existing Collaboration Agreement with respect to Partnered Target (as a result, for example, of the expiration or termination of such agreement, or any license or option thereunder) then the applicable DNA sequence, RNA sequence, protein or peptide shall no longer thereafter be deemed a “Partnered Target” and it shall instead be made available for possible designation and investigation as a Collaboration Target under the Research Program. NGM represents and warrants that the targets set forth on Schedule 1.51(b) are not Partnered Targets.
4.9.5    In no event will the subject matter that is “Within 3rd Party Rights” include any antibody, peptide or other large molecule or small molecule, DNA sequence or RNA sequence that is identified, discovered or reduced to practice, or otherwise researched or developed in the course of performing the Collaboration.
ARTICLE 5
MERCK OPTION RIGHTS
5.1    Data Package.
5.1.1    Ophthalmology Research Program. Once a Designated Ophthalmology Collaboration Compound completes a POC Trial (and thus becomes a POC Compound) conducted by or on behalf of NGM, NGM shall, within [***] of such completion, provide a mutually agreed upon data package to Merck, which data package will in any event include: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***]; (vi) [***]; (vii) [***], all information described in subsections (i) through (vi) to the extent available and relating to [***], in each case of (i) through (vii), inclusive, to the fullest extent reasonably possible so as to assist and enable Merck to make its decision on whether to exercise the Merck Option with respect thereto; and (viii) an executed statement affirming the representations and warranties in Sections 11.1 and 11.2 remain accurate or otherwise noting any disclosures necessary to make such representations and warranties accurate, which disclosures shall not be considered, of themselves, to be a breach of this Agreement (the “POC Data Package”). NGM shall, during the Option Period for such POC Compound and, as requested by Merck, meet with Merck to discuss such POC Data Package and any questions of Merck with respect thereto, including providing Merck with such additional information to assist with interpretation of the POC Data Package as Merck may reasonably request.

5.1.2    CVM Research Program. When NGM is performing the CVM Research Program and it determines in its reasonable discretion that sufficient information is available for Merck to consider a CVM Collaboration Compound as suitable for the initiation of pre-clinical, IND-enabling studies and, if successful, Clinical Studies in accordance with Section 4.1.13, then NGM shall promptly provide a mutually agreed upon data package to Merck, which data package will in any event include: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***], in each case of (i) through (v), inclusive, to the fullest extent reasonably possible so as to assist and enable Merck to make its decision on whether to exercise the Merck Option with respect thereto; and (vi) an executed statement affirming the representations and warranties in Sections 11.1 and 11.2 remain accurate or otherwise noting any disclosures necessary to make such representations and warranties accurate, which disclosures shall not be considered, of themselves, to be a breach of this Agreement (the “CVM Research Program Development Candidate Data Package”). NGM shall, during the Option Period for such CVM Collaboration Compound and, as requested by Merck, meet with Merck to discuss such CVM Research Program Development Candidate Data Package and any questions of Merck with respect thereto, including providing Merck with such additional information to assist with interpretation of the CVM Research Program Development Candidate Data Package as Merck may reasonably request.
5.2    Grant of Merck Options.
5.2.1    Grant of Rights.
(a)    Ophthalmology Merck Option. NGM hereby grants to Merck the exclusive right, exercisable at Merck’s sole discretion, to elect to obtain the exclusive worldwide license set forth in Section 5.4 with respect to each POC Compound that is a Designated Ophthalmology Collaboration Compound and has been the subject of completed a POC Trial, and its Related Compounds (which are, collectively, a set of Option Subject Compounds), under the terms and conditions set forth in this Agreement (such right to elect, a “Ophthalmology Merck Option” as to such set of Option Subject Compounds). Such POC Compound together with its associated Related Compounds is collectively referred to as one set of Option Subject Compounds, all of which are included within and subject to a single Ophthalmology Merck Option, which option may be exercised by Merck (as provided in Section 5.3) at one time as to all such compounds in the set. For clarity, the exercise by Merck of an Ophthalmology Merck Option shall be specific to that particular set of Option Subject Compounds only and results in the grant to Merck of the exclusive, worldwide license, under Section 5.4.1, to research (as described in Section 5.4.1), Develop, manufacture, use and Commercialize any Product that incorporates any of such Option Subject Compounds. Any additional Collaboration Compounds that are developed subsequently (or in tandem) by NGM against the same Designated Ophthalmology Collaboration Target (other than the associated Related Compounds to a given POC Compound), but that belong to a different Modulation Category than such Optioned Compounds, and which progress to become a POC Compound that has been the subject of a completed POC Trial, shall be the subject of a separate and distinct Ophthalmology Merck Option, which is then subject to separate exercise by Merck (as provided in Section 5.3).
(b)    Alternative Ophthalmology Merck Option. Effective upon the first completion during the Ophthalmology Research Program Term of a POC Trial for an Anti-C3 Collaboration Compound (or earlier if Merck exercises its Merck Option for such Anti-C3 Collaboration Compound prior to completion of such POC Trial), NGM hereby grants to Merck the exclusive right, exercisable at Merck’s sole discretion, to elect to obtain the exclusive worldwide license set forth in Section 5.4 with respect to all Anti-[***] Collaboration Compounds and all Anti-[***] Collaboration Compounds and their Related Compounds (which are, collectively, a set of Option Subject Compounds), under the terms and conditions set forth in this Agreement (such right to elect, the “Alternative Ophthalmology Merck Option”). All such Designated Ophthalmology Collaboration Compounds with their associated Related Compounds are collectively referred to as one set of Option Subject Compounds, all of which are included within and subject to the Alternative Ophthalmology Merck Option, which option may be exercised by Merck (as provided in Section 5.3) at one time as to all such compounds in the set. The Alternative Ophthalmology Merck Option can only be exercised by Merck together with its exercise, during the Standard Ophthalmology Research Program Term, of the first Ophthalmology Merck Option for an Anti-C3 Collaboration Compound.
(c)    CVM Merck Option. On a CVM Research Program Development Candidate-by-CVM Research Program Development Candidate basis, NGM hereby grants to Merck the exclusive right, exercisable at Merck’s sole discretion, to elect to obtain the exclusive worldwide license set forth in Section 5.4 with respect to each CVM Research Program Development Candidate and its Related Compounds (which are, collectively, a set of

Option Subject Compounds), under the terms and conditions set forth in this Agreement (each such right to elect, a “CVM Merck Option” as to the applicable set of Option Subject Compounds). Each such CVM Research Program Development Candidate together with its associated Related Compounds are collectively referred to as one set of Option Subject Compounds, all of which are included within and subject to a single CVM Merck Option, which option may be exercised by Merck (as provided in Section 5.3) at one time as to all such compounds in the set.
(d)    [***] Merck Option. NGM hereby grants to Merck the exclusive right, exercisable at Merck’s sole discretion during the applicable Option Period set forth in Section 5.3.1, to elect to obtain the exclusive worldwide license set forth in Section 5.4 with respect to the first Anti-[***] Collaboration Compound to become a [***] Research Program Development Candidate and its Related Compounds (which are, collectively, a set of Option Subject Compounds), under the terms and conditions set forth in this Agreement (the “[***] Merck Option”).
(e)    General. For clarity, the exercise by Merck of a Merck Option with respect to a given set of Option Subject Compounds shall be specific to that particular set of Option Subject Compounds only and results in the grant to Merck of the exclusive, worldwide license, under Section 5.4.1, to research (as described in Section 5.4.1), Develop, manufacture, use and Commercialize any Product that incorporates any of such Option Subject Compounds. Any additional CVM Collaboration Compounds that are developed subsequently (or in tandem) by NGM against the same CVM Collaboration Target (other than the associated Related Compounds to a given CVM Research Program Development Candidate), but that belong to a different Modulation Category than such Optioned Compounds (and thus becomes a CVM Research Program Development Candidate), shall be the subject of a separate and distinct Merck Option, which is then subject to separate exercise by Merck (as provided in Section 5.3).
5.2.2    Pursuit of Related Compounds. Upon exercise of a Merck Option to a POC Compound, the Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, a CVM Research Program Development Candidate or [***] Research Program Development Candidate, Merck shall also have the license set forth in Section 5.4.1 to research (as described in Section 5.4.1), Develop, manufacture, use and Commercialize the Related Compounds associated with such POC Compound, Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, CVM Research Program Development Candidate or

[***] Research Program Development Candidate, as applicable. Following exercise of its Merck Option with respect to a set of Option Subject Compounds, Merck may, in its sole discretion, substitute any one or more of the Related Compounds within such set for the applicable POC Compound, Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, CVM Research Program Development Candidate or [***] Research Program Development Candidate, as applicable, or where the POC Compound, Anti-[***] Collaboration Compound, Anti-[***] Collaboration Compound CVM Research Program Development Candidate or [***] Research Program Development Candidate, as applicable, is successful as a Product, may in addition, at Merck’s sole discretion, Develop, manufacture, use and Commercialize any of the associated Related Compounds, subject to Merck’s obligations under this Agreement.
5.2.3    Exclusivity. During the Research Program Term and applicable Tail Period, if any, NGM will not grant to any Third Party rights to any NGM (or its Affiliates) intellectual property that (a) are inconsistent with Section 4.7 or (b) are inconsistent with or in way limit or restrict the options granted or the grant of the licenses resulting from the exercise of the Merck Options to Merck hereunder. For the avoidance of doubt, the Parties understand and agree that the Merck Option rights, as described herein, shall be exclusive options over the POC Compound that is the subject of a given Early Development program (including the Ophthalmology Research Program), over the Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, over any CVM Research Program Development Candidate, and [***] Research Program Development Candidate, and their respective Related Compounds, and unless and until such time (if any) as Merck declines to exercise or permits to lapse its pending or outstanding Merck Option rights with respect to any such POC Compound, Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds, CVM Research Program Development Candidate, or [***] Research Program Development Candidate and their respective Related Compounds, NGM shall not have the right to offer or negotiate with any Third Party with respect to the grant to such Third Party of any right or license or other encumbrance of any kind with respect to the NGM IP or NGM’s interest in the Collaboration Technology in or to any of such compounds in the Field in the Territory (including intellectual property rights covering or claiming such compounds) in a manner that would be inconsistent with or would limit or restrict the options granted or the grant of the licenses resulting from the exercise of the Merck Options to Merck hereunder.

5.3    Exercise of Merck Option.
5.3.1    Option Period, Option Exercise. Merck may exercise a Merck Option by delivery to NGM of written notice of exercise, not later than (a) for an Ophthalmology Merck Option, subject to Section 4.4.2(b)(iii) and Section 4.4.3(a)(iii) (pursuant to which Merck performs the applicable POC Trial), [***] after receipt of the complete Data Package from NGM with respect to that Option Subject Compound, specifying the POC Compound as to which the Merck Option is being exercised, (b) for an Alternative Ophthalmology Merck Option, [***] after receipt of the complete Data Package from NGM with respect to the first Anti-C3 Collaboration Compound to complete a POC Trial within the Ophthalmology Research Program Term or Ophthalmology Research Program Tail Period or (c) for the CVM Merck Option and [***] Merck Option, [***] after the date that the applicable CVM Collaboration Compound or Anti-[***] Collaboration Compound, as applicable, becomes a Research Program Development Candidate. The [***] period during which the Merck Option must be exercised, as set forth herein, shall be referred to in this Agreement as the “Option Period.” For clarity, the Option Period for the Alternative Ophthalmology Merck Option shall expire on the earlier of (i) expiration of the first Ophthalmology Merck Option for an Anti-C3 Collaboration Compound and (ii) Merck’s exercise of such first Ophthalmology Merck Option. The Parties shall comply with Section 16.18.2 with respect to any Antitrust Approvals that may be necessary in connection with the exercise of a Merck Option; such compliance shall not extend the period for Merck to give notice of its desire to exercise the Merck Option but it may delay the effectiveness of such exercise. Upon exercise of a particular Merck Option, all Option Subject Compounds that are the subject of such Merck Option (i.e., the POC Compound that is the subject of such Ophthalmology Merck Option together with all its associated Related Compounds, the Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds that are the subject of such Alternative Ophthalmology Merck Option, together with all their associated Related Compounds, the CVM Research Program Development Candidate that is the subject of such CVM Merck Option, together with all its associated Related Compounds or the [***] Research Program Development Candidate that is the subject of such [***] Merck Option, together with all its associated Related Compounds, as applicable, in each case, whether identified or discovered before or after such Option exercise) automatically become Optioned Compounds, and, for clarity, any such Optioned Compound and Related Compound shall cease to be a Tail Compound (to the extent applicable). The Parties acknowledge and agree that Merck exercised a Merck Option with respect to the compound referred to by NGM as NGM313 on November 19, 2018 and as of such date; such compound became an Optioned Compound.
5.3.2    Refused Candidates. If Merck does not exercise its Ophthalmology Merck Option, CVM Merck Option or [***] Merck Option with respect to a particular set of Option Subject Compounds within the applicable Option Period, then the Merck Option as to all compounds in such set of Option Subject Compounds shall expire and such compounds shall thereafter be “Refused Candidates”, and NGM will thereafter be free to develop and commercialize all such Refused Candidates (i.e., the POC Compound that was the subject of such Merck Option and all of its associated Related Compounds, the CVM Research Program Development Candidate that is the subject of such Merck Option and all of its associated Related Compounds, or [***] Research Program Development Candidate that is the subject of such Merck Option and all of its associated Related Compounds), alone or with an Affiliate or Third Party, at its sole expense (as between the Parties), free of any obligation to Merck hereunder (except for royalties under Section 9.7 (subject to Section 4.9.3)). For clarity, if Merck does not exercise the Alternative Ophthalmology Merck Option within the applicable Option Period, then the Anti-[***] Collaboration Compounds and Anti-[***] Collaboration Compounds will not become Refused Candidates but will instead become Non-Qualifying Compounds unless selected by Merck as Ophthalmology Research Program Tail Compounds in accordance with Section 4.5.3.
5.3.3    Technical Issues and Revival of Merck Option. Notwithstanding anything to the contrary, if Merck does not exercise its Merck Option with respect to a particular POC Compound due to the fact that, although such POC Compound completed the POC Trial, there existed Technical Issues, then Merck shall inform NGM in writing of such Technical Issues and, thereafter, if during the Research Program Term or applicable Tail Period, if any, NGM elects to pursue (including resulting from discussions at the JEDDC, JLDDC or JEC) and completes another POC Trial with respect to such POC Compound, or completes a POC Trial with respect to a Related Compound to such failed POC Compound, or if such POC Compound or any such Related Compound is deemed to be a Tail Compound, then the Merck Option shall again be in full force and effect with respect to such POC Compound and/or Related Compound (and its Related Compounds), upon delivery of the Data Package, as set forth in Section 5.1. As used herein, “Technical Issues” means it is Merck’s reasonable belief that the advancement of the POC Compound would not be warranted for technical, safety or efficacy reasons, including [***] or [***].

5.3.4    Exercise following Expiration of the New Research Program Terms. If upon the expiration of the CVM Research Program Term or expiration of any CVM Research Program Tail Period, a CVM Merck Option is pending, Merck shall have the full [***] time period to exercise such CVM Merck Option. If upon the expiration of the Ophthalmology Research Program Term or expiration of any Ophthalmology Research Program Tail Period, an Ophthalmology Merck Option or POC Trial is pending, Merck shall have the full [***] time period to exercise such Ophthalmology Merck Option. If upon the expiration of the [***] Research Program Term or expiration of any [***] Research Program Tail Period, a [***] Merck Option is pending, Merck shall have the full [***] time period to exercise such [***] Merck Option.
5.4    License Grants Upon Exercise of Merck Option.
5.4.1    Grant. On a Merck Option-by-Merck Option basis, and subject to the terms and conditions of this Agreement and effective only upon Merck’s exercise of the Merck Option in accordance with Section 5.3 (provided that if Antitrust Approvals are required in connection with such exercise, then effective only upon receipt of such Antitrust Approvals), NGM shall be hereby deemed to have granted and hereby grants to Merck the exclusive, royalty-bearing right and license, with the right to grant sublicenses in accordance with Section 5.4.3, under all of NGM’s rights, title and interest in and to the NGM IP, and NGM’s interest in any Collaboration Technology, to research, Develop, use, manufacture (including making and having made) and Commercialize (including selling, offering for sale, importing and exporting) the Optioned Compounds and all Optioned Products that are the subject of each of such Merck Option, in the Field in the Territory; provided, however, that such right and license does not include any right or license to: (a) [***]; (b) [***]; or (c) [***].
5.4.2    Unblocking License. In the event that either the use, manufacturing (including making and having made) or Commercialization (including sell, offer for sale, import and export) by Merck of a particular Optioned Compound or Optioned Product (in each case in the form in which such Optioned Compound or Optioned Product was provided by NGM to Merck pursuant to this Agreement) in the Field in the Territory pursuant to this Agreement, would infringe during the Term a claim of an issued Patent Right which is Controlled by NGM or its Affiliates (subject to Section 14.3) and which is not covered by the grant in Section 5.4.1, NGM hereby grants, and NGM shall cause its Affiliates (subject to Section 14.3) to grant, to Merck, subject to the terms and conditions of this Agreement and subject to any exclusive license grants to Third Parties (which license grants occurred prior to initiation of the first Phase 2 Clinical Trial of the relevant

Optioned Compound or Optioned Product), a non-exclusive, with the right to grant and authorize sublicenses in accordance with Section 5.4.3, royalty-free license in the Territory during the Term under such issued Patent Right for Merck and its Related Parties to use, manufacture (including the making and having made) or Commercialize (including selling, offering for sale, importing and exporting) Commercialize Optioned Compounds and Optioned Products in the Field in the Territory.
5.4.3    Sublicense Rights. Merck may grant sublicenses of the license under Sections 5.4.1 and 5.4.2 to any Affiliate at any time; provided, however, in the case of a sublicense of the license under Section 5.4.2 that such Affiliate has received a sublicense of the license under Section 5.4.1 in accordance with this Section 5.4.3 with respect to the applicable Optioned Compound or Optioned Product. Merck may grant sublicenses of the license under Sections 5.4.1 and 5.4.2 to a Third Party; provided, however, that: (1) each such sublicense is in writing and is consistent with the applicable terms of this Agreement (including, to the extent applicable, retaining NGM’s Co-Detailing Option); (2) each such sublicense terminates upon the termination of this Agreement in its entirety or as it relates to the particular Optioned Products that are the subject of such sublicense; (3) in the case of a sublicense of the license under Section 5.4.2 that such Third Party has received a sublicense of the license under Section 5.4.1 in accordance with this Section 5.4.3 with respect to the applicable Optioned Compound or Optioned Product; and (4) solely with respect to an NGM Optioned Product, [***] contained in Sections 5.4.1 and 5.4.2 with respect to such NGM Optioned Product in the US or worldwide (i.e., a sublicense of all Commercialization rights in the US or throughout the world and in all Indications), and Merck may only grant such a sublicense [***] days after such notice and [***].
5.4.4    Covenant. NGM covenants that it will not: (i) take any action that would cause a lien, charge or encumbrance of NGM IP or NGM’s interest in any Collaboration Technology; or (ii) assign, transfer, convey or otherwise grant to any Person: (a) any rights to any NGM IP or NGM’s interest in any Collaboration Technology (or any rights to any intellectual property that would otherwise be included in the NGM IP or NGM’s interest in any Collaboration Technology but for such action resulting in the loss of Control of such intellectual property rights), in any manner that is inconsistent with the exclusive licenses granted to Merck pursuant to Section 5.4.1 or option rights granted to Merck hereunder; or (b) any rights to any Optioned Compounds or Optioned Products that are inconsistent with the exclusive licenses granted to Merck pursuant to Section 5.4.1.

5.5    Transfer Following Option Exercise. On an Optioned Product-by-Optioned Product basis, following Merck’s exercise of the Merck Option with respect to each such Optioned Product:
5.5.1    NGM shall transfer and assign to Merck or its designee all of the then existing INDs (if any) (together with a copy of all material documents submitted to the applicable Regulatory Authority in connection therewith for the Optioned Products), that relate to such Optioned Compound and/or Optioned Product, as applicable;
5.5.2    NGM shall deliver to Merck copies of all clinical data and adverse event reports (including all such adverse event reports contained in NGM’s or its Affiliates’ regulatory and/or safety databases) in the same form in which NGM or its Affiliates maintains such data or reports, as applicable, in each case, relating to such Optioned Compounds or Optioned Products;
5.5.3    NGM shall deliver to Merck, in the same form in which NGM maintains such items, copies of the material regulatory correspondence generated hereunder and owned by NGM or its Affiliates, which is in NGM’s or its Affiliates’ possession relating to the pre-clinical or clinical development of such Optioned Compounds or Optioned Products, as applicable;
5.5.4    NGM shall, at Merck’s request, deliver to Merck all inventory (if any, and to the extent applicable) of GMP and non-GMP Optioned Products and bulk Optioned Compounds in the forms currently residing, as of such notice of termination, in NGM’s (or its Affiliates’ or its CMO’s) inventory that are not necessary for NGM to perform its obligations hereunder; provided, however, that Merck covenants that it shall not use any non-GMP Optioned Product and/or bulk non-GMP Optioned Compound in humans for any purpose; and
5.5.5    NGM shall, at Merck’s request, reasonably assist Merck in maintaining supply continuity for a reasonable period of time after Merck’s exercise of the Merck Option in order to allow Merck to qualify and scale-up an alternative source of supply. Such assistance shall include, at Merck’s request, the supply to Merck or its designee of GMP Optioned Products and Optioned Compounds and at a cost equal to NGM’s fully allocated cost of goods sold, as consistently calculated, for such supplied Optioned Product or Optioned Compound (as applicable). Such assistance shall also include a paper manufacturing technology transfer in which NGM provides Merck or its designee with all documents and records, whether in paper or electronic form (and including all batch records, master batch records and SOPs) in NGM’s or its Affiliate’s or CMO’s possession that are reasonably necessary to manufacture the Optioned Product and/or Optioned Compound according to the then current specifications.
5.6    Optioned Target Exclusivity. Effective only upon exercise of a Merck Option and receipt of the Option Exercise Payment, NGM and its Affiliates (exclusive of an Acquiror and Affiliates of such Acquiror immediately prior to the Change of Control) shall not, itself or with any Affiliate or Third Party (including through granting a license or otherwise enabling any such activities), conduct any research, development (including pre-clinical studies and Clinical Studies), manufacturing or commercialization with respect to any compound that [***], for so long as Merck’s license under Section 5.4.1 remains in effect with respect to such Optioned Compound.
5.7    [***] by Merck Upon Non-Exercise of Merck Option.
5.7.1    [***]. On a Non-Qualifying Compound-by-Non-Qualifying Compound, or Refused Candidate-by-Refused Candidate, basis, as applicable, subject to the terms and conditions of this Agreement (including Section 4.5, Section 5.3.2 and Section 9.7), Merck [***] such Non-Qualifying Compound or such Refused Candidate, as applicable, and products that incorporate or contain such Non-Qualifying Compound or Refused Candidate, as applicable, in each case in the Field in the Territory. For clarity, [***], with respect to [***] and Merck’s interest in any Collaboration Technology, specific to [***] and Collaboration Technology that is embodied in the applicable Non-Qualifying Compound or Refused Candidate. Notwithstanding anything in Section 1.132, Section 1.133, Section 1.135, Section 1.136 or this Section 5.7.1 to the contrary, to [***] to Merck, Merck will notify NGM (which notice shall identify such [***] in connection with the Non-Qualifying Compound, or Refused Candidate, as applicable. If Merck [***], Merck will [***]. Any such efforts by Merck done solely [***] shall not be deemed to be a breach by Merck of its obligations hereunder. [***] shall cause such [***] to be excluded from the definition of the relevant [***].
5.7.2    [***]. NGM may [***] under Sections 5.7.1 to any Affiliate at any time. NGM [***]; provided, however, that each such [***] consistent with the applicable terms of this Agreement. NGM will notify Merck in writing regarding [***] and will also notify Merck in writing regarding the [***] to Merck in writing).
5.8    [***]
5.8.1    If NGM (a) determines that it will engage (or otherwise engages) in a formal partnering process to commercialize (or to develop and commercialize) any

Selected Oncology Collaboration Compound or any Other Collaboration Compound (except as by way of a Change of Control transaction) or (b) [***], NGM determines to engage (or otherwise engages) in negotiations with such Third Party with respect thereto, in each case of (a) and (b), [***], then NGM shall be obligated to provide Merck with notice of such partnering process in writing in accordance with Section 16.5 within [***] of such provision or determination (the “Partnering Notice”), [***]. Merck shall keep the terms of such Partnering Notice and any additional information provided pursuant to this Section 5.8 confidential consistent with the terms of Section 10.1, and, [***].
5.8.2    If Merck provides NGM with a written offer containing material terms relating to the commercialization or development and commercialization, as applicable, of such Selected Oncology Collaboration Compound or Other Collaboration Compound within [***] after its receipt of the Partnering Notice, then NGM shall reasonably participate in good faith non-exclusive negotiations with Merck with respect thereto. Neither Party shall be obligated to enter into any agreement with regard to such commercialization or development and commercialization, as applicable, rights with respect to any such Selected Oncology Collaboration Compound or Other Collaboration Compound. NGM shall not be prohibited from negotiating or executing an agreement with any other Third Party(ies) with respect to such commercialization or development and commercialization, as applicable, rights.
5.8.3    In the event Merck and NGM enter into a commercialization or development and commercialization, as applicable, agreement with respect to such Selected Oncology Collaboration Compound or Other Collaboration Compound, NGM would not be obligated to pay royalties on Net Sales of products that incorporate such Selected Oncology Collaboration Compound or Other Collaboration Compound pursuant to Section 9.7. When NGM presents any financial proposal submitted by Merck for such commercialization or development and commercialization, as applicable, rights to its Board of Directors (or a committee thereof) for consideration, NGM will [***]. If NGM and Merck do not execute an agreement for the commercialization or development and commercialization, as applicable of a Selected Oncology Collaboration Compound or Other Collaboration Compound, then NGM shall owe royalties to Merck with respect to products that incorporate or contain such Selected Oncology Collaboration Compound or Other Collaboration Compound as set forth in Section 9.7.
5.8.4    The rights and obligations pursuant to this Section 5.8 shall expire upon [***].

ARTICLE 6
SMALL MOLECULE COLLABORATION PROGRAM
6.1    License Grant by NGM.
6.1.1    Research License. As of the Original Effective Date, NGM hereby grants to Merck with respect to a given Collaboration Target, an exclusive license (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) under the NGM IP, and NGM’s interest in any Collaboration Technology related thereto, to research, Develop, discover and identify Small Molecule Collaboration Compounds and Small Molecule Products that Modulate such Collaboration Target, and to make, have made and use any such Small Molecule Collaboration Compounds and Small Molecule Products in the Territory, which such license shall: (a) remain an exclusive, royalty-free (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) license if such Collaboration Target becomes an Optioned Target; and (b) convert to a non-exclusive, royalty-free license, at such time, if any, as such Collaboration Target becomes a Non-Qualifying Target.
6.1.2    Commercial License. As of the Original Effective Date, NGM hereby grants to Merck an exclusive (even as to NGM, except to the extent required for NGM to perform its obligations under the Collaboration) royalty-bearing license (subject to Section 9.6), under the NGM IP, and NGM’s interest in any Collaboration Technology, with the right to grant and authorize sublicenses in accordance with Section 6.1.4, to: (i) manufacture (including making and having made) Small Molecule Collaboration Compounds and Small Molecule Products researched, Developed, used, discovered or identified pursuant to the license set forth in Section 6.1.1, in the Territory; and (ii) manufacture (including making and having made), use and Commercialize (including selling, offering for sale, importing and exporting) such Small Molecule Collaboration Compounds and Small Molecule Products in the Field in the Territory.
6.1.3    Unblocking License. In the event that use, manufacturing (including making and having made) or Commercialization (including sell, offer for sale, import and export) by Merck, or Merck’s Related Parties of a particular Small Molecule Collaboration Compound or Small Molecule Product in the Field in the Territory pursuant to this Agreement, would infringe during the Term a claim of an issued Patent Right which is Controlled by NGM or its Affiliates (subject to Section 14.3) and which is not covered by the grant in Section 6.1.1 or 6.1.2, NGM hereby grants, and NGM shall cause its Affiliates (subject to Section 14.3) to grant, to Merck, subject to the terms and conditions of this Agreement and subject to any exclusive license grants to Third Parties (which license grants occurred prior to initiation of the first Phase 2 Clinical Trial of the relevant Small Molecule Collaboration Compound or Small Molecule Product) a non-exclusive, with the right to grant and authorize sublicenses in accordance with Section 6.1.4, royalty-free license in the Territory during the Term under such issued Patent Right to use, manufacture (including making and having made) or Commercialize (including selling, offering for sale, importing and exporting) such Small Molecule Collaboration Compound in the Field in the Territory.
6.1.4    Sublicenses. Merck may grant sublicenses of the license under Sections 6.1.1, 6.1.2 and 6.1.3 to any Affiliate at any time; provided, however, in the case of a sublicense of the license under Section 6.1.3 that such Affiliate has a received sublicense of the license under Section 6.1.2 in accordance with this Section 6.1.4 with respect to the applicable Small Molecule Collaboration Compound. Merck may grant sublicenses of the license under Sections 6.1.1, 6.1.2 and 6.1.3 to a Third Party; provided, however, that: (1) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (2) each such sublicense terminates upon the termination of this Agreement as it relates to Small Molecule Collaboration Compounds and Small Molecule Products; (3) in the case of a sublicense of the license under Section 6.1.1 that such Third Party is solely permitted to perform research on behalf of Merck; and (4) in the case of a sublicense of the license under Section 6.1.3 that such Third Party has a received sublicense of the license under Section 6.1.2 in accordance with this Section 6.1.4 with respect to the applicable Small Molecule Collaboration Compound.
6.1.5    Negative Covenant; No Implied Licenses.
(a)    Merck covenants that it will not knowingly use or practice any of NGM’s intellectual property rights licensed to it under this Section 6.1, except for the purposes expressly permitted in the applicable license grant. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Know-How or patents or patent applications owned or Controlled by the other Party or its Affiliates.
(b)    NGM covenants that it and its Affiliates will not: (i) take any action that would cause a lien, charge or encumbrance of NGM IP or NGM’s or its Affiliate’s interest in any Collaboration Technology; or (ii) assign, transfer, convey or otherwise grant to any Person: (a) any rights to any NGM IP or NGM’s or its Affiliate’s interest in any Collaboration

Technology (or any rights to any intellectual property that would otherwise be included in the NGM IP or NGM’s or its Affiliate’s interest in any Collaboration Technology but for such action resulting in the loss of Control of such intellectual property rights), in any manner that is inconsistent with the exclusive licenses granted to Merck pursuant to Section 6.1.2, or the other licenses granted to Merck pursuant to Section 6.1.1; or (b) any rights to any Small Molecule Collaboration Compound or Small Molecule Product that are inconsistent with the exclusive licenses granted to Merck pursuant to Section 6.1.2, or the other licenses granted to Merck pursuant to Section 6.1.1.
6.2    Conduct of Small Molecule Collaboration Compound Program. During the Term, Merck will perform, at its discretion and at its own cost and expense, any and all activities for the research, Development, use, discovery, identification, manufacturing (including making and having made) and Commercialization (including sell, offer for sale, import and export) of Small Molecule Collaboration Compounds and Small Molecule Products.
6.3    No NGM Development or Commercialization Right. The Parties acknowledge and agree that neither the NGM ANS Option nor the Co-Detailing Option set forth in ARTICLE 7 shall apply with respect to Small Molecule Collaboration Compounds or Small Molecule Products.
6.4    Information Regarding Merck’s Efforts. The JEC shall serve as a forum for discussing the progress of any research being conducted by or on behalf of Merck with respect to any Small Molecule Collaboration Compounds, as set forth in Section 2.4. In addition, Merck will provide to NGM [***].
ARTICLE 7
COMMERCIALIZATION OF PRODUCTS; NGM OPTIONS
7.1    Development and Manufacture of Products. Merck, as between the Parties, shall have the sole right for all Development and manufacture of Optioned Compounds, subject to the NGM ANS Option.
7.2    Commercialization of Products That Are Not NGM Optioned Products. With respect to any Products as to which NGM has not exercised the NGM ANS Option, Merck shall have, as between the Parties, the sole right for Commercialization of such Products in the Field in the Territory.

7.3    Commercialization of NGM Optioned Products. Merck shall be solely responsible for Commercialization of NGM Optioned Products in the Field outside the Co-Detailing Territory, and Merck, as between the Parties, shall have the sole right for Commercialization of the NGM Optioned Product in the Field in the Co-Detailing Territory, subject to NGM’s option to Co-Detail the NGM Optioned Product in the Co-Detailing Territory as set forth in this ARTICLE 7.
7.4    Development and Commercial Diligence for Products.
7.4.1    Merck. NGM understands and acknowledges that Merck does not seek to launch or continuously market and/or sell its products in each and every country of the Territory and may not launch or continuously market and/or sell to Develop and/or Commercialize Products in every country of the Territory; provided, however, that Merck shall use Commercially Reasonable Efforts during the Term to seek Marketing Authorization for [***] and to Commercialize [***] following receipt of Marketing Authorization of such Product [***], including the Co-Detailing of each NGM Optioned Product [***] in the Co-Detailing Territory with NGM as and to the extent NGM exercises its Co-Detailing Option and in accordance with the terms of the Co-Detailing Agreement. NGM acknowledges that Merck’s obligations pursuant to this Section 7.4.1 may be satisfied by in whole or in part by Related Parties or permitted assignees.
7.4.2    NGM. If and to the extent NGM exercises its Co-Detailing Option with respect to an NGM Optioned Product, NGM shall [***] conduct such Co-Detailing, in accordance with this Agreement and the Co-Detailing Agreement.
7.5    NGM ANS Option. On a Product-by-Product basis (to the extent applicable), the following shall apply:
7.5.1    Generally; Projected Budgets and Plans. Not later than [***] months prior to the anticipated first dosing of the first patient in the first Phase 3 Clinical Trial for such Product, Merck shall provide to NGM: (a) an initial Product Development Plan and Budget; and (b) an initial Global Commercialization Plan, to the extent developed at such time (but, in any event including a high level launch plan and associated budget for estimated Allowable Expenses of such Product through the second year post launch). NGM shall have the right to review and comment upon such initial plans and budgets, which Merck may update at its discretion based on such feedback, and NGM shall have the option (the “NGM ANS Option”), subject to Section 7.5.6, upon written notice delivered within [***] days following receipt of the final iteration of such then current plans and budgets, which Merck shall identify as such when delivered to NGM (the “Baseline

Projected Plans and Budgets”), to elect to co-fund a portion, to be no less than twenty-five percent (25%) and no greater than fifty percent (50%), of the worldwide Development Costs and Allowable Expenses for such Product (such elected percentage, the “NGM ANS Allocation”), in exchange for a share of the Adjusted Net Sales for such Product, at a percentage equal to the NGM ANS Allocation; provided, however, that, in the event of a Competing Pharma Change of Control, NGM (or its Acquiror or other successor in interest) shall only be permitted thereafter to exercise the NGM ANS Option at the twenty-five percent (25%) NGM ANS Allocation, which NGM ANS Options shall remain subject to Section 7.5.6. For clarity, the Parties understand that the NGM ANS Option under this Agreement shall not apply to any Small Molecule Collaboration Compounds or Small Molecule Products. NGM acknowledges and agrees that the Baseline Projected Plans and Budgets (i.e., the Product Development Plan and Budget and the Global Commercialization Plan) are estimates only and subject to revision in accordance with the terms and conditions of this Agreement.
7.5.2    Advanced Amounts. If NGM elects to exercise the NGM ANS Option, then, notwithstanding Section 7.5.1, and regardless of the level of NGM ANS Allocation elected by NGM, Merck would advance to NGM and/or absorb on behalf of NGM an amount equal to twenty-five percent (25%) of the total of the Development Costs and Allowable Expenses (the “Advanced Amounts”), which would be carried forward and recouped by Merck out of NGM’s share of future Adjusted Net Sales from such Product as well as NGM’s share of future Adjusted Net Sales from any and all other Products as to which NGM has exercised the NGM ANS Option; provided, however, that such Advanced Amounts are subject to an aggregate cap of Five Hundred Million United States Dollars ($500,000,000) across all NGM Optioned Products, unless otherwise agreed by the Parties. All Advanced Amounts shall be subject to an interest rate of eight percent (8%), compounded annually, and such accrued interest shall be considered part of the “Advanced Amounts” for purposes of this Agreement, except that such interest amounts shall not be included when determining whether the Advanced Amount cap set forth in the foregoing sentence has been met. Should NGM exercise the NGM ANS Option and elect an NGM ANS Allocation that is more than twenty-five percent (25%) (such amount over twenty-five percent (25%), the “Self-Funded Allocation Amount”), NGM would be solely responsible for funding such Self-Funded Allocation Amount of Development Costs and Allowable Expenses, as applicable. For example, if NGM exercises the NGM ANS Option and elects an NGM ANS Allocation Amount of forty percent (40%), Merck would advance and/or absorb an amount equal to twenty-five percent (25%) and NGM would fund directly fifteen percent (15%) of the total

Development Costs and Allowable Expenses for such NGM Optioned Product. NGM would have the right to prepay any Advanced Amounts at any time, including prior to First Commercial Sale of the applicable NGM Optioned Product.
7.5.3    Opting-In to Amended Development Plans and Budgets over the Baseline.
(a)    Merck has the right to update the Baseline Projected Plans and Budgets in its discretion, provided that such update shall be discussed and reviewed at the next occurring JLDDC (with respect to the Product Development Plan and Budget) and/or JCC (with respect to the Global Commercialization Plan) meeting, as appropriate. In the event that the Development Costs or Allowable Expenses associated with such amended Product Development Plan and Budget and/or Global Commercialization Plan are more than [***] over the amount set forth in the Baseline Projected Plans and Budget or any then-current Revised Baseline Plans and Budget (such overage amount, the “Baseline Budget Overage”), following such discussion at such committee (and regardless of whether NGM’s representatives on such JLDDC or JCC, as applicable, approve such proposed updated Product Development Plan and Budget), NGM shall have a period of [***] in which to determine and to reasonably request such additional information from Merck as it requires in order to determine, whether it elects to: (i) continue to co-fund such Baseline Budget Overage at the same NGM ANS Allocation level; (ii) co-fund such Baseline Budget Overage at a lesser level [***]; or (iii) not co-fund any portion of such Baseline Budget Overage. In the event that NGM, in its sole discretion, agrees pursuant to clause (i) or (ii) above to co-fund such Baseline Budget Overage, then such Product Development Plan and Budget and/or Global Commercialization Plan, as applicable, shall henceforth be deemed, collectively, the “Revised Baseline Projected Plans and Budgets.” In the event that NGM does not elect to co-fund any such Baseline Budget Overage under clause (iii) above, or in the event of any portion of the Baseline Budget Overage that NGM elects not to co-fund under clause (ii) above, then Merck shall pay and/or absorb all such amounts (such amounts in either case, “Unpaid Costs”); provided, however, that, for clarity, NGM shall be responsible (as part of the Self-Funded Allocation Amount) for all amounts that are within [***] of the Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets, as applicable.

(b)    In the event that there are Unpaid Costs associated with a given NGM Optioned Product, the NGM ANS Allocation for such NGM Optioned Product (and NGM’s share of Development Costs and Allowable Expenses going forward thereafter) shall be reduced at the time of First Commercial Sale, and thereafter once per Calendar Year on or about the anniversary of the Original Effective Date, by replacing the NGM ANS Allocation with [***], where:
(i)    [***]; and
(ii)    [***];
with the resulting percentage being the NGM ANS Allocation to be in effect until the next such calculation; provided, however, that this Section 7.5.3, and the Unpaid Costs concept, shall only apply with respect to amendments to Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets (i.e., amendments that NGM has not opted to co-fund, or has opted to ramp down on co-funding with respect to a given Baseline Budget Overage, under Section 7.5.3(a)) and NGM shall remain solely responsible for funding all Self-Funded Allocation Amounts (without limiting the Advanced Amount concept described in Section 7.5.2) described in the Baseline Projected Plans and Budgets or then-current Revised Baseline Projected Plans and Budgets, as the case may be.
7.5.4    Payment of Development Costs. In the event NGM exercises the NGM ANS Option with respect to a given Product, within [***] following the end of each Calendar Quarter during the Term, Merck shall deliver to NGM a written report (each, a “Development Costs Report”) setting forth in detail, with supporting documentation for out of pocket costs in excess of [***], the Development Costs incurred by it (or its Affiliates) in such Calendar Quarter with respect to such NGM Optioned Product, by activity. The Development Costs Report shall also include any Development Costs incurred by Merck (or its Affiliates) in any of the preceding Calendar Quarters that were not previously included and accounted for in a prior Development Costs Reports. To the extent, there are any applicable Self-Funded Allocation Amounts, NGM shall pay to Merck its share, based upon the NGM ANS Allocation, of undisputed Development Costs within [***] of its receipt of the Development Costs Report, subject to Section 7.5.3 and Section 7.5.5.
7.5.5    Sharing of Adjusted Net Sales.

(a)    In the event NGM exercises the NGM ANS Option with respect to a given Product, NGM shall receive an amount equal to the NGM ANS Allocation of all Adjusted Net Sales, subject to the calculations described in this Section 7.5.5 to account for Advanced Amounts, the unpaid Self-Funded Allocation Amounts of any Development Costs owed pursuant to Section 7.5.4, if any (“Outstanding Development Payments”), and the Allowable Expenses incurred by both Parties.
(b)    Within [***] days after the end of each Calendar Quarter, each Party shall submit to the other Party a statement setting forth the Allowable Expenses, if any, it (or its Affiliates) incurred in such Calendar Quarter in connection with such NGM Optioned Product, or any Allowable Expenses incurred by such Party (or its Affiliates) in any of the preceding Calendar Quarters that were not previously included and accounted for in a prior Allowable Expense statement.
(c)    Commencing with the First Commercial Sale of any such NGM Optioned Product, in each Calendar Quarter Merck shall notify NGM of any negative Adjusted Net Sales within [***] days after the end of such Calendar Quarter and: (i) if the Allowable Expenses incurred by NGM for such Calendar Quarter in connection with such NGM Optioned Product are less than its share of such negative Adjusted Net Sales in connection with such NGM Optioned Product, NGM shall pay the difference between the Allowable Expenses incurred by NGM and the NGM ANS Allocation of such negative Adjusted Net Sales within [***] after the end of such Calendar Quarter; provided, however, that to the extent NGM has not used up the entirety of the Advanced Amounts available to it, then the amounts under this clause (c) can count as part of the Advanced Amounts, if any (the aggregate of all such Advanced Amounts, including the amounts pursuant to this clause (c) and the Advanced Amounts advanced and/or absorbed by Merck under Section 7.5.2 in the context of Development Costs, the “Total Deferred Costs”); and (ii) if the Allowable Expenses incurred by NGM for such Calendar Quarter in connection with such NGM Optioned Product exceed its share of negative Adjusted Net Sales, Merck shall pay the difference between Merck’s share of the Allowable Expenses incurred by NGM and the NGM ANS Allocation of such negative Adjusted Net Sales, less any Outstanding Development Payments, within [***] days after the end of such Calendar Quarter.
(d)    For each Calendar Quarter in which Adjusted Net Sales in connection with such NGM Optioned Product is positive, Merck shall pay NGM the NGM

ANS Allocation of such amounts plus Merck’s share of the Allowable Expenses incurred by NGM in such Calendar Quarter to the extent not covered by the positive portion of the NGM ANS Allocation, less deduction for any Total Deferred Costs and/or Outstanding Development Payments, to NGM within [***] days after the end of such Calendar Quarter. Sharing of Adjusted Net Sales shall extend under this Agreement for so long as such NGM Optioned Product is sold in the Territory, whether by Merck, its Affiliates, sublicensees or successors in interest.
7.5.6    NGM ANS Allocation and Option Cap. Notwithstanding the foregoing, or anything to the contrary herein, NGM’s right to exercise the NGM ANS Option shall be limited as set forth in this Section 7.5.6. If, at the point in time when the NGM ANS Option becomes exercisable under Section 7.5.1 with respect to a particular Product, the sum of: (a) the Self-Funded Allocation Amounts actually incurred by NGM across all NGM Optioned Products as of such time; plus (b) the projected Self-Funded Allocation Amounts set forth in the Baseline Projected Plans and Budgets or the then-current Revised Baseline Projected Plans and Budgets, as the case may be, for NGM Optioned Products; plus (c) the Self-Funded Allocation Amount that NGM desires to elect with respect to such Product as set forth in the Baseline Projected Plans and Budgets for such Product as to which the NGM ANS Option has become exercisable, [***] (the “NGM ANS Option Cap”), then NGM shall not have the right to exercise the NGM ANS Option with respect to such Product (or any Products thereafter unless and until, as determined at the time any subsequent NGM ANS Option shall have otherwise become exercisable, the sum of the amounts set forth in items (a), (b) and (c) above do not equal or exceed the NGM ANS Option Cap). With respect to any Product(s) as to which NGM is unable to exercise the NGM ANS Option pursuant to this Section 7.5.6, such Products would be subject to the payment by Merck of the milestones and royalties set forth in ARTICLE 9. For clarity, with respect to any NGM Optioned Products existing as of the time that the NGM ANS Option Cap is reached, NGM shall have the right to continue sharing in Development Costs, Allowable Expenses and Adjusted Net Sales with respect to such NGM Optioned Products in accordance with the NGM ANS Allocation applicable to each such NGM Optioned Product at such time, regardless of the actual Self-Funded Allocation Amounts actually incurred by NGM in connection therewith.

7.6    Commercialization Plans for NGM Optioned Products.
7.6.1    Initial Global Commercialization Plan. For each NGM Optioned Product, an initial Global Commercialization Plan shall be prepared by Merck and submitted to the JCC for review and approval no later than [***] prior to [***].
7.6.2    Updated Global Commercialization Plan. Not later than [***] of each Calendar Year, Merck shall submit to the JCC for review and approval an updated Global Commercialization Plan for the [***] of such Calendar Year and attach to the minutes of the meeting of the JCC at which such Global Commercialization Plan or any amendment, modification or update is approved by the JCC. The Global Commercialization Plan will also include an estimated budget detailing the estimated Allowable Expenses for the Product in the Territory for such Calendar Year.
7.6.3    Merck Control. For clarity, pursuant to Section 2.9.8, Merck shall have final decision-making authority regarding any disputes in the JCC with respect to the Global Commercialization Plan, provided, however, that Merck will consider in good faith any issues or comments provided by NGM with respect to the Global Commercialization Plan at the JCC meeting at which such plan is reviewed.
7.7    Commercialization Responsibilities for NGM Optioned Products. Subject to NGM’s rights in the event of exercise of its Co-Detailing Option and as specified in the Co-Detailing Agreement, and consistent with the Global Commercialization Plan, Merck will be solely responsible for all strategic and tactical planning and execution of Commercialization of NGM Optioned Products in the Territory, including the conduct of all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or post-marketing safety surveillance or maintaining databases).
7.7.1    Merck shall have all rights to determine pricing, reimbursement, discounting and other aspects of the sales of NGM Optioned Products in the Territory, at its sole discretion.
7.7.2    NGM’s representatives on the JCC shall receive a copy of the Global Commercialization Plan in connection with their participation in the JCC and in sufficient time to review such plan prior to the JCC meeting to approve such plan.
7.7.3    Merck shall book all sales of the NGM Optioned Product in the Territory.
7.7.4    Unless and until NGM elects to exercise its Co-Detailing Option, Merck shall, as between the Parties, be solely responsible for the promotion and detailing of the

NGM Optioned Product in the Co-Detailing Territory. At all times, as between the Parties, Merck shall be responsible for all other aspects of the Commercialization of the NGM Optioned Product in the Co-Detailing Territory.
7.7.5    Without limiting the foregoing, Merck shall be responsible, as between the Parties, for the conduct of all sales, distribution, import and export activities for NGM Optioned Products (including securing reimbursement, and conducting any post-marketing trials or post-marketing safety surveillance, or maintaining databases).
7.7.6    Merck shall ensure that the plans, reports, and information prepared by Merck for consideration and comment by the JCC are sufficiently detailed in order to enable NGM, acting reasonably, to provide meaningful input with respect thereto.
7.8    Co-Detailing Option.
7.8.1    Overview. Subject to the terms and conditions of this Agreement and as specifically set forth in this Section 7.8, NGM (itself or through its Affiliate) shall have the option to Co-Detail the Product with Merck in the Co-Detailing Territory following First Commercial Sale of the Product in the Co-Detailing Territory. Such Co-Detailing shall be conducted pursuant to the Co-Detailing Agreement, to be entered into by the Parties as set forth in Section 7.8.4.
7.8.2    Grant of Option. NGM, either itself or through an Affiliate, shall have the option to Co-Detail each NGM Optioned Product through its own sales force in the Co-Detailing Territory in accordance with this Section 7.8.2 (the “Co-Detailing Option”) and the Co-Detailing Agreement. Upon exercise by NGM, NGM may elect to provide up to twenty-five percent (25%) of the total requisite details for the NGM Optioned Product in the Co-Detailing Territory, as further set forth in Schedule 7.8.4; provided, however, that, in any event, NGM shall provide no less than [***] representatives. The term of such Co-Detailing shall extend for so long as Merck is actively detailing the NGM Optioned Product in the Co-Detailing Territory and the Co-Detailing Agreement remains in effect.
7.8.3    Exercise of the Co-Detailing Option. NGM may exercise the Co-Detailing Option, on an NGM Optioned Product-by-NGM Optioned Product basis, at its sole discretion, by written notice given to Merck within [***] following [***] with respect to such NGM Optioned Product. To better enable NGM to determine whether or not to exercise the Co-Detailing Option with respect to a given NGM Optioned Product, no later than [***] following [***] with respect to such NGM Optioned Product for such NGM Optioned Product in the Co-Detailing Territory,

Merck shall provide to NGM (including through meetings of the JLDDC and/or JCC, as and to the extent applicable), Merck’s non-binding projected Allowable Expenses, including Selling Expenses, and associated initial Target Call List (as defined and described in Schedule 7.8.4) for such NGM Optioned Product through the second year post launch.
7.8.4    Negotiation, Execution and Delivery of Co-Detailing Agreement. On an NGM Optioned Product-by NGM Optioned Product basis, promptly following exercise by NGM of its Co-Detailing Option with respect to such NGM Optioned Product, the Parties shall commence the negotiation in good faith of an agreement containing the complete terms and conditions of such Co-Detailing based upon the terms and conditions specified in this Section 7.8.4 and Schedule 7.8.4 and other customary and appropriate terms and conditions, and enter into a mutually acceptable definitive written agreement therefor (each a, and collectively the, “Co-Detailing Agreement”). The Parties shall negotiate each Co-Detailing Agreement in good faith and with sufficient diligence as is required to execute and deliver such Co-Detailing Agreement no later than [***] after notice of exercise of the applicable Co-Detailing Option. In the event the Parties fail to execute and deliver such Co-Detailing Agreement prior to the expiration of such [***] period, the [***] of Merck (or the equivalent position) and the Chief Executive Officer (or his designee) of NGM shall meet and negotiate such Co-Detailing Agreement in good faith. For the avoidance of doubt, the inability of the Parties to execute and deliver such Co-Detailing Agreement prior to the expiration of such [***] period shall not cause NGM to lose the applicable Co-Detailing Option; provided, however, that, [***] or [***]. For clarity, nothing in this Section 7.8.4 shall limit the ability of the Parties to negotiate the terms and conditions of the Co-Detailing Agreement at any time, including prior to NGM’s exercise of a Co-Detailing Option; provided, however, that, the Parties shall not execute, and NGM shall have no Detailing rights, until such time as NGM exercises a Co-Detailing Option.
7.8.5    Co-Detailing Costs. Each Party will bear the Selling Expenses it incurs in connection with its own field sales force, which such Selling Expenses shall be Allowable Expenses in the calculation of Adjusted Net Sales.
7.8.6    Other Commercialization Activities. At all times, as between the Parties, Merck shall be the responsible Party for all aspects of the Commercialization of the NGM Optioned Product in the Co-Detailing Territory other than Co-Detailing.

ARTICLE 8
GENERAL RESEARCH AND DEVELOPMENT REQUIREMENTS; COMPLIANCE WITH LAWS
8.1    Records and Inspection Rights.
8.1.1    Records. NGM shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program.
8.1.2    Copies and Inspection of Records. Merck shall have the right, not more than once per Calendar Year, during normal business hours and upon reasonable notice, to inspect all such records of NGM referred to in Section 8.1.1; provided, however, that such once annual limitation shall not apply with respect to any subsequent “for cause” audit. Merck shall maintain such records and the information disclosed therein in confidence in accordance with ARTICLE 10.
8.1.3    Data Integrity. NGM agrees that it shall carry out all Research Program activities and collect and record any data generated therefrom in a manner consistent with the requirements below:
(a)    Data will be generated using sound scientific techniques and processes;
(b)    Data will be accurately recorded in accordance with good scientific practices by persons conducting research hereunder;
(c)    Data will be analyzed appropriately without bias in accordance with good scientific practices; and
(d)    Data and results will be stored securely and can be easily retrieved.
8.1.4    Inspections by Governmental Authority. If any Regulatory Authority conducts or gives notice to a Party (or any of its Affiliate’s or subcontractor’s performing Collaboration activities) of its intent to conduct an inspection or audit at such Party’s, or any of its Affiliate’s or subcontractor’s, facility(ies) in which the Collaboration is being conducted or to take any other regulatory action with respect to any of such Party’s, or any of its Affiliate’s or subcontractor’s, Collaboration activities, such Party shall promptly notify the other Party prior to and promptly following complying with such a demand or request. Such inspected or audited Party agrees to promptly inform the other Party of the issuance of any FDA Form 483 or any equivalent regulatory action by any other

Regulatory Authority concerning any aspect of the Collaboration. Notwithstanding the foregoing, the provisions of this Section 8.1.4 shall only apply to facilities of Merck (or its Affiliates or subcontractors) to the extent the inspection relates to Collaboration activities or NGM Optioned Products.
8.2    Compliance with Law and Ethical Business Practices.
8.2.1    NGM shall conduct the Research Program, perform its obligations, and exercise its rights under this Agreement in accordance with all Laws including, solely if applicable, all current governmental regulatory requirements concerning Good Laboratory Practices and Good Manufacturing Practices. NGM shall notify Merck in writing of any deviations from such applicable regulatory or legal requirements. NGM certifies that it will not and has not employed or otherwise used in any capacity the services of any person or entity debarred under Section 21 USC 335a in performing any research, development or commercialization activities hereunder. NGM shall notify Merck in writing immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred, promptly remove such person or entity from performing any research, function or capacity related to the Research Program.
8.2.2    NGM acknowledges that Merck’s corporate policy requires that its business must be conducted within the letter and spirit of the law. By signing this Agreement, NGM agrees to conduct the services contemplated herein in a manner that is consistent with both Law and good business ethics.
8.2.3    NGM shall not make any payment, either directly or indirectly, of money or other assets (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition, regardless of legality, NGM shall not make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of NGM’s business.
8.2.4    NGM certifies to Merck that as of the Original Execution Date NGM has screened itself, and its officers and directors, against the Exclusions Lists and it has informed Merck whether NGM or any of its officers or directors has been in Violation. After the execution of this Agreement, NGM shall notify Merck in writing immediately if any such Violation occurs or comes to its attention.

8.2.5    Each Party acknowledges that no employee of the other Party or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by such Party or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.
8.2.6    Each Party shall hold in confidence all data that identifies or could be used to identify an individual (“Personal Data”), except as required or permitted under this Agreement, or to the extent necessary to be disclosed to Regulatory Authority. In addition, each Party shall comply with all Laws with respect to the collection, use, storage, and disclosure of any Personal Data, including the U.S. Health Insurance Portability and Accountability Act (HIPAA) and the regulations promulgated thereunder. Each Party agrees to ensure that all appropriate technical and organization measures are taken to protect Personal Data against loss, misuse, and any unauthorized, accidental, or unlawful access, disclosure, alteration, or destruction, including without limitation, implementation and enforcement of administrative, technical, and physical security policies and procedures applicable to Personal Data. Merck and its Affiliates may use Personal Data received from NGM to create data sets that contain dates, ages, towns, cities, states and zip codes related to individuals (“Research Data Sets”), and may use and disclose the Research Data Sets, alone or in combination with data that cannot be used to identify an individual natural person (“Non-Identifiable Data”), for medical research, including research related to activities hereunder, and any filings of medical research study results with government Regulatory Authorities worldwide. Merck will: (a) not use or disclose Research Data Sets for any purpose other than as permitted by this Agreement, or as otherwise required by Law; (b) use appropriate safeguards to prevent the creation, use or disclosure of Research Data Sets other than as provided for by this Agreement; and (c) not use the Research Data Sets to identify any study subject or contact any study subject. Notwithstanding the foregoing, nothing in this Section 8.2.6 shall limit Merck’s use or disclosure of Non-Identifiable Data.
8.3    Use of Human Materials. If any human cell lines, human tissue, human clinical isolates or similar human-derived materials (“Human Materials”) have been or are to be collected by or on behalf of a Party for use in the Research Program, the collecting or using Party, as applicable, represents and warrants and covenants: (i) that it has complied, or shall comply, with all Laws relating to the collection and/or use of the Human Materials; and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. The collecting or using Party, as applicable, shall provide documentation of such approvals and consents upon the other Party’s request. Each Party further represents and warrants that such Human Materials collected by or on behalf of such Party may be used in the Research Program as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Human Materials, including any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or use of, the Human Materials in the Research Program.
8.4    Animal Research. If animals are used in the Research Program, the Party using such animals will comply with the Animal Welfare Act or any other applicable local, state, national and international Laws relating to the care and use of laboratory animals. Each Party encourages the other Party to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. All animals that are used in the course of the Research Program, or all products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.
8.5    Product Complaints. Each Party shall be responsible for handling product complaints arising pursuant to its Development and Commercialization activities hereunder in compliance with Law. Each Party shall promptly provide the other Party with written notice of any such product complaint received by such Party, to the extent, such Party deems such product complaint material.
ARTICLE 9
PAYMENTS; ROYALTIES AND REPORTS
9.1    Research Funding; Extension Payments. In consideration for NGM’s performance under the Research Program, Merck shall pay to NGM the research funding as set forth in ARTICLE 3 and ARTICLE 4. All such research funding payments shall be non-refundable (except as expressly set forth herein) and non-creditable. The Parties acknowledge that, upon Merck’s exercise of its option to extend the Research Program by the First Extension Period, the Parties agreed that, in lieu of paying an extension payment of Twenty Million United States Dollars ($20,000,000.00) to NGM pursuant to the Original Agreement, Merck shall make [***] of [***] each. As of the A&R Effective Date, the Parties agree that (a) Merck has paid the first of such [***] and (b) Merck shall pay the remaining [***], totaling Sixteen Million United States Dollars ($16,000,000), to NGM on a [***] as part of the [***] Research Funding payments pursuant to Section 4.2.2(c) and such payments shall count towards the Research Funding Cap applicable to New Research Program Year 1. The Parties further acknowledge and agree that NGM has waived and Merck shall not have any obligation to pay any extension payment associated with the Second Extension Period pursuant to the Original Agreement.

9.2    Up-Front Fee. The Parties acknowledge that, in consideration of NGM’s research efforts before the Original Effective Date, conduct of the Collaboration and the rights and licenses (including the licenses that were granted under the NP201 Program) and options thereto granted to Merck under this Agreement, Merck timely paid to NGM a non-refundable, non-creditable up-front fee in the aggregate amount of Ninety Four Million Four United States Dollars ($94,000,004.00) pursuant to the Original Agreement, allocated as follows: [***].
9.3    Equity Investment. The Parties acknowledge that, pursuant to and as further detailed in the Stock Purchase Agreement, Merck made an initial equity investment, at the Closing (as defined in the Stock Purchase Agreement), of One Hundred Five Million Nine Hundred Ninety-Nine Thousand and Nine Hundred Ninety-Six United States Dollars ($105,999,996.00) as payment for approximately fifteen percent (15%) of the fully diluted shares outstanding in NGM, and has certain other additional rights and obligations to purchase the capital stock of NGM.
9.4    Option Exercise Payment. Within thirty (30) days of each exercise by Merck of the Merck Option for an Option Subject Compound under Section 5.3, Merck shall pay to NGM the following non-refundable, non-creditable option exercise payments (a) Twenty Million United States Dollars ($20,000,000.00) in the event Merck exercises an Ophthalmology Merck Option and (b) Six Million United States Dollars ($6,000,000.00) in the event Merck exercises a CVM Merck Option or the [***] Merck Option (each, an “Option Fee”); provided, however, that, (i) the combined Option Fee for the exercise of the first Ophthalmology Merck Option for an Anti-C3 Collaboration Compound together with exercise of the Alternative Ophthalmology Merck Option shall be either (A) a total of Forty Million United States Dollars ($40,000,000) if at the time of such exercise no anti-[***] Collaboration Compound has been designated a Research Program Development Candidate or (B) a total of Forty-Five Million United States Dollars ($45,000,000) if at the time of such exercise one or more anti-[***] Collaboration Compound(s) has been designated a Research Program Development Candidate; and (ii) in the event that Antitrust Approvals are required, in connection with the exercise of a particular Merck Option, in accordance with Section 16.18.2, then such payment shall not be due until the later of [***] after such exercise or the receipt of such Antitrust Approvals; provided, further, that, if any requisite Antitrust Approval is not received or is no longer being sought, then: (A) Merck shall promptly notify NGM; (B) such Merck Option will be deemed to not have been exercised within the applicable Option Period; (C) no Option Fee will be due in connection with such Merck Option; (D) no rights or licenses will be granted pursuant to Section 5.4 in connection with such Merck Option; and (E) the relevant Option Subject Compound and its Related Compounds shall not become Optioned Compounds but instead shall be deemed to have been rejected by Merck for a Technical Issue (regardless of how such an issue is described in

Section 5.3.3) and shall be subject to Section 5.3.3. If Merck exercises an option pursuant to Section 5.3 for an Option Subject Compound that is a [***].
9.5    Milestone Payments for all Products.
9.5.1    Development and Regulatory Milestones.
(a)    Merck shall pay to NGM the amounts set forth below, which shall be non-refundable and non-creditable, on the first achievement by or on behalf of Merck or any Related Party of each of the following milestone events for each CVM Research Program Development Candidate or [***] Research Program Development Candidate, as applicable; provided, however, that for any such Research Program Development Candidate that is advanced following and on account of failure of an earlier Research Program Development Candidate in the same Research Program (such newly advanced Research Program Development Candidate, a “Back-up Research Program Development Candidate”), Merck shall not be obligated to make milestone payment(s) to NGM with respect to the subsequent achievement by such Back-up Research Program Development Candidate of any milestone event that was previously achieved (and for which the applicable milestone payment was made to NGM) by the relevant failed Research Program Development Candidate; provided, further, that no additional milestone payments shall become due under this Section 9.5.1 with respect to any Research Program Development Candidate following NGM’s election (if any) to exercise its NGM ANS Option under ARTICLE 7:

Milestone Event	Milestone Payment
	First Indication	Second Indication	Third Indication
Upon first completion of a POC Trial for a CVM Research Program Development Candidate	$10,000,000	N/A	N/A
Upon first completion of a POC Trial for a [***] Research Program Development Candidate	$10,000,000	N/A	N/A

(b)    Merck shall pay to NGM the amounts set forth below, which shall be non-refundable and non-creditable, on the first achievement by or on behalf of Merck or any Related Party of each of the following milestone events for each Program Compound (or Product containing or comprising such Program Compound, as applicable) or Small Molecule Collaboration Compound (or Small Molecule Product containing or comprising such Small Molecule Collaboration Compound, as applicable) (each, a “Milestone Product”); provided, however, that for any Milestone Product that is advanced following and on account of failure of an earlier Milestone Product (such newly advanced Milestone Product, a “Back-up Product/Compound”), Merck shall not be obligated to make milestone payment(s) to NGM with respect to the subsequent achievement by such Back-up Product/Compound of any milestone event that was previously achieved (and for which the applicable milestone payment was made to NGM) by the relevant failed Milestone Product; provided, further, that: (a) the milestone payments under this Section 9.5.1 for a Milestone Product shall be [***] for any [***] that [***]; and (b) no additional milestone payments shall become due under this Section 9.5.1 with respect to any Product following NGM’s election (if any) to exercise its NGM ANS Option under ARTICLE 7:

Milestone Event	Milestone Payment
	First Indication	Second Indication	Third Indication
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

9.5.2    Commercial Milestones. For each Milestone Product, Merck shall pay to NGM the non-refundable, non-creditable amounts set forth below upon the first occurrence of such Milestone Product achieving each annual aggregate worldwide Net Sales threshold set forth below; provided, however, that: (a) the milestone payments under this Section 9.5.2 shall be [***] for any [***]; and (b) no milestone payments shall be due under this Section 9.5.2 with respect to any Product for which NGM exercised its NGM ANS Option under ARTICLE 7. For clarity, each commercial milestone is payable once per financial threshold per Milestone Product, such that no more than two commercial milestones shall be paid on any Milestone Product.

Aggregate Annual Net Sales of Milestone Product in the Territory in a Calendar Year	Milestone Payment
Net Sales of a Milestone Product exceed in a single Calendar Year [***]	[***]
Net Sales of a Milestone Product exceed in a single Calendar Year [***]	[***]
9.5.3    Notification and Payment Upon Occurrence of Milestone Events. Merck shall notify NGM in writing within: (i) [***] days following the achievement of each development or regulatory milestone; and (ii) within [***] days following the end of the Calendar Quarter in which any commercial milestone is achieved. All development and regulatory milestone payments will be paid to NGM within [***] days of achievement of such milestone. All commercial milestones will be paid within [***] days following the end of the Calendar Quarter in which any commercial milestone is achieved. If a clinical milestone event is skipped for a particular Milestone Product, such skipped milestone is payable upon achievement of the next clinical milestone event or regulatory milestone event; provided, however, that if such clinical milestone or regulatory milestone is skipped for an Indication because such clinical milestone or regulatory milestone is not required for such Indication due to another Indication of such Milestone Product having achieved such clinical milestone or regulatory milestone, then no such payment for such skipped milestone shall be payable.
9.5.4    Single Payment Per Compound/Product. Notwithstanding the foregoing, if a given milestone payment for a given milestone event for an Indication is paid with respect to a given Program Compound or Small Molecule Collaboration Compound, then such milestone payment shall not be payable again with respect to any subsequent achievement of the same milestone event for the same

Indication by a Product or Small Molecule Product containing or comprising such Program Compound or Small Molecule Collaboration Compound, and vice versa.
9.6    Royalties to NGM.
9.6.1    Royalties Payable to NGM. Subject to the terms and conditions of this Agreement, Merck shall pay to NGM tiered, non-refundable, non-creditable royalties on each Product, Program Compound (pursuant to Section 9.6.1(f)), Small Molecule Product and Small Molecule Collaboration Compound (pursuant to Section 9.6.1(f)) (each, a “Royalty Product”), calculated on a Royalty Product-by- Royalty Product and country-by-country (subject to Section 9.6.1(c)) basis, as set forth in this Section 9.6.1:
(a)    Royalty Rates. Subject to Section 9.6.1(b) below, the royalty tiers below shall be on a Royalty Product-by-Royalty Product and country-by-country (subject to Section 9.6.1(c)) basis in those countries where: (i) [***] such Royalty Product is claimed in a Valid Patent Claim in such country; or (ii) such Royalty Product [***]; provided, however, that the following royalty rates shall be [***] for any [***]:

Aggregate Annual Net Sales of a Given Royalty Product in the Territory in a Calendar Year	Royalty Rate
The portion of Net Sales less than [***]	[***]
The portion of Net Sales greater than or equal to [***] but less than [***]	[***]
The portion of Net Sales greater than or equal to [***]	[***]

(b)    Know-How Royalty. Notwithstanding the provisions of Section 9.6.1(a), in countries where: (i) the manufacture, sale or use of a Royalty Product would not infringe a Valid Patent Claim in such country; and (ii) [***], Merck shall pay royalty rates that shall be set at [***] of the applicable royalty rate determined according to Section 9.6.1(a).
(c)    Determination of Royalty Tiers. Royalty tiers pursuant to Section 9.6.1(a) and 9.6.1(b) shall be calculated based on Net Sales of each Royalty Product in those countries in the Territory in which the Royalty Term remains in effect with respect to such Royalty Product and country; provided, however, that, the determination of whether the royalty shall be calculated under Section 9.6.1(a) or Section 9.6.1(b) shall be determined on a country-by-country basis. For clarity: (i) the allocation within each royalty tier between Section 9.6.1(a) and Section 9.6.1(b) shall be based on the percentage of total Net Sales that qualify for the reduced royalty rate pursuant to Section 9.6.1(b); and (ii) from and after the expiration of the Royalty Term with respect to a given Royalty Product and country, sales of such Royalty Product in such country shall no longer be included in calculating the royalty tiers or royalty payments due hereunder.
(d)    Royalty Term. Royalties on each Royalty Product at the rates set forth above shall commence upon the First Commercial Sale of such Royalty Product in a given country and shall continue on a Royalty Product-by-Royalty Product and country-by-country basis until the latest of: (a) the expiration of the last-to-expire Valid Patent Claim in such country with respect to such Royalty Product; (b) [***]; or (c) [***] anniversary of the First Commercial Sale of such Royalty Product in such country (the “Royalty Term”).
(e)    Royalty Conditions. All royalties are subject to the following conditions:
(i)    that only one royalty shall be due with respect to the same unit of Royalty Product;
(ii)    that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties for resale purposes, but in such cases the royalty shall be due and calculated upon Merck’s or its Related Party’s Net Sales to the first independent Third Party;
(iii)    no royalties shall accrue on the sale or other disposition of Royalty Product by Merck or its Related Parties for use in a Clinical Study; and
(iv)    no royalties shall accrue on the disposition of Royalty Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose), provided, however, that Merck and its Related Parties do not receive any financial payment for such disposition.
(f)    Royalties for Bulk Compound. In those cases in which Merck sells bulk Program Compound or Small Molecule Collaboration Compound, rather than Product or Small Molecule Product, to Third Parties, and Merck is not being paid on sales of such Products or Small Molecule Products with respect to the applicable bulk Program Compound or Small Molecule Collaboration Compound sold to such Third Party, the royalty obligations of this Section 9.6.1 shall be applicable to Net Sales of such bulk Program Compound or Small Molecule Collaboration Compound, as applicable, and the definition of Net Sales shall apply to such bulk Program Compound and Small Molecule Collaboration Compound mutatis mutandis.
(g)    Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Royalty Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 9.6.1(a) or Section 9.6.1(b), as applicable, then the royalty rate to be paid by Merck on Net Sales in that country under Section 9.6.1(a) or Section 9.6.1(b) shall be reduced to the rate paid by the compulsory licensee.
(h)    Third Party Patent Licenses. In the event that one or more patent licenses from other Third Parties are required by Merck or its Related Parties in order to make, have made, use, offer to sell, sell or import one or more Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products, as applicable (hereinafter “Third Party Patent Licenses”), [***] actually paid under such Third Party Patent Licenses with respect to such Royalty Product by Merck or its Related Parties for a Calendar Quarter shall be creditable over time against the royalty payments due NGM by Merck with respect to the sale of the Royalty Product incorporating such Program Compound or Small Molecule Collaboration Compound (as applicable); provided, however, that in no event shall the royalties paid by Merck to NGM for such Calendar Quarter be reduced to less [***] of the amounts that would be owed pursuant to Section 9.6.1(a) or Section 9.6.1(b), as applicable, in the absence of such credit.
(i)    Generic Competition. On a country-by-country and Royalty Product-by- Royalty Product basis, if during a given Calendar Quarter one or more Third Parties is: (a) selling a Generic Bioequivalent Product for such Product or Generic Small Molecule Product for such Small Molecule Product, as applicable, in such country; and (b) such sales of such Generic Bioequivalent Product(s) or Generic Small Molecule Product(s), as applicable, in such country are, in the aggregate (on a unit equivalent basis), greater than [***] of the number of units of such Product or such

Small Molecule Product, as applicable, sold in such country during such period, then, from and after such Calendar Quarter during which clauses (a) and (b) are satisfied, the royalties due for sales of such Product or Small Molecule Product, as applicable, in such country shall be reduced to [***] of the amount that would otherwise have been due under Section 9.6.1(a); provided, however, that such reduction shall not be cumulative with any reductions permitted under Section 9.6.1(h) above. For clarity, [***].
9.7    Royalties to Merck. Subject to Section 4.9.3 and the other terms and conditions of this Agreement and except as set forth in Section 5.8, NGM shall pay to Merck certain non-refundable and non-creditable royalties calculated on a product-by-product and country-by-country basis, as set forth in this Section 9.7. NGM shall pay Merck a quarterly royalty on worldwide Net Sales of any product that incorporates or contains a Refused Candidate or a Non-Qualifying Compound, with [***], in each case (a) and (b), as follows:

Stage of Development	Royalty Rate
Refused Candidate or Non-Qualifying Compound prior to [***] such Refused Candidate or Non-Qualifying Compound [***] of such Refused Candidate or Non-Qualifying Compound, as applicable	[***]
Refused Candidate or Non-Qualifying Compound after [***] such Refused Candidate or Non-Qualifying Compound [***] of such Refused Candidate or Non-Qualifying Compound, as applicable	[***]

The royalty-related obligations and rights set forth in Sections 9.7 through Section 9.11, inclusive, shall be applicable to Net Sales of such products containing Refused Candidates or Non-Qualifying Compounds, and the definition of Net Sales shall apply to such products mutatis mutandis.
9.8    Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Royalty Product, Merck shall furnish to NGM a quarterly written report for each Calendar Quarter showing in reasonable detail, on a Royalty Product-by-Royalty Product basis, the Net Sales of all Royalty Products subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

9.9    Audits.
9.9.1    Upon the written request of a Party (“Auditing Party”) and not more than once in each Calendar Year, the other Party (“Auditee”) shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Auditee, at the Auditing Party’s expense, to have access during normal business hours to such of the books and records of Auditee as may be reasonably necessary to verify the accuracy of the royalty reports, Adjusted Net Sales payments (including any reports or calculations relating to any NGM ANS Option exercised by NGM), or any other amounts payable hereunder for any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall provide a written report to the Auditing Party that discloses only information necessary to verify whether the royalty reports or other financial reports furnished by the Auditee or the amount of payments by the Auditee under this Agreement are correct or incorrect, the amount of any discrepancy and basis for the accounting firm’s conclusion (if applicable) that there was a discrepancy. No other information shall be provided to NGM.
9.9.2    If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] days of the date the Auditing Party delivers to the Auditee such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that, if such audit uncovers an underpayment of amounts by the Auditee that exceeds [***], then the fees of such accounting firm shall be paid by the Auditee.
9.9.3    Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made (or any other applicable financial information) pursuant to such sublicense and Merck shall use Commercially Reasonable Efforts to include in each such sublicense the sublicensee’s grant of access to such records by NGM’s independent accountant to the same extent required of Merck under this Agreement; provided, however, that if Merck cannot obtain such audit rights for NGM, then Merck shall (to the extent permitted under such sublicense) audit such sublicensee upon NGM’s reasonable request, and at NGM’s sole cost and expense, and Merck shall promptly share such audit results with NGM, including providing a copy of any audit report (subject to any applicable confidentiality provisions).

9.9.4    Upon the expiration of [***] following the end of any Calendar Year, the calculation of royalties or other amounts payable with respect to such Calendar Year shall be binding and conclusive upon an Auditing Party, and the Auditee and its Affiliates (in the case of Merck, its Related Parties) shall be released from any liability or accountability with respect to royalties or other applicable payments for such Calendar Year.
9.9.5    The Auditing Party shall treat all financial information subject to review under this Section 9.9 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the Auditee and/or its Affiliates or Related Parties, as applicable, obligating it to retain all such information in confidence pursuant to such confidentiality agreement.
9.10    Payment Exchange Rate. All payments to be made by Merck to NGM under this Agreement shall be made in United States Dollars by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by NGM from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States Dollars due NGM shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system.
9.11    Taxes.
9.11.1    Each Party shall be solely liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by the other Party (“Payer”) to such Party (“Payee”) under this Agreement (“Agreement Payments”).
9.11.2    If Law requires the withholding of Taxes, the Payer shall, subject to Section 9.11.3, make such withholding payments and shall subtract the amount thereof from the Agreement Payments. The Payer shall submit to the Payee appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. The Payer shall provide the Payee reasonable assistance in order to allow the Payee to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.
9.11.3    The Parties agree that, as of the Original Execution Date, each Payer is not required by the Laws of the US to deduct or withhold taxes on the Agreement Payments. If an incremental withholding or deduction obligation arises as a result of any action by the Payer, including any assignment, sublicense, change of place of incorporation or failure to comply with Laws or filing or record retention requirements (a “Withholding Tax Action”), then the sum payable by the Payer (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Payee receives a sum equal to the sum that it would have received had no such Withholding Tax Action occurred. Otherwise, the sum payable by the Payer (in respect of which such deduction or withholding is required to be made) shall be made to the Payee after deduction of the amount required to be so withheld or deducted.
ARTICLE 10
CONFIDENTIALITY AND PUBLICATION
10.1    Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder or pursuant to the Prior CDA shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:
10.1.1    is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;
10.1.2    is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;
10.1.3    is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;
10.1.4    is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;
10.1.5    is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Products or Small Molecule Products, but such disclosure may be only to the extent reasonably necessary to obtain patents (subject to the applicable provisions of ARTICLE 12) or authorizations;
10.1.6    is deemed necessary by Merck to be disclosed to Related Parties, agent(s), consultant(s) and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in the exercise and performance of its rights and obligations under and in accordance with this Agreement (including the exercise of licenses granted to Merck hereunder) on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than [***]; or
10.1.7    is deemed necessary by NGM to be disclosed to employees, agent(s) and consultant(s), and/or other Third Parties for any and all purposes NGM and its Affiliates deem necessary or advisable for NGM to conduct the Collaboration, or to exercise and perform its rights and obligations under and in accordance with this Agreement (including the exercise of licenses granted to NGM hereunder) or for NGM’s scientific advisory board to perform its ordinary roles and responsibilities on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than [***];
10.1.8    is deemed necessary by a Party [***]; provided, however, that the term of confidentiality for such investor, acquiror, merger partner or other financial partner shall be no less than [***]; or
10.1.9    is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; provided, however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than [***].
10.1.10    Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.
10.1.11    If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 10.1 or

Section 10.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10.1 and Section 10.2, and the Party disclosing Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking an order of confidentiality, to ensure the continued confidential treatment of such Information.
10.2    Program Compound and Product Specific Information. Without limiting the provisions of Section 10.1, NGM agrees to keep all NGM Know-How and Collaboration Inventions relating solely or primarily to a Program Compound or Product confidential, subject to Section 10.1.2. Such obligation, however, shall not apply to any such NGM Know-How or Collaboration Inventions: (a) to the extent and as of the time, if any, that the Program Compound or Product to which they solely or primarily relate becomes, or upon termination under ARTICLE 13, a Reversion Product; or (b) to the extent relating to any Non-Qualifying Compounds, Non-Qualifying Targets or Refused Candidates.
10.3    Publication. Neither Merck nor NGM may publish or present results of the Collaboration without the prior written consent of the other Party. Each such Party shall provide the non-publishing Party with a copy of the proposed manuscript or presentation that includes results of the Collaboration at least [***] days prior to submission for publication or presentation. If the proposed manuscript or presentation contains information of the non-publishing Party that is subject to the use and nondisclosure restrictions under this ARTICLE 10, the publishing Party agrees to remove such information from the proposed publication or disclosure. Further, if the non-publishing Party believes the publication or disclosure of such results would be unfairly damaging to its ongoing research, Development or commercialization with respect to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products (if Merck is the non-publishing Party) or any Refused Candidates, Non-Qualifying Compounds, Non-Qualifying Targets, Reversion Compounds or Reversion Products (if NGM is the non-publishing Party, as of such time as they become such) and the non-publishing Party has a reasonable basis for not publishing or presenting such results, then, upon request of the non-publishing Party, the results shall not be published or presented until the matter is resolved. If the matter cannot be resolved between the Parties by mutual agreement, it shall be resolved in accordance with Section 16.7.
10.4    Use of Names. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Law or otherwise expressly permitted in this Agreement; except that where a Party has consented to a specific use of its name, trademark, trade name or logo by the other Party, such other Party shall have the right again to use such name, trademark, trade name or logo for such same specific use, without the consent of the other Party.
10.5    Exceptions to Confidentiality Obligations. A receiving Party may disclose Information of the disclosing Party if the receiving Party obtains the disclosing Party’s prior written consent to disclose the identified Information. Moreover, the receiving Party may disclose Information of the disclosing Party solely to the extent required to be disclosed by the receiving Party to comply with applicable Law (including securities laws or regulations and the applicable rules of any public stock exchange) or to defend or prosecute litigation or comply with an order of a court or other government order; provided, however, that the receiving Party notifies the disclosing Party of such order insofar as possible and provides reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Information so disclosed be used only for the purposes for which the Law required, or for which the order was issued. For the avoidance of doubt: (i) Merck may disclose NGM’s Information as reasonably necessary for making regulatory filings in connection with the Development or Commercialization of Products or Small Molecule Products hereunder; (ii) NGM may disclose Merck’s Information as reasonably necessary for making regulatory filings in connection with: (a) the Development or Commercialization of any Reversion Compound or Reversion Product; or (b) the development or commercialization of any Refused Candidate or Non-Qualifying Compound; and (iii) a Party controlling prosecution of any Patent Rights pursuant to this Agreement may disclose the other Party’s Information to Patent Offices in connection with such permitted prosecution.
10.6    Confidentiality of Agreement Terms. Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party any terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement: (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquirors or bona fide potential investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange).
10.7    Publicity.
10.7.1    Initial Press Releases. The Parties have agreed on the contents of a press release regarding this Agreement, which is attached hereto as Schedule 10.7.1, to be issued by NGM promptly after the A&R Effective Date. For clarity, neither Party shall issue any such press release regarding this Agreement unless the form of such release has been mutually agreed upon by the Parties.
10.7.2    Further Publicity.
(a)    Investor Information. Each disclosing Party acknowledges that the other Party receiving the disclosing Party’s Information hereunder may, from time to time, be required by Law or rule of any stock exchange, such as Forms 8-K, 10-Q and 10-K, including as may be required by Law in connection with an initial public offering (IPO) (“Required Disclosure”), to publicly disclose the terms of this Agreement, or significant results or developments regarding any Products, to keep its investors reasonably informed of the achievement of milestones, significant events in the Development of Optioned Products and Commercialization activities and the like, and that such Required Disclosures may pertain to Information of the other Party that is not otherwise permitted to be disclosed under this ARTICLE 10. To the extent Merck discloses to NGM information related to events or circumstances involving the Development or Commercialization of any Product that NGM believes is insufficient to allow it to accurately determine the materiality of such information and whether is constitutes a Required Disclosure, Merck shall consider in good faith NGM’s reasonable questions with respect to such event so as to better enable it to assess such materiality.
(b)    Public Disclosure Review Procedure. With respect to any Required Disclosure, except for the initial press release described in Section 10.7.1, the receiving Party (the “Requesting Party”) shall provide the other Party (the “Reviewing Party”) with a draft of the Content (as defined in the next sentence) of the draft Required Disclosure for review, at least [***] Business Days in advance of the issuance of the filing of the Required Disclosure. The word “Content” in this Section 10.7.2(b) means any information relating to the activities contemplated by this Agreement, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.” The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that the Reviewing Party may have regarding the Content in the Required Disclosure provided for review under this Section, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. The principles to be observed with respect to disclosures of information in a

Required Disclosure shall include accuracy, disclosure of factual, rather than speculative information, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of a Regulatory Authority, reasonable sensitivity to commercial information of value to competitors and the need to keep investors informed regarding the Requesting Party’s business. The Requesting Party shall use commercially reasonable efforts to adopt the reasonable requests of the Reviewing Party with respect to its Information and the Requesting Party shall remove such Information from the Required Disclosure if such Information is not required to be disclosed by Law. Notwithstanding the foregoing, NGM shall have the right to disclose in a press release the occurrence of the following research and development events arising from the Research Program: (1) achievement of any milestone event set forth in Section 9.5.1; (2) Merck’s exercise of a Merck Option; and (3) NGM’s exercise of an NGM ANS Option; provided, however, that NGM provides to Merck the Content of any such press release in the manner provided above, and, in the case where such Content does not also constitute a Required Disclosure, Merck approves such Content with respect to the particulars included pertaining to the events in clauses (1), (2) or (3), as applicable.
ARTICLE 11
REPRESENTATIONS AND WARRANTIES
11.1    Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Original Effective Date, the A&R Effective Date and as of the date that Merck exercises each Merck Option:
11.1.1    it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and
11.1.2    this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law of any court, governmental body or administrative or other agency having jurisdiction over it.
11.2    NGM Representations and Warranties. NGM represents and warrants to Merck that, except as set forth in Schedule 11.2, as of the date or dates specifically set forth below with respect to a given subsection under this Section 11.2 (or if no such date or dates is specifically set forth with respect to a given such subsection, as of the Original Execution

Date, as of the A&R Effective Date and as of the date that NGM provides the Data Package for each Merck Option), and solely to the extent that the representations and warranties pertain to the applicable Optioned Compound or Optioned Product for such Merck Option or the intellectual property rights that would be licensed to Merck in connection with the exercise of such Merck Option, in each case subject to the written disclosures provided by NGM to Merck in writing in the Data Package for the applicable Merck Option, provided that, at NGM’s request, Merck will enter into a common interest agreement prior to the provision of such Data Package:
11.2.1    to NGM’s knowledge, issued patents contained in the NGM Patents exist and are not invalid or unenforceable, in whole or in part;
11.2.2    it has the full right, power and authority to grant the options and licenses granted under this Agreement;
11.2.3    it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in: (i) the NGM Patents (or in any intellectual property rights that but for such assignment, transfer, conveyance or encumbrance would qualify as NGM Patents); and (ii) as of the date of provision of the applicable Data Package, the quantities of Optioned Compounds and Optioned Products in its or its Affiliate’s possession that are the subject of the applicable Merck Option, in each case of (i) and (ii), in any manner that would conflict with the rights granted to Merck hereunder;
11.2.4    as of the date of provision of the applicable Data Package, it and its Affiliates have not previously granted to any Person any right, which is in force as of such date, to (a) manufacture or commercialize any Optioned Compound or Optioned Product that is the subject of the applicable Merck Option, except non-exclusive rights to contract manufacturers or other vendors engaged by NGM or its Affiliate to manufacture such Optioned Compound or Optioned Product, or (b) research or develop any Optioned Compound or Optioned Product that is the subject of the applicable Merck Option, except non-exclusive rights to contract research organizations or other vendors engaged by NGM or its Affiliate to research or develop such Optioned Compound or Optioned Product, in each case of (a) and (b), on NGM’s or its Affiliate’s behalf.
11.2.5    to NGM’s knowledge, it is the sole and exclusive owner of: (i) as of the Original Execution Date and the A&R Effective Date, the NGM Patents in its or its Affiliate’s possession; and (ii) as of the date of provision of the applicable Data Package, the NGM Patents and material NGM Know-How that would be licensed in connection with the exercise of such Merck Option, and the quantities of

Optioned Compounds and Optioned Products in its or its Affiliate’s possession that are the subject of such Merck Option, in each case of (i) and (ii), all of which are free and clear of any liens, charges and encumbrances, and, no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever (except where NGM Controls the relevant Patent Rights or Know-How through any in-license) with respect to any such NGM Patents, material NGM Know-How, or quantities of Optioned Compounds or Optioned Products;
11.2.6    there are no claims, judgments or settlements against or owed by NGM (or any of its Affiliates), and no pending or (to NGM’s knowledge) threatened claims or litigation, relating to: (i) as of the Original Execution Date and the A&R Effective Date, the NGM Patents; or (ii) as of the date of provision of the applicable Data Package, the NGM Patents and material NGM Know-How that would be licensed to Merck in connection with the exercise of such Merck Option, and the Optioned Compounds and Optioned Products that are the subject of such Merck Option;
11.2.7    NGM has: as of the date of provision of the applicable Data Package, disclosed to Merck all material information, in existence and known by NGM or its Affiliates as of such date, regarding the Optioned Compounds and Optioned Products that are the subject of such Merck Option and the NGM Patents and material NGM Know-How that would be licensed to Merck in connection with the exercise of such Merck Option;
11.2.8    NGM has, as of the date of NGM’s provision of the Data Package for the applicable Merck Option, disclosed to Merck the existence of any patent opinions in NGM’s or its Affiliate’s possession (or that NGM or an Affiliate has previously had prepared but that is no longer in its actual possession) related to the Optioned Compounds and Optioned Products that are the subject of such Merck Option and the NGM Patents that claim or cover the composition of matter, manufacture or use of the Optioned Compound or Optioned Product that is the subject of such Merck Option;
11.2.9    as of the Original Execution Date, Exhibit B-1, and as of the A&R Effective Date, Exhibit B-2, sets forth true, correct and complete lists of the NGM Patents and such list contains all application numbers and filing dates, registration numbers and dates, jurisdictions and owners; and (ii) as of the date of NGM’s provision of the Data Package for the applicable Merck Option, NGM has provided written lists of all NGM Patents that cover or claim the composition of matter, manufacture or use of the Optioned Compound or Optioned Product that is the subject of such Merck Option;
11.2.10    to NGM’s knowledge, without any particular investigation, as of the date of provision of the applicable Data Package, the making (but not with respect to any particular method of manufacture) and composition of matter of the Optioned Compounds that are the subject of such Merck Option exercise and the applicable POC Compound in the form in which it was administered in the applicable POC Trial, in each case, do not, and will not, interfere with or infringe or misappropriate any Patent Rights, Know-How or other intellectual property rights owned or possessed by any Third Party;
11.2.11    as of the Original Execution Date, the Existing Collaboration Agreements are the only agreements to which NGM (or any of its Affiliates) is a party granting: (i) commercial rights to any antibody, peptide or other large molecule, or small molecule; or (ii) exclusive development rights to any human DNA sequence, RNA sequence, protein or peptide, in each case of clauses (i) and (ii), arising out of, or identified through, NGM’s research and development activities;
11.2.12    (a) as of the Original Execution Date, all information and data provided by or on behalf of NGM to Merck on or before the Original Execution Date in contemplation of the Original Agreement and as of the date of provision of the Data Package with respect to the applicable Merck Option, all information and data provided in such Data Package was and is true and accurate and complete in all material respects, and NGM has not failed to disclose any material information or data in its or its Affiliate’s possession or otherwise known to it or its Affiliate that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material respect; and (b) as of the A&R Effective Date, all information and data provided by or on behalf of NGM to Merck on or before the A&R Effective Date in contemplation of the negotiation of this Agreement was and is true and accurate and complete in all material respects, and NGM has not failed to disclose any material information or data in its or its Affiliate’s possession or otherwise known to it or its Affiliate that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material respect;
11.2.13    as of the Original Execution Date, and as of the date of provision of the applicable Data Package, NGM, on a group-wide basis (i.e., taking into account all Affiliates and all Persons with a twenty percent (20%) or greater stake in the voting securities of NGM or its Affiliates) did not generate Brazilian turnover of 75 million reals in its last completed fiscal year;

11.2.14    as of the A&R Effective Date, NGM has disclosed all Collaboration Targets that were identified pursuant to the Original Research Program and Schedules 1.51(b) and 4.5.1, collectively, together with [***], set forth a true and complete list of such Collaboration Targets; and
11.2.15    as of the A&R Effective Date, Schedule 1.51(b) sets forth a true and complete list of all Designated Ophthalmology Collaboration Targets, CVM Collaboration Targets, and Optioned Targets, and Schedule 4.5.1 sets forth a true and complete list of all Non-Qualifying Targets.
11.3    Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE COMPOUNDS, PRODUCTS, OR ANY TECHNOLOGY OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 11.3 SHALL OPERATE TO LIMIT OR INVALIDATE ANY EXPRESS WARRANTY CONTAINED HEREIN.
ARTICLE 12
INTELLECTUAL PROPERTY
12.1    Ownership of Collaboration Technology.
12.1.1    All Collaboration Inventions shall be solely owned by the Party that solely discovered or invented such Collaboration Invention, or jointly owned by the Parties if discovered or invented jointly by NGM and Merck, or their respective Affiliates or Related Parties or Third Parties working on their behalf or on behalf of their Affiliates or Related Parties.
12.1.2    Collaboration Patents shall be solely owned by the Party that solely owns the Collaboration Invention covered or claimed by such Collaboration Patent, or jointly owned by the Parties if the Parties jointly own such covered or claimed Collaboration Invention.
12.1.3    At each meeting of the IP Working Group, the Parties shall each disclose in writing the development, making, conception or reduction to practice of any

Collaboration Invention, whether patentable or not, occurring since the prior such meeting.
12.1.4    As used in this Section 12.1 or other provisions referencing inventorship of the Parties, the terms NGM, Merck, Affiliates and Third Party shall include such party’s employees, agents, contractors or any other such persons on such Party’s behalf. Inventorship shall be determined according to US patent law for purposes of determining ownership. Each Party shall contractually bind such persons conducting work on their behalf to assign all intellectual property to such Party in accordance with the terms and intent of this Agreement.
12.2    Filing, Prosecution and Maintenance of Patents.
12.2.1    As between the Parties, NGM shall be responsible for preparing, filing, prosecuting and maintaining the NGM Patents and those Collaboration Patents solely owned by NGM (“NGM Prosecuted Patents”). [***].
12.2.2    As between the Parties, Merck shall have the sole right, at its sole expense and in its sole discretion, to prepare, file, prosecute and maintain the Merck Patent Rights and Merck Product Patents. As between the Parties, Merck shall have the first right, at its sole expense and in its sole discretion, to prepare, file, prosecute and maintain the Collaboration Patents solely owned by Merck (“Merck Collaboration Prosecuted Patents”), except for Merck Tail Period Patents, with respect to which Merck shall have the sole right. If Merck does not elect to file or proposes to abandon any Merck Collaboration Prosecuted Patent (other than a Merck Tail Period Patent), Merck shall notify NGM (at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Merck Collaboration Prosecuted Patent) and NGM shall have the right to continue the prosecution of such Patent Rights at its sole expense. If NGM assumes preparation, filing, prosecution, maintenance and enforcement of any such Patent Rights pursuant to this Section 12.2.2, Merck shall execute such documents and perform such acts, in a timely manner, at NGM’s request and Merck’s expense, as may be reasonably necessary to permit NGM to assume the preparation, filing, prosecution, maintenance and enforcement of such Patent Rights. Notwithstanding the forgoing, with respect to Collaboration Patents that are jointly owned by the Parties and that primarily claim or cover a Small Molecule Collaboration Compound (as opposed to a Collaboration Compound), Merck shall have the first right to prepare, file, prosecute, maintain and enforce such Patent Rights.

12.2.3    With respect to Collaboration Patents that are jointly owned by the Parties (“Joint Collaboration Patents”), NGM shall have the first right to prepare, file, prosecute, maintain and enforce such Patent Rights, which shall be deemed NGM Prosecuted Patents for purposes of Sections 12.2.1 and 12.2.5.
12.2.4    In the case of Merck Collaboration Prosecuted Patents (including Joint Collaboration Patents that are prosecuted by Merck pursuant to Section 12.2.2 but excluding Merck Collaboration Prosecuted Patents that claim or cover a Collaboration Invention conceived or reduced to practice by or on behalf of Merck or its Affiliates or subcontractors, as a result of activities undertaken as part of the Collaboration during the [***] Research Program Tail Period or the CVM Research Program Tail Period (such Merck Collaboration Prosecuted Patents, the “Merck Tail Period Patents”)), Merck shall give NGM an opportunity to review the text of the patent application before filing, shall implement NGM’s reasonable comments with respect thereto and shall supply NGM with a copy of the application as filed, together with notice of its filing date and serial number. Merck shall keep NGM advised of the status of such patent filings and, upon NGM’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings, shall implement NGM’s reasonable comments with respect thereto and shall promptly give notice to NGM of the grant, lapse, revocation, surrender, invalidation or abandonment of any such patent filings. If Merck proposes to abandon any Joint Collaboration Patents that Merck initiated prosecution of pursuant to Section 12.2.2, then it shall notify NGM (at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent Rights) and NGM shall have the right to continue the preparation, filing, prosecution and maintenance of such Patent Rights, which shall be deemed NGM Prosecuted Patents for purposes of Sections 12.2.1 and 12.2.5. If NGM assumes preparation, filing, prosecution and maintenance of any such Patent Rights pursuant to this Section 12.2.4, then Merck shall execute such documents and perform such acts, in a timely manner, at NGM’s request and expense, as may be reasonably necessary to permit NGM to assume the preparation, filing, prosecution and maintenance of such Patent Rights.
12.2.5    In the case of NGM Prosecuted Patents (including any Joint Collaboration Patents) except for [***], NGM shall give Merck an opportunity to review the text of the application before filing, shall implement Merck’s reasonable comments with respect thereto and shall supply Merck with a copy of the application as filed, together with notice of its filing date and serial number. NGM shall keep Merck advised of the status of such patent filings and upon

Merck’s request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings, shall implement Merck’s reasonable comments with respect thereto and shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any such patent filings. If NGM does not elect to file or proposes to abandon any such NGM Prosecuted Patents (including any Joint Patents), then it shall notify Merck (at least [***] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Patent Rights) and Merck shall have the right to continue the preparation, filing, prosecution and maintenance of such Patent Rights at its sole expense. If Merck assumes preparation, filing, prosecution and maintenance of any such Patent Rights pursuant to this Section 12.2.5, then NGM shall execute such documents and perform such acts, in a timely manner, at Merck’s request and expense, as may be reasonably necessary to permit Merck to assume the preparation, filing, prosecution and maintenance of such Patent Rights.
12.3    Interference, Opposition, Reexamination and Reissue.
12.3.1    Each Party shall, within [***] of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, supplemental examination, post grant review proceeding, inter partes review proceedings, opposition, reissue or reexamination relating to NGM Patents, Collaboration Patents or Merck Collaboration Prosecuted Patents being prosecuted or maintained by such Party pursuant to Section 12.2 (other than Merck Tail Period Patents). Merck and NGM shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. The non-prosecuting Party shall have the right to review and approve any submission to be made in connection with such proceeding.
12.3.2    Each Party shall not initiate any reexamination, derivation proceeding, supplemental examination, post grant review proceeding, inter partes review proceedings, interference or reissue proceeding relating to NGM Patents, Collaboration Patents or Merck Collaboration Prosecuted Patents being prosecuted or maintained by such Party pursuant to Section 12.2 (other than Merck Tail Period Patents), to the extent such proceeding could be reasonably anticipated to have an impact on the license and rights granted under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.
12.3.3    The prosecuting Party shall keep the non-prosecuting Party informed of developments in any such action or proceeding, including, to the extent permissible by Law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall bear the expense of any interference, opposition, re-examination or re-issue proceeding relating to Patent Rights being prosecuted or maintained by such Party pursuant to Section 12.2.
12.4    Enforcement and Defense of Patent Rights.
12.4.1    Each Party shall give the other Party notice, promptly after becoming aware, of any infringement of Collaboration Patents (other than Merck Tail Period Patents) or NGM Patents that claim or cover Products, Program Compounds, Small Molecule Products or Small Molecule Collaboration Compounds (collectively, “Collaboration Compound Patents”), where such infringement concerns the manufacture, importation, use, offer for sale or sale of a Program Compound, Product, Small Molecule Collaboration Compound or Small Molecule Product in the Field in the Territory (a “Licensed Infringement”). Merck and NGM shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Merck and NGM, to terminate such Licensed Infringement. However, Merck, upon notice to NGM, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Merck and, if necessary, NGM, or to control the defense of any declaratory judgment action relating to such Licensed Infringement; provided, however, [***]. Merck shall promptly inform NGM if it elects not to exercise such first right and NGM shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of NGM and, if necessary, Merck. Each Party shall have the right to be represented by counsel of its own choice.
12.4.2    In the event that Merck elects not to initiate and prosecute an action with respect to a Licensed Infringement as provided in Section 12.4.1, and NGM elects to do so, the costs of any agreed-upon course of action to terminate such Licensed Infringement, including the costs of any legal action commenced or the defense of any declaratory judgment, shall be borne solely by NGM; provided, however, that [***].
12.4.3    For any action to terminate any Licensed Infringement, in the event that the Party electing to initiate or prosecute such action in accordance with Section 12.4.1 is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates and Related Parties to execute all documents necessary for such Party to initiate litigation to prosecute and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either may reasonably request, at the expense of the requesting Party. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.
12.4.4    Any recovery obtained by either or both Merck and NGM in connection with or as a result of any action to terminate any Licensed Infringement contemplated by this Section 12.4, whether by settlement or otherwise, shall be shared in order as follows:
(a)    the Party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;
(b)    the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and
(c)    the amount of any recovery remaining shall be [***].
12.4.5    Subject to the foregoing provisions of this Section 12.4, as between the Parties, NGM shall have the sole right to take action with respect to any infringement of Patent Rights owned by NGM (including NGM Patents and Collaboration Patents that are not Collaboration Compound Patents), and the first right to take action with respect to Collaboration Patents that are jointly owned by the Parties and are not Collaboration Compound Patents and Merck shall have the sole right to take action with respect to any infringement of Patent Rights owned by Merck (including Merck Tail Period Patents), in each case, that is not a Licensed Infringement.
12.4.6    NGM shall inform Merck of any certification regarding any NGM Patent or Collaboration Patent under which Merck is granted a license under Sections 5.4, and 6.1.1 through 6.1.4, inclusive, that it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the US, in each case where the certification pertains to the potential sale of a Product or Small Molecule Product, and shall provide Merck with a copy of such certification within [***] of receipt. NGM’s and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 12.4.1 through 12.4.4; provided, however, that Merck shall exercise its first right to initiate and prosecute any action and shall inform NGM of such decision within [***] of receipt of the certification, after which time NGM shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.
12.5    Patent Term Restoration. The Parties shall cooperate with each other, including to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where NGM Patents and/or Collaboration Compound Patents exist, to the extent they relate to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products, as the case may be. In the event that elections with respect to obtaining such patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory are to be made, Merck shall have the right to make the election with respect to NGM Patents and/or Collaboration Compound Patents that solely relate to Program Compounds, Products, Small Molecule Collaboration Compounds or Small Molecule Products. Subject to Merck’s rights in the previous sentence, each Party shall have the right to make the election with respect to other Patent Rights owned by such Party. In each case, the other Party agrees to abide by such election.
12.6    Biosimilar or Interchangeable Biological Products. Notwithstanding anything herein to the contrary, within [***] after the receipt of Marketing Authorization of a Product or Small Molecule Product that has been licensed in the US as a biological product under 42 U.S.C. 262(a) (or successor laws or regulations), and as may be amended from time to time thereafter, the Parties shall consult as to potential strategies with respect to unexpired US Patent Rights Controlled by either Party and that claim or cover the Product or Small Molecule Product. Specifically, in anticipation of a receipt by the Party who is the reference product sponsor of the Product or Small Molecule Product (“Reference Product Sponsor”) of a biosimilar or interchangeable product application filed by a subsection (k) applicant pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148) (or successor laws or regulations), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to each such US Patent Right in the procedural steps set forth under 42 USC §262(l) (or successor laws or regulations), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

12.7    Joint Research Agreements. The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for US Patent Rights.
ARTICLE 13
TERM AND TERMINATION
13.1    Term and Expiration. This Agreement shall be effective as of the A&R Effective Date and unless terminated earlier pursuant to Sections 13.2 or 13.4, this Agreement shall continue in full force and effect, on a Product-by-Product or Small Molecule Product-by-Small Molecule Product, as applicable, basis until expiration of the Royalty Term (for those Products and Small Molecule Products that are not NGM Optioned Products) or until Merck ceases to receive any Adjusted Net Sales (for NGM Optioned Products) hereunder with respect to such Product or Small Molecule Product (the “Term”). This Agreement has been executed by the Parties as of the A&R Effective Date, with the Parties’ mutual intent that on the A&R Effective Date, the Original Agreement shall be amended and restated in its entirety as set forth in, and thereupon superseded by, this Agreement. For clarity, the terms and conditions of the Original Agreement apply to the period between the Original Execution Date and the A&R Effective Date. The Term shall expire on the date this Agreement has expired in its entirety with respect to all Products and Small Molecule Products in the Territory. Upon expiration of this Agreement on a Product-by-Product or Small Molecule Product-by-Small Molecule Product (but not as to any NGM Optioned Product), as applicable, basis, Merck’s licenses pursuant to Sections 5.4, or 6.1.1 through 6.1.4, inclusive, as applicable to such Product or Small Molecule Product, shall become a fully paid-up, perpetual and irrevocable license.
13.2    Unilateral Termination by Merck.
13.2.1    No Early Termination of Research Program for Convenience. Without limiting Section 13.3, Merck shall not have the right to terminate early the Research Program for convenience; it being understood that Merck shall not be obligated to extend the Research Program beyond the Initial Research Program Term.
13.2.2    [Reserved].
13.2.3    Termination of Small Molecule Collaboration Program Only. Notwithstanding anything contained herein to the contrary, Merck shall have the right at any time to terminate this Agreement solely with respect to any given Small Molecule Product by giving [***] days’ advance written notice to NGM. Any such termination shall not result in termination of the Research Program or any other Small Molecule Product.
13.2.4    Termination of Optioned Products. Merck shall have the right to terminate this Agreement with respect to all Optioned Compounds and Optioned Products associated with each particular Merck Option exercise (with or without cause) at any [***], by giving: (i) [***] advance written notice to NGM where all such terminated Optioned Products are not NGM Optioned Products; and (ii) [***] advance written notice to NGM where any such Optioned Product is an NGM Optioned Product, in each case, which notice will indicate whether the termination is the result of a Safety Issue; provided, however, that, in the event that Merck indicates that such termination is the result of a Safety Issue, Section 13.7 shall apply.
13.2.5    Termination of Agreement in its Entirety. At any time following expiration or termination (as provided for in this ARTICLE 13) of the Research Program Term and Tail Period, if any, Merck shall have the right to terminate this Agreement in its entirety (with or without cause) at any time other than during the conduct of a Clinical Study with respect to any Program Compound or Product (except that Merck may terminate this Agreement in its entirety during the conduct of a Clinical Study if a Safety Issue arises during such study), by giving: (i) [***] advance written notice to NGM when no Optioned Product exists as of such time, or there is no NGM Optioned Product as of such time; and (ii) [***] advance written notice to NGM when there is one or more NGM Optioned Products existing as of such time, in each case, which notice will indicate whether the termination of this Agreement with respect to any given Optioned Product is the result of a Safety Issue; provided, that, in the event that Merck indicates that there exists a Safety Issue with respect to a particular Optioned Product terminated as a result of such termination in the entirety, Section 13.7 shall apply.
13.3    Termination of Optioned Products or Small Molecule Products by Merck for Cause. Merck shall have the right to terminate this Agreement solely with respect to a given Optioned Product or Small Molecule Product at any time during the Term of this Agreement upon written notice if NGM is in material breach of its obligations hereunder with respect to such Optioned Product or Small Molecule Product, as applicable, and has not cured such breach within [***] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach relating to such Optioned Product or Small Molecule Product, as applicable, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7. For clarity, this Agreement shall remain in full force and effect with respect to any subject matter that is not the subject of such termination.

13.4    Early Termination of Research Program by Merck. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate the Research Program solely in the following events:
13.4.1    Change of Control. Upon [***] advance written notice to NGM, in the event of a Change of Control of NGM pursuant to Section 14.1; or
13.4.2    Principal Investigator. In the event Dr. Jin-Long Chen ceases to direct research at NGM, but only as and to the extent set forth in Section 4.6 during the Initial Research Program Term; or
13.4.3    Breach. In the event NGM is in breach of its material obligations [***] with respect to the Research Program, and has not cured such breach within [***] after delivery to NGM of a notice of such material breach, and requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7.
13.5    Termination of Optioned Products or Small Molecule Products by NGM for Cause. NGM shall have the right to terminate this Agreement solely with respect to a given Optioned Product or Small Molecule Product at any time during the Term of this Agreement, other than during the conduct of a Clinical Study with respect to such Optioned Product or Small Molecule Product, upon written notice if Merck is in material breach of its obligations hereunder with respect to such Optioned Product or Small Molecule Product, as applicable, and has not cured such breach within [***] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of such a material breach relating to such Optioned Product or Small Molecule Product, as applicable, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 16.7. For clarity, this Agreement shall remain in full force and effect with respect to any subject matter that is not the subject of such termination.
13.6    Effect of Termination. The Parties acknowledge and agree that to the extent this Agreement is only terminated with respect to a given program, compound, product and/or target, then the following effects of termination, as applicable, shall only apply with respect to such program, compound, product and/or target, as is the subject of such termination.
13.6.1    Effect of Termination by Merck pursuant to Sections 13.3 (for NGM’s breach). The following provisions shall apply if Merck terminates for NGM’s uncured material breach pursuant to Section 13.3. For clarity, the following provisions do not limit, and may be effective in conjunction with, Sections 13.6.6(c), (d) and (e), in the event that the Research Program is terminated in accordance with Section 13.4.3.
(a)    [Reserved].
(b)    All licenses and rights granted by Merck to NGM hereunder with respect to the terminated Optioned Product or Small Molecule Product, as applicable, will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any Merck IP with respect thereto or to exercise any further NGM ANS Option with respect to the terminated Products, and any terminated Products or Small Molecule Products would be subject to the milestones and royalties set forth in ARTICLE 9, unless prior to such termination, NGM exercised an NGM ANS Option with respect to such terminated Product. For clarity, in the event that NGM has exercised one or more NGM ANS Options with respect to the terminated Products prior to the time of termination, such NGM ANS Options shall remain in effect; provided, however, that if NGM has also exercised any Co-Detailing Options with respect to the terminated NGM Optioned Products prior to the time of such termination, all such Co-Detailing Options shall be deemed terminated and of no further force or effect and NGM shall no longer have any right to Co-Detail any terminated NGM Optioned Product(s).
(c)    Sections 5.4, and 6.1.1 through 6.1.4, inclusive, shall survive and all other provisions of this Agreement applicable to such licenses, including Merck’s payment obligations to NGM therefor, and any Collaboration Compounds or Products and Patent Rights related thereto shall survive; provided, however, that the JEDDC or JLDDC, as applicable, shall no longer have within its purview any, Optioned Product (as to which such termination applies) or Small Molecule Product (as to which such termination applies), as the case may be, depending upon which is being terminated, and Merck would not have any further reporting obligations with respect thereto to NGM except for: (i) applicable royalty reports, if any; and (ii) applicable reports pertaining to NGM Optioned Products.
(d)    NGM shall, within [***] after the effective date of such termination of an Optioned Product or a Small Molecule Product, as the case may be, return or cause to be returned to Merck all Information disclosed by Merck in tangible form, and all substances or compositions delivered or provided by

Merck as well as any other material provided by Merck in any medium, in each case, related thereto.
13.6.2    Effect of Termination by Merck pursuant to Section 13.2.5 (for convenience, Agreement in its entirety) or by NGM pursuant to Section 13.5 (for Merck’s breach). The following provisions shall apply if Merck terminates this Agreement in its entirety for convenience pursuant to Section 13.2.5, or if NGM terminates this Agreement with respect to an Optioned Product or Small Molecule Product for Merck’s uncured material breach pursuant to Section 13.5; provided, however, that, in the event of any such termination of this Agreement in its entirety or by NGM pursuant to Section 13.5, Section 13.6.4 shall control with respect to any Small Molecule Collaboration Compounds and Small Molecule Products that are included in the subject of such termination.
(a)    Where such termination occurs [***], in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going Clinical Studies with respect to the Product subject to such termination, and the terms of Section 13.7 shall apply.
(b)    All licenses and rights granted by NGM to Merck under this Agreement with respect to such terminated Optioned Product(s) will terminate and such licenses and rights shall revert to NGM (except for those licenses and rights, if any, that expressly survive any such termination hereunder, including those necessary for Merck to perform its obligations under this Section 13.6.2).
(c)    Merck shall [***] with respect to the applicable Reversion Compounds and Reversion Products or Optioned Product(s), as the case may be: [***], it being agreed and understood that Merck retains all rights [***]. Notwithstanding anything in Section 1.138 or this Section 13.6.2(c) to the contrary, to the extent that [***], Merck will notify NGM (which notice shall identify [***] and set forth the terms and conditions [***] and, at NGM’s request, will use reasonable efforts [***]. If Merck is unable to obtain such [***], Merck will [***]. Any such efforts by Merck done solely to [***] shall not be deemed to be a breach by Merck of its obligations hereunder. Inability of Merck [***] to be excluded from [***]. In partial consideration for [***], NGM shall pay to Merck: (1) [***] for such Reversion Compound or Reversion Product if, as of the effective date of such termination with respect thereto, [***] with respect to such Reversion Compound or Reversion Product, [***] if such Reversion Compound or Reversion Product [***], and [***] or [***]; and

(2) [***] for such Reversion Compound or Reversion Product if, as of the effective date of such termination with respect thereto, [***] with respect to such Reversion Compound or Reversion Product, [***], and [***].
(d)    Merck shall transfer and assign to NGM or its designee (to the extent assignable and in accordance with Laws, and if not assignable, then Merck shall permit NGM or its designee to access in accordance with Laws) all of the then existing (as of the date of notice of termination) INDs, NDAs and Marketing Authorizations (if any) (together with a copy of all material documents submitted to the applicable Regulatory Authority in connection therewith for the Reversion Products), in each case, that are owned by and in the possession of Merck or its Affiliates and that relate solely and exclusively to the Reversion Compound and/or Reversion Product, as applicable; provided, however, that NGM shall execute a letter releasing Merck and its Affiliates of all liabilities arising after the effective date of such assignment arising from the developing, using, manufacturing (including making and having made) and/or commercializing (including selling, offering for sale, importing and exporting) of the Reversion Compound and/or Reversion Product; provided, further, that NGM demonstrates that it holds, and will execute a letter, agreeing to continue to hold during the time it researches, develops and commercializes, and [***] thereafter, product liability insurance that is adequate to cover (and is consistent with normal business practices of prudent companies similarly situated) any product liability arising from such Reversion Compound and/or Reversion Product, as applicable. For the purposes of this Section 13.6.2(d) and Section 13.6.2(e) Marketing Authorizations shall exclude pricing approval and government reimbursement approvals.
(e)    Notwithstanding the foregoing provisions of this Section 13.6.2, all of the foregoing (including any INDs, NDAs and other Marketing Authorizations, if any) provided by Merck pursuant to this Section 13.6.2 shall be provided on a one-time basis and on an “as is” basis (without any representations and warranties) and shall only be provided as they exist as of the effective date of termination.
(f)    Merck shall deliver to NGM copies of, or otherwise make available to NGM, all clinical data and adverse event reports (including all such adverse event reports contained in Merck’s or its Affiliates’ regulatory and/or safety databases) owned by Merck or its Affiliates, which is in Merck’s or its Affiliates’ possession (and in the same form in which Merck or its Affiliates maintains such data or reports, as applicable), in each case, relating to the Reversion Compounds or Reversion Products and reasonably necessary for NGM to continue to conduct the research, development and/or commercialization of the Reversion Compounds and Reversion Products, as applicable.
(g)    Merck shall deliver to NGM, in the same form in which Merck maintains such items, copies of the material regulatory correspondence generated hereunder and owned by Merck or its Affiliates, which is in Merck’s or its Affiliates’ possession relating to the pre-clinical or clinical development of the Reversion Compounds or Reversion Products, as applicable.
(h)    Subject to Section 13.6.2(k), Merck shall, at NGM’s request, deliver to NGM all inventory (if any, and to the extent applicable) of GMP and non-GMP Reversion Products and bulk Reversion Compounds on an “as is” basis (without any representations and warranties) in the forms currently residing, as of such notice of termination, in Merck’s inventory, in each case owned by Merck (or its Affiliate) and that is in Merck’s (or its Affiliates) possession or control. In connection therewith, NGM shall pay to Merck, within [***] after invoice therefor, an amount equal to Merck’s (or its Affiliate’s, as applicable) fully allocated costs of goods sold for such inventory [***]; provided, however, that NGM covenants that it shall not use any bulk non-GMP Reversion Product and/or non-GMP Reversion Compound in humans for any purpose, and provided, further, that NGM shall execute a letter releasing Merck from, and indemnifying Merck from and against, all liabilities arising from the use, sale or import of such transferred inventory of Reversion Product and/or Reversion Compound.
(i)    To the extent Reversion Compounds or Reversion Products, as applicable, were being manufactured by Merck (or its Affiliate) as of the time of termination, [***]. [***] shall include, at NGM’s request, the provision to NGM or its designee [***] Reversion Product or Reversion Compound (as applicable), until the earlier of: (i) [***]; or (ii) [***] after the termination effective date. Such [***] during the first [***] after the termination effective date. NGM shall have the right to sublicense the license under Section 13.6.2(c) to a manufacturer designated by NGM and reasonably acceptable to Merck with respect to the right to make and have made the Reversion Product and/or Reversion Compound for the purpose of NGM exercising the license granted to NGM under Section 13.6.2(c) and Merck shall promptly thereafter [***] and shall execute such additional documents as is reasonably necessary to effectuate the intent of the foregoing Section 13.6.2(i).

(j)    No later than [***] days after the effective date of such termination of this Agreement under Section 13.2.5 or Section 13.5, as applicable, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof related to such terminated Optioned Product; provided, however, that each Party may retain any Information reasonably necessary or useful for such Party’s continued practice under any license(s) that survive or are granted upon such termination, and may keep one copy of Information received from the other Party in its confidential files for record purposes.
(k)    Notwithstanding the foregoing provisions of this Section 13.6.2, if Merck (or any of its Affiliates, sublicensees or distributors) is selling terminated Products as of the time of such termination of this Agreement, then the licenses set forth in Section 5.4 shall not terminate, but shall become non-exclusive and survive for a period of [***] in order for Merck and its Affiliates, sublicensees and distributors, at their discretion, during the [***] period immediately following the effective date of termination, to sell any terminated Products remaining in inventory (including to finish and sell any work-in-progress of such Products) in accordance with the terms of this Agreement (including amounts payable by Merck to NGM pursuant to ARTICLE 9), in each case utilizing such licenses.
(l)    Merck shall assign all Product-specific trademarks used during the Term by Merck and its Related Parties solely and exclusively in connection with the sale or marketing of the Reversion Products or Reversion Compounds subject to such termination (the “Reversion Trademarks”), to NGM for use in connection with the sale or marketing of Reversion Products and Reversion Compounds in the Field in the Territory, effective as of the effective date of such termination of this Agreement; provided, however, that NGM may at its option reject such assignment in whole or in part. The Reversion Trademarks shall not include rights to any trade name, trademark or trade dress of Merck or any of its Affiliates; provided, further, that NGM shall and hereby does grant Merck the right to use the Reversion Trademarks for its activities permitted in Section 13.6.2(k), for the six (6) month period referred to in Section 13.6.2(k).
(m)    Notwithstanding the foregoing, Merck’s [***] under Sections 13.6.2(d) through (i), inclusive, shall pertain only to those Reversion Compounds that have progressed to the stage of IND filing or later, as of the effective date of such termination.

13.6.3    [Reserved].
13.6.4    Effect of Termination by NGM pursuant to Section 13.5 (Merck breach) or by Merck pursuant to Section 13.2.3 or 13.2.5 (convenience) as such Termination Applies to Small Molecule Products. The following provisions shall apply if: (i) Merck terminates this Agreement with respect to a given Small Molecule Product pursuant to Section 13.2.3 for convenience, or Merck terminates this Agreement in its entirety for convenience pursuant to Section 13.2.5; or (ii) NGM terminates a Small Molecule Product pursuant to Section 13.5 for Merck’s uncured material breach.
(a)    Merck [***], in accordance with accepted pharmaceutical industry norms and ethical practices, of any then on-going Clinical Studies with respect to such terminated Small Molecule Product.
(b)    All licenses and rights granted by NGM to Merck hereunder with respect to such Small Molecule Product will terminate and such licenses and rights shall revert to NGM.
(c)    Notwithstanding the foregoing provisions of this Section 13.6.4, if Merck (or any of its Affiliates, sublicensees or distributors) is selling terminated Small Molecule Products as of the time of such termination of this Agreement, then the licenses set forth in Sections 6.1.2 through 6.1.4, inclusive, shall not terminate, but shall become non-exclusive and survive for a period of [***] in order for Merck and its Affiliates, sublicensees and distributors, at their discretion, during the [***] period immediately following the effective date of termination, to sell any terminated Small Molecule Products remaining in inventory (including to finish and sell any work-in-progress of such Small Molecule Products) in accordance with the terms of this Agreement (including amounts payable by Merck to NGM pursuant to ARTICLE 9), in each case utilizing such licenses.
(d)    For the avoidance of doubt, upon such termination of such Small Molecule Product, Merck shall retain all rights to and interest in the Small Molecule Products.
13.6.5    Effect of Termination Regarding Optioned Products by Merck pursuant to Section 13.2.4. The following provisions shall apply if Merck terminates this Agreement for convenience with respect to all Optioned Compounds and Optioned Products associated with a particular Merck Option pursuant to Section 13.2.4.

(a)    Where such termination occurs [***], in accordance with accepted pharmaceutical industry norms and ethical practices, of any such on-going Clinical Study with respect to such terminated Optioned Product. For clarity, other than termination in connection with a Safety Issue, Merck does not have the right to terminate this Agreement under Section 13.2.4 while a Clinical Study is on-going.
(b)    All licenses and rights granted by NGM to Merck hereunder with respect to such terminated Optioned Product(s) will terminate and such licenses and rights shall revert to NGM (except for those licenses and rights that expressly survive any such termination hereunder).
(c)    The terms and conditions of (including each Party’s rights and obligations under) Sections 13.6.2(c) – (i), inclusive, and (k), (l) and (m) shall apply to all terminated Optioned Compounds and all terminated Optioned Product(s) that are Reversion Products, mutatis mutandis.
13.6.6    Effect of Termination of Research Program by Merck pursuant to Section 13.4. The following provisions shall apply if Merck terminates early the Research Program pursuant to Section 13.4.
(a)    In the event of termination by Merck following the occurrence of a Significant Event under Section 13.4.2: subject to Merck undertaking Early Development activities pursuant to Section 4.1.8, NGM shall continue to conduct all then-ongoing activities that are in Early Development with respect to all Collaboration Compounds, to the extent Merck elects to continue funding the same; and if Merck so elects to continue such funding, upon completion of the first POC Trial with respect to each such Collaboration Compound, the Merck Option rights, and obligations, under ARTICLE 5 would remain in effect, including all associated payment obligations with respect to the POC Compound and its Related Compounds, or, if Merck does not so elect to continue such funding (or if Merck elects to continue such funding but does not actually fund such activities), then, at its expense, and at its election, NGM shall be responsible for the conduct of any or all of such ongoing Clinical Studies under the Research Program, in which event Merck shall have no further rights, and no Merck Option shall exist, with respect to such Collaboration Compounds, which shall become Non-Qualifying Compounds. To the extent then-ongoing, all research activities that are not Early Development activities under the Research Program shall terminate effective upon such effective date of termination, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a), except to the extent needed to conduct the activities set forth above in this Section 13.6.6(a).
(b)    In the case of termination by Merck under Section 13.4.1 (NGM Change of Control): NGM shall be responsible, at Merck’s expense and subject to subsection (g) below, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through 13.6.2(i), inclusive, shall apply to all such Development Candidates, mutatis mutandis, subject only to transfers and the like being provided by NGM to Merck (and not by Merck to NGM), or, where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense. Where Merck assumes the conduct of such Clinical Studies, upon completion of the first POC Trial with respect to any POC Compound, the Merck Option would remain in effect and be exercisable as set forth in ARTICLE 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [***] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound. In addition, to the extent then-ongoing, all research activities that are not Clinical Studies under the Research Program shall terminate, effective upon such effective date of termination, unless Merck elects to proceed to effect a transfer of certain program activities pursuant to Section 14.2.1, and in any event Merck shall have no obligation to pay for any External Costs or such work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a), except to the extent needed to conduct the activities set forth above in this Section 13.6.6(b).
(c)    In the case of termination by Merck under Section 13.4.3 (NGM breach), to the extent then-ongoing, the Research Program shall terminate effective upon such effective date of termination, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the Research Program after the effective date of such termination including the Research Funding for the Research Program after such date and the licenses and rights granted by Merck to NGM in Section 4.1.9(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.9(a). In addition, NGM shall be responsible at its own expense, upon Merck’s election in writing and subject to subsection (g) below, for transitioning any Clinical Studies then-being conducted under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(b) through (i), inclusive, shall apply to all such Development Candidates, mutatis mutandis, subject only to transfer and the like being provided by NGM to Merck (and not by Merck to NGM) or, (2) where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense. Where Merck assumes such Clinical Studies, upon completion of the first POC Trial with respect to any POC Compound, the Merck Option would remain in effect and be exercisable as set forth in ARTICLE 5 as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [***] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound, but NGM would no longer have available to it the NGM ANS Option with respect to such POC Compounds and they would be subject to the milestones and royalties set forth in ARTICLE 9.
(d)    Any Merck Options then-pending as of the effective date of any such termination (i.e., after delivery of Data Package) would remain in effect for the length of the Option Period.
(e)    NGM hereby grants to Merck a non-exclusive, royalty-free license, under any and all Patent Rights and Know-How that are Controlled by NGM or any of its Affiliates (subject to Section 14.3), solely for Merck to conduct such activities as may be undertaken by it pursuant to Section 13.6.6(a), (b) or (c), as applicable. Merck may grant sublicenses of the license set forth in this Section 13.6.6(e) to Third Parties who are acting on Merck’s behalf in the conduct of such activities; provided, however, that: (A) each such sublicense is in writing and is consistent with the applicable terms of this Agreement; (B) each such sublicense terminates upon the termination of this Agreement; and (C) each sublicense solely permits the use of such sublicensed Patent Rights and Know-How within the scope of the license granted by NGM pursuant to this Section 13.6.6(e). For the avoidance of doubt: (i) the license set forth in this Section 13.6.6(e) does not include any right to sell products to Third Parties; and (ii) Merck may not use the NGM intellectual property rights licensed under this Section 13.6.6(e) other than to perform the activities as may be undertaken by it pursuant to Section 13.6.6(a), (b) or (c), as applicable.
(f)    All licenses then granted to Merck under Section 5.4 to Optioned Compounds and Optioned Products, under Section 6.1 with respect to Small Molecule Collaboration Compounds and Small Molecule Products, and under Section 14.2.1, to the extent applicable, shall survive and continue unaffected under this Agreement.
(g)    In the event that Merck has elected to assume the conduct of Clinical Studies under either Section 13.6.6(b) or (c) above, but terminates Development of the applicable Collaboration Compounds prior to completion of the first POC Trial, such Collaboration Compounds shall become Non-Qualifying Compounds.
13.6.7    Survival. Subject to the remainder of this Section 13.6.7, all rights and obligations of the Parties hereunder shall terminate as of the date of expiration or termination of this Agreement, but such expiration or termination shall not relieve the Parties of any obligation accruing upon or prior to such termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement upon or prior to termination. The provisions of ARTICLE 1 (to the extent necessary to give meaning to other surviving provisions), ARTICLE 9 (with respect to Merck, those payments accrued before the date of expiration or termination, and with respect to NGM, those payments due under Section 9.7), ARTICLE 10 (for a period of [***] from the effective date of such expiration or termination), ARTICLE 15 and ARTICLE 16 and Sections 3.2, 4.2.5 (for a period of [***] from the effective date of such expiration or termination), 4.5, 4.9.3, 5.3.2, 5.6 (to the extent applicable), 5.7 (subject to NGM’s payment of amounts due under and in accordance with Section 9.7), 8.5, 11.3, 12.1.1, 12.1.2, 12.1.4 (second sentence only), 12.2.3, 12.2.4 (only with respect to Joint Collaboration Patents), 12.2.5 (only with respect to Joint Collaboration Patents), 13.1 (last sentence only), 13.6 (to the extent applicable and subject to the final sentence of this Section 13.6.7), and 14.4.1(b) shall survive the expiration or termination of this Agreement, and all definitions relating to the foregoing, shall survive any termination of this Agreement. Without limiting the foregoing, promptly following any termination or expiration of this Agreement with respect to the Research Program, NGM shall pay to Merck any advanced Research Funding that is not used as of the effective date of such expiration or termination. For clarity, to the extent this Agreement is only terminated with respect to a given program, compound, product and/or target, then the foregoing Section 13.6.7 (including the surviving rights and obligations, including particular Articles or Sections of this Agreement, that survive a given termination, as applicable) shall only apply with respect to such program, compound, product and/or target as is the subject of such termination.
13.6.8    Effect on Advanced Amounts of Termination by Merck for NGM Breach. Only in the event that Merck terminates this Agreement pursuant to Section 13.3 for uncured material breach by NGM with respect a particular NGM Optioned Product and as of the time of such termination, there exist no other NGM Optioned Products then notwithstanding Section 7.5.2, NGM shall be obligated to pay to Merck all outstanding Advanced Amounts (and all accrued interest thereon) in [***] installments over the [***] period following the effective date of such termination; provided, however, that if, after NGM has commenced repaying Merck the outstanding Advanced Amounts in accordance with the foregoing, there exists an NGM Optioned Product, then NGM shall be entitled to cease repaying the Advanced Amounts in accordance with the foregoing and Merck shall thereafter seek recoupment of the remaining unpaid Advanced Amounts (and all accrued interest thereon) in accordance with Section 7.5.2 (i.e., out of

NGM’s share of future Adjusted Net Sales from such NGM Optioned Product as well as NGM’s share of future Adjusted Net Sales from any and all other Products as to which NGM has exercised the NGM ANS Option) for so long as there remains an NGM Optioned Product. For clarity, if Merck terminates this Agreement for convenience for any or all NGM Optioned Products or this Agreement expires or terminates for any other reason, NGM shall not be obligated to pay to Merck any outstanding Advanced Amounts as a result of such termination or expiration, it being understood that all Advanced Amounts are provided to NGM on a non-recourse basis, and except as provided in the first sentence of this Section 13.6.8 or in Section 14.2.3, are only to be recouped by Merck in accordance with Section 7.5.2 and/or Section 7.5.5, as applicable, out of Adjusted Net Sales of any NGM Optioned Products.
13.7    Safety Issues. Notwithstanding the foregoing, as used in this Agreement, a Reversion Compound or Reversion Product and any rights granted thereto to NGM shall not include any Program Compound or Product the Development or Commercialization of which, as of the effective date of termination hereunder, has been terminated in its entirety by Merck for any Safety Issue, except as provided in the last sentence of this Section 13.7; provided, that, with respect to any Program Compound or Product terminated by Merck for a Safety Issue, if NGM desires nonetheless to pursue such terminated Program Compound or Product in a different manner or in a different form than that pursued by Merck, the Parties shall discuss the feasibility of repurposing such Program Compound or Product in such a way as to address the Safety Issue and NGM shall have the right to pursue such alternative development of such Program Compound or Product subject to Merck’s consent, not to be unreasonably withheld, conditioned or delayed. For clarity, where a termination occurs during [***], in accordance with all Laws and Merck’s standard practices in such circumstances.
ARTICLE 14
CHANGE OF CONTROL; ACQUISITIONS
14.1    Change of Control of NGM. In the event that there is any Change of Control of NGM or an NGM Affiliate that Controls any of the NGM IP or other assets required for the Collaboration (including Collaboration Technology), then NGM shall provide written notice to Merck at least [***] prior to the closing of such Change of Control and Merck shall have the one-time right, at Merck’s election, upon written notice at any time during the [***] after the closing of such Change of Control, to unilaterally terminate the Research Program Term and Tail Period, if any, and the Research Program, as set forth in Section 13.4.1, in its entirety or with respect to one or more Collaboration Targets (and related Collaboration Compounds).

14.2    Competitive Changes of Control.
14.2.1    Competing Pharma Change of Control of NGM. In addition to Merck’s right under Sections 14.1, 14.2.2 and 14.4, as applicable, in the event only of a Competing Pharma Change of Control, Merck shall have the one-time right, at Merck’s election, upon written notice at any time during the [***] after the closing of such Competing Pharma Change of Control, to unilaterally implement some or all of the following revisions to this Agreement:
(a)    Program Transfer. If Merck elects to terminate the Research Program as provided in Section 14.1 upon [***], then Merck shall have [***]. If, in addition, in such case Merck desires to [***]. Promptly following Merck’s provision of such notice, [***]. Any such Research Program Development Candidate that [***]. In furtherance of the foregoing, NGM [***]. For clarity, [***].
(b)    No Additional Payment of Advances. Merck may determine that no further Advanced Amounts shall be provided to NGM or its Acquiror for any NGM Optioned Products as of such time or any NGM Optioned Products arising in the future;
(c)    Payment of Existing Advances. Merck may require that NGM or its successor in interest resulting from such Competing Pharma Change of Control repay any then-outstanding Advanced Amounts (and all accrued interest thereon) in [***] installments over the [***] period following the closing of such Competing Pharma Change of Control;
(d)    Co-Detailing Rights. Merck may terminate NGM’s Co-Detailing rights under Section 7.8.2; provided, however, that if the Competing Pharma Change of Control occurs after First Commercial Sales in the Co-Detailing Territory, such termination would be subject to reasonable (in no event less than [***]) wind-down of NGM’s Co-Detailing activities;
(e)    Committee Participation. Merck may terminate and/or restrict NGM’s participation on the JEC, JEDDC, JLDDC, JCC or any other joint committee under this Agreement; and
(f)    Information. Merck may limit its obligations to provide NGM with any Information regarding the Development, manufacture or Commercialization of Products and Small Molecule Products in the Territory, to annual high level summary reports, and which Information shall remain subject to the confidentiality provisions of ARTICLE 10, which high level summary reports will henceforth be substituted for any royalty report under Section 9.8 or calculation of Adjusted Net Sales with respect to any NGM Optioned Product. In addition, Merck may limit NGM’s rights to review any such high-level summaries and reports to senior levels within NGM.
14.2.2    Competitive Product Acquisition. In addition to Merck’s right under Sections 14.1, 14.2.1 and 14.4, as applicable, if NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its Affiliates) is, researching, developing, commercializing, manufacturing or otherwise has any rights to any compound that Modulates an Optioned Target in a manner that satisfies the applicable Physiologically Relevant Threshold and belongs to the same Modulation Category as the Optioned Compound(s) with respect to such Optioned Target, Merck shall have the right, at Merck’s election, upon written notice at any time during the [***] after the closing of such acquisition or Change of Control, as applicable, to unilaterally implement some or all of the following revisions to this Agreement with respect to such Optioned Target (and the applicable Modulation Category); provided, however, that if NGM or such Acquiror (and its Affiliates), as applicable, elects within [***] days following the date of such acquisition or Change of Control, as applicable, to terminate (and certifies to Merck in writing of such termination and thereafter does in fact terminate) its activities with respect to the research, development, commercialization and manufacture of such compound that Modulates such Optioned Target as described above, then: (1) Merck shall have no right to implement any of the following with respect to such Optioned Target (and the applicable Modulation Category); and (2) NGM or such Acquiror (and its Affiliates), as applicable, would thereafter be bound by the terms of Section 5.6 (notwithstanding anything to the contrary therein) with respect to such Optioned Target (and the applicable Modulation Category):
(a)    No Additional Payment of Advances. Merck may determine that no further Advanced Amounts shall be provided to NGM or its Acquiror for any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) as of such time or any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) arising in the future;
(b)    Payment of Existing Advances. Merck may require that NGM or such Third Party repay any then-outstanding Advanced Amounts (and all accrued interest thereon) for any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) in [***] installments over the [***] period following the closing of such acquisition;
(c)    Co-Detailing Rights. Merck may terminate NGM’s Co-Detailing rights under Section 7.8.2 with respect to any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category); provided, however, that if such acquisition occurs after First Commercial Sales in the Co-Detailing Territory, such termination would be subject to reasonable (in no event less than [***]) wind-down of NGM’s Co-Detailing activities with respect to such NGM Optioned Products;
(d)    Committee Participation. Merck may terminate and/or restrict NGM’s participation on the JEC, JEDDC, JLDDC, JCC or any other joint committee under this Agreement as such participation pertains to such Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category); and
(e)    Information. Merck may limit its obligations to provide NGM with any Information regarding the Development, manufacture or Commercialization of such Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category), to annual high level summary reports, and which Information shall remain subject to the confidentiality provisions of ARTICLE 10, which high level summary reports will henceforth be substituted for any royalty report under Section 9.8 or calculation of Adjusted Net Sales with respect to any applicable NGM Optioned Product. In addition, Merck may limit NGM’s rights to review any such high-level summaries and reports to senior levels within NGM.
14.2.3    Sensitive Information. In both cases described in Sections 14.2.1 and 14.2.2, upon the written request of Merck, the Parties, including NGM’s Acquiror, shall enter into good faith discussions regarding the adoption and implementation of reasonable procedures to be agreed upon in writing to restrict access to Confidential Information of Merck that is related to: (i) in the case of Section 14.2.1, the Development and Commercialization of Compounds, Products, Small Molecule Collaboration Compounds and Small Molecule Products; or (ii) in the case of Section 14.2.2, the relevant Optioned Target and any NGM Optioned Products associated with such Optioned Target (and the applicable Modulation Category) (collectively, as applicable, “Sensitive Information”) to those personnel of NGM having had access to and knowledge of Sensitive Information prior to the Competing Pharma Change of Control or acquisition, as applicable, except to the extent reasonably necessary for NGM and its Affiliates to continue to exercise its rights or perform its obligations under this Agreement or as required by Law. If the Parties do not implement such reasonable procedures within [***] days of negotiation, then Merck shall not be required to disclose any additional Sensitive Information to NGM after such [***] period, except for royalty reports owed pursuant to Section 9.8. The purposes of such procedures shall be to prohibit the use of Sensitive Information for competitive reasons against Merck and its Related Parties and Compounds or Products, including the development or commercialization of competing products.
14.3    Change of Control and Effect on Licensed Intellectual Property, Collaboration Compounds and Collaboration Targets. If either Party (or, in the case of NGM, any Affiliate of NGM that Controls any of the NGM IP or other assets required for the Collaboration (including Collaboration Technology)) undergoes a Change of Control with a Third Party (such Third Party, hereinafter referred to as an “Acquiror”), then: (a) the intellectual property of such Acquiror held or developed by such Acquiror (whether prior to or after such acquisition), shall be excluded from the Merck IP (and [***]) and NGM IP, and any other intellectual property licensed to the other Party; (b) the antibodies, peptides, other large molecules and small molecules discovered or identified by such Acquiror (whether prior to or after such acquisition) shall be excluded from the Collaboration Compounds; and (c) the human DNA sequences, RNA sequences, proteins and peptides identified and the subject of research under and/or validated by such Acquiror (whether prior to or after such acquisition) shall be excluded from the Collaboration Targets; provided, however, that no Collaboration Technology, Merck IP or NGM IP may be used in conjunction with any of the foregoing (a), (b) or (c), and should any Collaboration Technology, Merck IP or NGM IP be used in conjunction with any of the foregoing (a), (b) or (c), then the relevant subject matter of (a), (b) or (c), as applicable, shall be deemed excluded from this Section 14.3 and such subject matter shall be treated in a manner consistent with any other intellectual or property rights of a Party hereunder (e.g., potentially subject to license to the other Party). For clarity, this Section 14.3 shall have no effect on: (i) the intellectual property rights Controlled immediately prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control; (ii) the antibodies, peptides, other large molecules and small molecules discovered or identified prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control; or (iii) the human DNA sequences, RNA sequences, proteins and peptides identified and the subject of research under and/or validated prior to the date of such Change of Control by a Party or by any Person that is an Affiliate of a Party immediately prior to the date of such Change of Control.
14.4    Certain Competitive Acquisitions of or by a Party. Without limiting Sections 14.1, 14.2 and 14.3:
14.4.1    Research Program and Tail Period.
(a)    If, during the Research Program Term or the applicable Tail Period, NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its then-Affiliates) is, researching, developing, manufacturing or otherwise has any rights to any compound that Modulates a Collaboration Target that has reached a stage that [***] (for clarity, if such program has not reached such stage, then Section 14.4.1(c) shall control), then the Acquiror (or NGM, as applicable) will within [***] after the effective date of such Change of Control or acquisition, as applicable, be required to elect one of the following: (i) provide Merck with data demonstrating that all of the antibodies, peptides or other large molecule or small molecule compounds in such program do not Modulate a Collaboration Target that is then-subject to the obligations of Section 4.6.1 or Section 4.6.2 in a manner that satisfies the applicable Physiologically Relevant Threshold, in which case the Acquiror (or NGM, as applicable) may continue such program independent of this Agreement; (ii) notify Merck in writing that it is deeming the antibodies, peptides or other large molecule or small molecule compounds in such program that Modulate such Collaboration Target in a manner that satisfies the applicable Physiologically Relevant Threshold to be Collaboration Compounds and the relevant intellectual property and technology of such Third Party, solely with respect thereto, to be Collaboration Technology, in which case such antibodies, peptides or other large molecule or small molecule compounds shall be deemed for all purposes under this Agreement to be Collaboration Compounds, subject to the milestones, royalties and other payments that accrue thereon under this Agreement in the event Merck exercises the Merck Option with respect thereto, and subject in such event to the NGM ANS Option with respect thereto (as and to the extent available with respect to such Collaboration Compound); (iii) notify Merck in writing that it is planning to divest such program (provided, however, that if such program is not divested within [***] thereafter, then subsection (ii) will apply to such program unless the Acquiror (or NGM, as applicable) discontinues such program until the end of the Research Program Term and applicable Tail Period, if any, and provides written notice thereof to Merck before the end of such [***] period); or (iv) notify Merck in writing that NGM will, and hereby does, transfer to Merck, in accordance with Section 14.4.1(b), all Collaboration Compounds that Modulate such Collaboration Target that is then subject to the obligations of Section 4.6.1 or Section 4.6.2, in a manner that satisfies the applicable Physiologically Relevant Threshold (collectively, “Transferred Compounds”). Notwithstanding the foregoing, if any Collaboration Target referred to above in this Section 14.4.1(a) is one as to which NGM has not conducted or had conducted on its behalf any research or Development activities during the [***] prior to the effective date of a Change of Control of, or acquisition by, NGM of a Third Party, as demonstrated by competent written proof to Merck within [***] of such Change of Control of, or acquisition by, NGM of such Third Party, and provided that any such Collaboration Target [***], upon NGM’s request, Merck shall meet and discuss such “abandoned” Collaboration Target, and the terms and conditions under which such Acquiror and/or NGM may pursue independent of the Collaboration, any antibodies, peptides or other large molecule or small molecule compounds that Modulate such abandoned target.
(b)    In furtherance of the foregoing Section 14.4.1(a)(iv), to the extent that the Acquiror (or NGM, as applicable) elects to proceed under Section 14.4.1(a)(iv):
(i)    NGM shall, and hereby does (and NGM shall cause its Affiliates to, and on their behalf hereby does), assign to Merck, or its designee, all Transferred Compounds and all Know-How and Patents Rights Controlled by NGM or its Affiliates immediately prior to the closing of such acquisition or Change of Control, as applicable, that solely relate to the Transferred Compounds and products containing or comprising Transferred Compounds (“Transferred Products”);
(ii)    to the extent the Know-How and Patents Rights Controlled by NGM or its Affiliates immediately prior to the closing of such acquisition or Change of Control, as applicable, relate to both the Transferred Compounds and other subject matter, NGM hereby grants Merck, on behalf of NGM and any such Affiliates, a fully-paid up, irrevocable and perpetual, sublicenseable and transferrable license under and with respect to such Know-How and Patent

Rights to: (1) research, Develop, use and manufacture (including making and having made) Transferred Compounds and Transferred Products in the Field in the Territory; and (2) Commercialize (including sell, offer for sale, import and export) Transferred Compounds and Transferred Products in the Field in the Territory;
(iii)    the Research Program shall terminate with respect to Transferred Compounds and Transferred Products, and Merck shall have no obligation to pay for any External Costs or work performed by the NGM FTEs with respect to the relevant portion of the Research Program after the effective date of such transfer including the Research Funding for the relevant portion of the Research Program after such date and the relevant portion of the licenses and rights granted by Merck to NGM in Section 4.1.9(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no such further rights to use any such Merck IP as contemplated by Section 4.1.9(a). In addition, NGM shall be responsible at its own expense, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted on the Transferred Compounds under any Early Development activities under the Research Program to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through 13.6.2(i), inclusive, shall apply to all such Transferred Compounds, mutatis mutandis, subject only to transfer and the like being provided by NGM to Merck (and not by Merck to NGM); and
(iv)    NGM shall have no further rights or interests in the Transferred Compounds or Transferred Products, including no right to: (1) receive any royalties or milestones or other amounts in connection with any Transferred Compounds or Transferred Products (or to exercise any NGM ANS Option with respect to any Transferred Compounds or Transferred Products); (2) receive any reports regarding any Transferred Compounds or Transferred Products; or (3) subject any Transferred Compounds or Transferred Products to any committee oversight.
(c)    If, during the Research Program Term or the applicable Tail Period, NGM (or its Affiliates) acquires a Third Party that is, or in the event of a Change of Control involving NGM (or any of its Affiliates) where the Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control) is, researching, developing, manufacturing or otherwise has any rights to any compound that Modulates a Collaboration Target and [***] has not reached a stage that [***], then the Acquiror shall not be subject to the obligations set forth in Section 4.6.1 and Section 4.6.2 solely with respect to those antibodies, peptides or other large molecule or small molecule compounds that: (A) [***]; and (B) [***]; provided, however, that NGM and such Acquiror (or the relevant Affiliates of such Persons) promptly following the effective date of such Change of Control establish and enforce internal processes and procedures to strictly segregate the research and development of such antibodies, peptides or other large molecule or small molecule compounds from those being researched and Developed under the Research Program; provided, further, that (i) no Collaboration Technology, Merck IP or NGM IP may be used by such Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control), or its employees, contractors or other agents, nor shall any such Persons receive, obtain or otherwise be provided with, or have access to or have any right to use, any Collaboration Technology, Merck IP or NGM IP. In furtherance of the foregoing, NGM shall maintain security practices, including appropriate administrative, physical and technical safeguards, including underlying operating system and network security controls and other firewalls, which are reasonably acceptable to Merck and that are designed to ensure that Collaboration Technology, Merck IP and NGM IP is not accessed by, used by, received by, obtained by or otherwise provided to, such Acquiror (or any of its Affiliates immediately prior to the date of such acquisition or Change of Control), or its employees, contractors or other agents. Notwithstanding the foregoing Section 14.4.1(c), at NGM’s option, NGM or such Acquiror may subject any program that would otherwise be subject to this Section 14.4.1(c) to Section 14.4.1(a) (and by extension Section 14.4.1(b), to the extent applicable).
(d)    For clarity, this Section 14.4.1 solely applies, to the extent applicable, to Third Party programs existing at the time of the relevant acquisition or Change of Control, and does not apply to any Optioned Target (which is addressed under Section 14.2.2).
14.4.2    No Prohibition. For clarity, nothing in this Agreement shall prohibit NGM or Merck from undergoing any Change of Control.

ARTICLE 15
INDEMNIFICATION; LIMITATION ON LIABILITY
15.1    Indemnification by Merck. Merck hereby agrees to indemnify, hold harmless and defend NGM, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “NGM Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to: (i) the breach of any of Merck’s covenants, representations or warranties under this Agreement; (ii) the research, development, manufacture, use, sale or other disposition of any Program Compound (but excluding any Program Compound contained in or comprising an NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Product (but excluding any NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Small Molecule Collaboration Compound or Small Molecule Product by or on behalf of Merck or its Related Parties (except, for clarity, NGM and its Affiliates); or (iii) the negligence or willful misconduct by Merck, its Related Parties or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; provided, however, that Merck shall not be required to indemnify, hold harmless or defend any NGM Indemnified Party against any claim to the extent that NGM has an obligation to indemnify the Merck Indemnified Parties under Section 15.2(i) or (iii) or Section 13.6.2(h).
15.2    Indemnification by NGM. NGM agrees to indemnify, hold harmless and defend Merck, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Merck Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to: (i) the breach of any of NGM’s covenants, representations or warranties under this Agreement; (ii) the research, development, manufacture, use, sale or other disposition of any Program Compound (but excluding any Program Compound contained in or comprising an NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Product (but excluding any NGM Optioned Product from and after the date of NGM’s exercise of the NGM ANS Option with respect to such NGM Optioned Product), Excluded Compound, Reversion Compound or Reversion Product by or on behalf of NGM or its Affiliates or licensees (except, for clarity, Merck and its Affiliates), or Refused Candidate or Non-Qualifying Compound; (iii) the negligence or willful misconduct by NGM, its Affiliates or their respective officers, directors, agents or employees, in performing any obligations under this Agreement; or (iv) the Existing Collaboration Agreements, including any amounts that may be payable by NGM in connection therewith; provided, however, that NGM shall not be required to indemnify, hold harmless or defend any Merck Indemnified Party against any claim to the extent that Merck has an obligation to indemnify the NGM Indemnified Parties under Section 15.1(i) or (iii).
15.3    Procedure. If either Party is seeking indemnification under Section 15.1 or 15.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Section 15.1 or 15.2, except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 15.1 or 15.2 to any claim, pending resolution of the dispute pursuant to Section 16.7, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 15.1 or 15.2 upon resolution of the underlying claim.
15.4    LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT (INCLUDING BREACH OF THIS AGREEMENT) OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.4 IS INTENDED TO AND SHALL NOT LIMIT OR RESTRICT (1) [***] OR (2) [***].
15.5    Insurance. Each Party shall procure and maintain insurance, including product liability insurance (or self-insure but solely with respect to Merck), adequate to cover its obligations hereunder and that is consistent with normal business practices of prudent companies similarly situated. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE 15 or otherwise. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance or self -insurance that materially adversely affects the rights of the other Party hereunder.
ARTICLE 16
MISCELLANEOUS
16.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.
16.2    Assignment. Except as provided in this Section 16.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate (provided, further, that the assigning Party shall remain liable for the performance or non-performance of such Affiliate) or, subject to ARTICLE 14, in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 16.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
16.3    Rights in Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(335A) of the Code. The Parties agree that each Party, as a licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code (such Party, the “Bankrupt Party”), the other Party shall be entitled to a complete duplicate of or complete access to (as the other Party deems appropriate), any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it: (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under clause (i), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party.
16.4    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.
16.5    Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as set forth herein), (c) sent by nationally-recognized overnight courier or (d) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to NGM, to:	NGM Biopharmaceuticals Inc. 333 Oyster Point Boulevard, South San Francisco, CA 94080 Attention: General Counsel Email: [***]
and:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Attention: Marya Postner Email: mpostner@cooley.com

if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100 Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Email: [***]

And	Merck Sharp & Dohme Corp. 2000 Galloping Hill Road Mail Stop K-15-352 Kenilworth, NJ 07033 Attention: VP, Transactions, Business Development & Licensing, MRL Email: [***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail; or (d) on the date of transmission when sent by electronic mail before 5:00 pm local time at the recipient’s location on a Business Day (and otherwise on the next Business Day).
16.6    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the US without reference to any rules of conflict of laws.

16.7    Dispute Resolution.
16.7.1    The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, [***].
16.7.2    [***].
16.7.3    [***].
16.7.4    [***].
16.7.5    The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute [***]. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.
16.7.6    As used in this Section, the term [***].
16.8    Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement as of the A&R Effective Date; provided that (a) the Original Agreement shall have been in effect and shall govern the Parties’ rights and obligations with respect to the subject matter of this Agreement between the Original Execution Date and the A&R Effective Date; and (b) this Agreement shall govern the Parties’ rights and obligations with respect to the subject matter of this Agreement from and after the A&R Effective Date. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.
16.9    Notwithstanding anything to the contrary in the foregoing, the Parties agree, effective as of the Original Effective Date, that the mutual nondisclosure agreement between the Parties dated January 27, 2014, as amended (collectively, the “Prior CDA”), was superseded by the Original Agreement, and that disclosures made prior to the Original Effective Date pursuant to the Prior CDA and disclosures of Confidential Information made pursuant to the Original Agreement shall be subject to the confidentiality and non-use provisions of this Agreement as if made under this Agreement.
16.10    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
16.11    Independent Contractors. It is expressly agreed that NGM and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither NGM nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other Party, without the prior written consent of the other Party.
16.12    Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
16.13    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.
16.14    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
16.15    Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (c) words using the singular shall include the plural, and vice versa; and (d) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”.
16.16    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day,

then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
16.17    Counterparts. This Agreement may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.
16.18    HSR Act.
16.18.1Original Agreement. The Parties acknowledge and agree that under the Original Agreement the HSR Conditions were met on March 17, 2015.
16.18.2Merck Option Exercise. Prior to any exercise of any Merck Option pursuant to this Agreement, each of Merck and NGM shall make any necessary merger control filings under any applicable competition or antitrust laws, including pursuant to the HSR Act, with any applicable governmental authority and shall obtain the necessary approvals or clearances or the applicable waiting period shall have expired or been terminated (“Antitrust Approvals”); provided, however, that each of Merck and NGM shall cooperate as may be reasonably requested to ensure any such Antitrust Approvals are obtained.
16.19    Other Activities. The Parties acknowledge that each of them may now or in the future engage in research, manufacturing, development or commercialization activities that utilize technologies similar to or involve products competitive with those contemplated by this Agreement. Except as may be expressly provided in Section 5.6 with respect to NGM, nothing in this Agreement, including any obligation to use Commercially Reasonable Efforts to Develop or Commercialize Optioned Compounds or Products or any restriction on the use of Confidential Information, shall create any obligation not to research, manufacture, develop or commercialize any product or any obligation to utilize a separate sales force for Products or Small Molecule Products. Neither Party shall be prevented from using any publicly available research results or other information (including any publicly available information of the other Party) to the same extent as Third Parties generally are legally permitted to do so. Each Party agrees to inform its key personnel assigned to perform activities hereunder of the limitations on use of Confidential Information contained in this Agreement, instruct such personnel to comply with such restrictions, and where appropriate, impose firewalls or other appropriate measures to minimize the potential for misuse of information. However, each Party has limited resources, and as a result, it is anticipated that personnel assigned to activities hereunder may also participate in other activities that may utilize technologies similar to or involve products competitive with those contemplated by this Agreement. In particular, it is anticipated that personnel in sales, marketing, clinical and regulatory functions, regardless of level, will participate in multiple programs and that management personnel will by nature of their leadership positions participate in multiple programs.
16.20    Extension to Affiliates; Merck’s Use of Subcontractors.
16.20.1Extension to Affiliates. Each Party shall have the right to extend the rights, licenses, immunities and obligations granted or imposed in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party. Each Party shall remain fully liable for any acts or omissions, including financial liabilities, of such Affiliates. To the extent that this Agreement imposes obligations on any Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.
16.20.2Merck’s Use of Subcontractors. Without limiting Merck’s rights pursuant to Section 16.20.1, Merck shall be entitled to utilize the services of any Third Parties to perform discrete elements of its Research Program activities; provided, however, that it shall: (i) remain at all times fully liable for its responsibilities under the Research Program and shall ensure that each subcontractor complies with the terms and conditions of this Agreement; and (ii) ensure that Merck is able to provide NGM with the same rights with respect to any intellectual property rights or materials (e.g., a cell line) arising from the subcontracted activities as it would have if Merck performed such activities under this Agreement.
16.21    [***]. During the period commencing on the A&R Effective Date and ending on the earlier of: [***]:
16.21.1 [***];
16.21.2 [***];
16.21.3 [***];
16.21.4 [***];
16.21.5 [***];
16.21.6 [***]; or

16.21.7 [***].
16.21.8Notwithstanding the foregoing, (A) [***], (B)[***] and (C) [***]; provided, however, [***].

<REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the A&R Effective Date.

MERCK SHARP & DOHME CORP.	NGM BIOPHARMACEUTICALS, INC.

BY:_____________________________	BY:_____________________________

NAME:__________________________	NAME:__________________________

TITLE:__________________________	TITLE:__________________________

Signature Page to Amended and Restated Research Collaboration, Product Development and License Agreement

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